QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
Latitude Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Latitude Communications, Inc.
(2)
Aggregate number of securities to which transaction applies:
23,419,024 shares of Latitude Common Stock, comprised of 19,687,229 shares of Latitude Common Stock outstanding as of November 11, 2003 and 3,731,795 shares of Latitude Common Stock subject to in-the-money options outstanding as of November 11, 2003

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$3.95 per share

	(4)	Proposed maximum aggregate value of transaction: $92,505,145 (calculated by multiplying the aggregate number of securities to which transaction applies by the per unit price of $3.95 per share)
	(5)	Total fee paid: $7,484 (calculated pursuant to Section 14(g) of the Exchange Act by multiplying the proposed maximum aggregate value of the transaction by 0.00008090)
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SPECIAL MEETING OF STOCKHOLDERS

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Latitude Communications, Inc. stockholder:

        The board of directors of Latitude Communications, Inc. has unanimously approved a merger in which Latitude would become a wholly owned subsidiary of Cisco Systems, Inc.

        If the merger is completed, holders of Latitude common stock will receive $3.95, without interest, for each share of Latitude common stock they own.

        Stockholders of Latitude will be asked, at a special meeting of Latitude stockholders, to adopt the merger agreement. The board of directors of Latitude has unanimously determined that the merger and the merger agreement are in the best interests of Latitude and its stockholders and has declared advisable and recommends that Latitude stockholders adopt the merger agreement.

        In deciding to approve the merger and recommend that the Latitude stockholders adopt the merger agreement, one of the factors that the Latitude board of directors considered was the opinion of its financial advisor, Credit Suisse First Boston LLC (CSFB), delivered orally to the Latitude board of directors on November 10, 2003 and subsequently confirmed in writing, that, based upon certain assumptions and qualifications, the per-share cash amount to be received by the Latitude stockholders in the merger was fair to the Latitude stockholders from a financial point of view as of such date. The full text of the CSFB opinion is included as Annex C to the attached proxy statement, which you are encouraged to read in its entirety.

        The date, time and place of the special meeting to adopt the merger agreement is as follows:

                          , January    , 2004
  9:00 a.m., local time
  Latitude Communications, Inc.
  2121 Tasman Drive
  Santa Clara, California 95054

        The proxy statement attached to this letter provides you with information about the special meeting of Latitude stockholders and the proposed merger. We encourage you to read the entire proxy statement carefully.

        YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, if you are a holder of Latitude common stock please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us.

Rick M. McConnell President and Chief Executive Officer Latitude Communications, Inc.

        The proxy statement is dated December     , 2003, and is first being mailed to stockholders of Latitude on or about December     , 2003.

        Business and financial information about Latitude is available without charge to Latitude stockholders upon written or oral request. Stockholders should contact Latitude Communications, Inc. at 2121 Tasman Drive, Santa Clara, California 95054, Attn: Investor Relations, (408) 988-7200.

        To obtain timely delivery of requested documents before the special meeting, you must request them no later than January            , 2004, which is five business days before the date of the special meeting.

        Also see "Where You Can Find More Information" in the proxy statement.

LATITUDE COMMUNICATIONS, INC.
2121 Tasman Drive
Santa Clara, California 95054

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January    , 2004

To the stockholders of Latitude Communications, Inc.:

        A special meeting of stockholders of Latitude Communications, Inc., a Delaware corporation, will be held on            , January    , 2004 at 9:00 a.m., local time, at the executive offices of Latitude located at 2121 Tasman Drive, Santa Clara, California 95054, for the following purposes:

  l.
  To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 11, 2003, among Cisco Systems, Inc., Los Angeles Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Cisco, and Latitude Communications, Inc.;

  2.
  To consider and vote upon a proposal to grant Latitude management discretionary authority to adjourn the special meeting one or more times, but not later than April 30, 2004; and

  3.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        The board of directors of Latitude has fixed the close of business on December    , 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of Latitude common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. At the close of business on the record date, Latitude had outstanding and entitled to vote                          shares of common stock. Holders of Latitude common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger. See "Appraisal Rights" on page 28.

        YOUR VOTE IS IMPORTANT. The affirmative vote of the holders of a majority of the outstanding shares of Latitude common stock is required to adopt the merger agreement. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement. If you fail to return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Latitude special meeting but will effectively be counted as a vote against adoption of the merger agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,
Rick M. McConnell President and Chief Executive Officer

Santa Clara, California
December    , 2003

        The Latitude board of directors has declared advisable, and recommends, that Latitude stockholders vote "for" adoption of the merger agreement and "for" the proposal to grant Latitude management discretionary authority to adjourn the special meeting.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
What will Latitude stockholders receive in the merger?

A:
As a result of the merger, Latitude stockholders will receive $3.95 in cash, without interest, for each share of Latitude common stock they own. For example, if you own 100 shares of Latitude common stock, you will receive $395.00 in cash in exchange for your Latitude shares.

Q:
Does the Latitude board of directors recommend voting in favor of the merger?

A:
Yes. After careful consideration, the Latitude board of directors determined that the terms and conditions of the merger are advisable, fair to, and in the best interests of, Latitude and its stockholders, and unanimously recommends that the Latitude stockholders vote to adopt the merger agreement. Please also see the section entitled "Reasons for the Merger and Board of Directors Recommendation" on page 18.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. Then just mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of Latitude stockholders.

Q:
What vote is required to approve the merger agreement proposal?

A:
Delaware law requires that the holders of a majority of the outstanding shares of Latitude common stock approve the merger agreement proposal. The holders of approximately 8.5% of the outstanding shares of Latitude common stock, including all executive officers and directors of Latitude, have entered into voting agreements with Cisco pursuant to which they have agreed to vote in favor of the merger and against any proposal made in opposition to or in competition with the merger.

Q:
What happens if I do not return a proxy card?

A:
The failure to return your proxy card will have the same effect as voting against the merger, and your shares will not be counted for or against the adjournment proposal.

Q:
May I vote in person?

A:
Yes. You may attend the special meeting of Latitude stockholders, and vote your shares in person, rather than signing and returning your proxy card. Even if you intend to attend the special meeting in person, we encourage you to complete, date, sign and return a proxy to us. However, if your shares are not held in your name, you must request a proxy from the registered holder. Typically, shares purchased through a stockbroker are held in the name of an entity designated by the brokerage firm, which is referred to as a "street name" holder. Any shares held in "street name" cannot be voted without a proxy from your broker.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of Latitude stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the effect of a vote against the merger.

Q:
Should I send in my Latitude stock certificates now?

A:
No. After the merger is completed, you will receive written instructions for exchanging your shares of Latitude common stock for the per-share cash amount of $3.95, without interest, for each share of Latitude common stock you own.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods. We expect to complete the merger shortly after the special meeting.

Q:
Am I entitled to dissenters' or appraisal rights?

A:
Yes. Holders of Latitude common stock are entitled to appraisal rights under the Delaware General Corporation Law in connection with the merger.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

  LATITUDE COMMUNICATIONS, INC.
  Attn: Investor Relations
  2121 Tasman Drive
  Santa Clara, California 95054
  Telephone: (408) 988-7200

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and the documents we refer to herein. See "Where You Can Find More Information" on page 49. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

Forward-Looking Information

        This proxy statement may contain projections or other forward-looking statements regarding future events or the future financial performance of Latitude. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements concerning whether and when the proposed merger with Cisco will close, whether conditions to the proposed merger will be satisfied, the effect of the proposed merger on our business and operating results, and other statements qualified by words such as "anticipate," "believe," "intend," "may," and other words of similar import. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including without limitation:

  •
  the merger not being consummated in a timely manner, if at all;

  •
  the requirement that our stockholders approve the merger agreement with Cisco;

  •
  receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities;

  •
  failure by us to satisfy other conditions to the merger; and

  •
  the effect of the announcement of the merger on our customer relationships, operating results and business generally, including the ability to retain key employees.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. We undertake no duty to any person to update the statements in this proxy statement under any circumstances, except as otherwise required by law.

The Companies (Page 14)

  LATITUDE COMMUNICATIONS, INC.
  2121 Tasman Drive
  Santa Clara, California 95054
  Telephone: (408) 988-7200

        Latitude is a leading provider of enterprise voice and web conferencing solutions. Latitude develops, markets and supports its MeetingPlace system and related services, which enable real-time collaboration through meetings via Web browsers, groupware applications such as Outlook and Notes, and PSTN and IP phones. MeetingPlace also allows users to share and edit live documents and record and access meeting content. Latitude distributes its products and services through distributors and a direct sales force to companies across many industries in the United States, Europe and Asia.

  CISCO SYSTEMS, INC.
  170 West Tasman Drive
  San Jose, California 95134
  Telephone: (408) 526-4000

        Cisco, a California corporation, manufactures and sells networking and communications products and provides services associated with that equipment and its use. Cisco's products are installed at corporations, public institutions, telecommunications companies, and commercial businesses, and are also found in personal residences. Cisco provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world.

  LOS ANGELES ACQUISITION CORP.
  170 West Tasman Drive
  San Jose, California 95134
  Telephone: (408) 526-4000

        Los Angeles Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of Cisco. Los Angeles Acquisition Corp. was organized solely for the purpose of entering into the merger agreement with Latitude and completing the merger and has not conducted any business operations.

Merger Consideration (Page 30)

        If the merger is completed, you will receive the per-share cash amount of $3.95, without interest, in exchange for each share of Latitude common stock that you own.

        After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a Latitude stockholder. Latitude stockholders will receive the merger consideration after exchanging their Latitude stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to Latitude stockholders shortly after completion of the merger.

        In addition, Cisco will issue new Cisco stock options in substitution of Latitude stock options held by persons who are employed by Cisco following the merger. The number of new Cisco stock options to be issued will equal the number of shares subject to each relevant Latitude stock option, multiplied by $3.95, divided by the 10-day trailing average trading price of Cisco common stock leading up to the closing of the merger. Latitude employees who are not employed by Cisco following the merger will receive, in exchange for each Latitude stock option held by each such person, an amount of cash equal to the product of (i) the number of shares of Latitude common stock subject to such stock option that are vested immediately prior to the closing of the merger, and (ii) $3.95 less the exercise price of that stock option; provided, that if the exercise price exceeds $3.95 no cash shall be received in exchange for such stock option.

Market Price and Dividend Data (Page 11)

        Latitude common stock is listed on The Nasdaq National Market. On November 11, 2003, the last full trading day prior to the public announcement of the proposed merger, Latitude common stock closed at $3.05. On December    , 2003, the last full trading day prior to the date of this proxy statement, Latitude common stock closed at $            .

Tax Matters (Page 31)

        The exchange of shares of Latitude common stock for the per-share cash amount will be a taxable transaction to Latitude stockholders for federal income tax purposes.

        TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Reasons for the Merger (Page 18)

        The Latitude board of directors approved the merger based on a number of factors, including the following:

  •
  the value of the consideration to be received by the Latitude stockholders in the merger pursuant to the merger agreement, as well as the fact that stockholders would receive the consideration in cash with no financing condition;

  •
  Latitude's prospects if it were to remain independent, including the risks inherent in remaining independent;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate Latitude as an independent entity, and the perceived risks thereof), the range of possible benefits to the Latitude stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and the Latitude board of directors' assessment that none of such alternatives were reasonably likely to present superior opportunities for Latitude, or reasonably likely to create greater value for the Latitude stockholders, than the merger;

  •
  the financial condition, historical results of operations and business and strategic objectives of Latitude, as well as the risks involved in achieving those objectives;

  •
  other historical information concerning Latitude's business, prospects, financial performance and condition, operations, technology, management and competitive position;

  •
  the fact that the $3.95 per share to be paid as the consideration in the merger represents a premium of approximately 38.0% over the one-month trailing average of $2.86 per share, a premium of approximately 35.6% over the one-week trailing average of $2.91 per share, and a premium of approximately 40.0% over the $2.82 closing sale price for the shares on The Nasdaq National Market on November 7, 2003, the last trading day prior to the meeting of the Latitude board of directors to approve the merger agreement and the merger;

  •
  the then current financial market conditions, and historical market prices, volatility and trading information with respect to the common stock of Latitude;

  •
  the opinion of Credit Suisse First Boston LLC, dated November 11, 2003, that as of that date, the per-share cash amount to be received by the Latitude stockholders in the merger was fair to such stockholders from a financial point of view. A copy of the Credit Suisse First Boston LLC opinion is attached to this proxy statement as Annex C. Such opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations of the review undertaken by Credit Suisse First Boston LLC;

  •
  the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of Cisco and the associated risks if the merger was not completed;

  •
  the likely impact of the announcement of the merger on Latitude's employees and customers;

  •
  the expected effect of the announcement of the merger on Latitude's existing relationships with third parties;

  •
  the interests that certain executive officers and directors of Latitude may have with respect to the merger in addition to their interests as stockholders of Latitude generally as described in "The Merger—Interests of Latitude Directors and Management in the Merger;"

  •
  the terms of the merger agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

  •
  the fact that pursuant to the merger agreement, Latitude is not prohibited from responding in the manner provided in the merger agreement to any unsolicited acquisition proposal (as described below in "The Merger Agreement and The Voting Agreement—No Solicitation" on page 36) that Latitude's board of directors reasonably determines in good faith constitutes or is reasonably likely to become a superior offer (as described below in "The Merger Agreement and The Voting Agreement—No Solicitation" on page 36) in the manner provided in the merger agreement.

Recommendations to Stockholders (Page 18)

        The Latitude board of directors believes that the merger is advisable and fair to you and in your best interests. The Latitude board of directors has declared advisable, and recommends, that you vote "for" adoption of the merger agreement. The Latitude board of directors also recommends that you vote "for" the proposal to grant Latitude management discretionary authority to adjourn the special meeting.

Opinion of Latitude's Financial Advisor (Page 20)

        In deciding to approve the merger, one of the factors that the Latitude board of directors considered was the opinion of its financial advisor, Credit Suisse First Boston LLC (CSFB), delivered orally to the Latitude board of directors on November 10, 2003, and subsequently confirmed in writing, that, based upon certain assumptions and qualifications, the per-share cash amount to be received by the Latitude stockholders in the merger was fair to the Latitude stockholders from a financial point of view as of such date. The full text of the CSFB opinion describes the basis for its opinion and is attached as Annex C to this proxy statement. Latitude urges you to read the entire opinion carefully.

The Special Meeting of Latitude Stockholders (Page 12)

        Time, Date and Place. A special meeting of the stockholders of Latitude will be held on             , January    , 2004, at the principal executive offices of Latitude located at 2121 Tasman Drive, Santa Clara, California 95054 at 9:00 a.m., local time, to consider and vote upon a proposal to adopt the merger agreement.

        Record Date and Voting Power.    You are entitled to vote at the special meeting if you owned shares of Latitude common stock at the close of business on December    , 2003, the record date for the special meeting. You will have one vote at the special meeting for each share of Latitude common stock you owned at the close of business on the record date. There are            shares of Latitude common stock entitled to be voted at the special meeting.

        Required Vote.    The adoption of the merger agreement requires the affirmative vote of a majority of the shares of Latitude common stock outstanding at the close of business on the record date. The proposal to grant Latitude management discretionary authority to adjourn the special meeting requires the approval of the holders of at least a majority of the shares held by those present or represented by proxy at the special meeting and eligible to vote on this proposal that are voted "for," "against" or "abstain" with respect to this proposal.

        Share Ownership of Directors and Management.    The directors and executive officers of Latitude and their affiliates own approximately 8.5% of the shares entitled to vote at the special meeting. Each director and executive officer of Latitude, and their respective affiliates (if applicable), has entered into a voting agreement with Cisco under which they have agreed to vote their shares in favor of adoption of the merger agreement.

Interests of Latitude Directors and Management in the Merger (Page 25)

        When considering the recommendation of the Latitude board of directors, you should be aware that a number of Latitude's executive officers and directors have interests in the merger that are different from the interests of other Latitude stockholders. For example, if the merger is consummated, each of Rick McConnell, David Bieselin, R. Dixon Speas, Jr., and Edward Tracy will receive cash bonus payments and arrangements for full-time continuing employment with Cisco following the merger that include severance and limited acceleration of stock option vesting provisions. In addition, certain indemnification arrangements for current and former directors and officers of Latitude will be continued. As a result, these executive officers and directors could be more likely to vote to adopt, and recommend the adoption of, the merger agreement than if they did not hold these interests.

Conditions to the Completion of the Merger (Page 35)

        Cisco and Latitude are obligated to complete the merger only if they satisfy or, in some cases, waive several conditions, including the following:

  •
  the holders of a majority of the outstanding shares of Latitude common stock must have voted in favor of adopting the merger agreement;

  •
  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger may be in effect; nor shall any action have been taken by any governmental entity, and no statute, rule regulation or order shall have been enacted, entered, enforced or deemed applicable to the merger, which makes the consummation of the merger illegal;

  •
  all approvals, waivers and consents necessary to complete the merger shall have been obtained, and the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable competition, merger control, antitrust or similar law must have expired or been terminated; and

  •
  the respective representations and warranties of Cisco and Latitude contained in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, disregarding any materiality qualifications, except where the failure of such representations and warranties to be true and correct would not have, or reasonably be expected to have, a material adverse effect on the party making such representations and warranties.

        In addition, Cisco will be obligated to complete the merger only if:

  •
  there is not in effect any temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Cisco's ownership, conduct or operation of the business of Latitude following the effective time of the merger;

  •
  there is no pending suit, action or proceeding brought by any governmental entity requiring Cisco to sell, license or otherwise dispose or hold separate any assets of Cisco, any of its affiliates or Latitude, imposing any limitation or regulation on the ability of Cisco or any of its affiliates to freely conduct their businesses or Latitude's business, or requiring Cisco to hold separate the shares of Latitude common stock or imposing any limitation or regulation on the ability of Cisco or any of its affiliates to exercise full rights of ownership of shares of Latitude common stock;

  •
  there shall not have occurred after the date of the merger agreement any change, event or condition that, individually or in the aggregate with other changes, events or conditions that has resulted in, or would reasonably be expected to result in, a material adverse effect on Latitude;

  •
  the number of shares of Latitude common stock for which statutory rights of appraisal have not been withdrawn or terminated shall not exceed 5% of the total number of shares of Latitude common stock outstanding;

  •
  certain Latitude employees have accepted employment by Cisco following the merger;

  •
  certain consents and approvals of third parties have been obtained by Latitude; and

  •
  the noncompetition agreements executed by certain Latitude stockholders concurrently with the parties' signing of the merger agreement continue to be in full force and effect.

Termination of the Merger Agreement (Page 38)

        The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by the stockholders of Latitude:

  •
  by mutual written consent duly authorized by the Cisco board of directors and the Latitude board of directors;

  •
  by Cisco or Latitude, if the merger has not been completed by April 30, 2004; provided, however, that this right to terminate the merger agreement will not be available to any party whose breach of the merger agreement resulted in the failure of the merger to be completed by that date;

  •
  by Cisco or Latitude, if a governmental entity issues any order, decree or ruling, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which has become final and nonappealable;

  •
  by either Cisco or Latitude, if the required approvals of the Latitude stockholders have not been obtained by reason of the failure to obtain the required vote at the special meeting of Latitude stockholders or at any adjournment thereof; provided that Latitude may not so terminate the merger agreement if the failure to obtain the required approvals of the Latitude stockholders is caused by any action or failure to act of Latitude that constitutes a breach of the merger agreement or the breach of any voting agreement entered into by Latitude stockholders and Cisco;

  •
  by Cisco or Latitude, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger and cannot be cured or has not been cured within 15 days after written notice of such breach;

  •
  by Cisco in the event the Latitude board of directors or any committee thereof (a) withdraws amends or modifies in a manner adverse to Cisco, its recommendation to the Latitude stockholders in favor of adoption of the merger agreement, (b) fails to reaffirm its recommendation to the Latitude stockholders in favor of adoption of the merger agreement within 10 business days after Cisco requests in writing that such recommendation be reaffirmed, (c) approves or publicly recommends an alternative acquisition proposal, (d) enters into any letter of intent or other contract accepting an alternative acquisition proposal, (e) Latitude shall have materially breached the provisions in the merger agreement pertaining to convening the special meeting of Latitude stockholders, recommending the merger and non-solicitation of alternative acquisition proposals, or (f) fails to sent to the Latitude stockholders, within 10 business days of the commencement of a third party tender or exchange offer relating to Latitude common stock, a statement disclosing that Latitude recommends rejection of such tender or exchange offer; or

  •
  by Latitude, if the Latitude board of directors withholds or withdraws its recommendation to the Latitude stockholders in favor of adoption of the merger agreement in response to a superior offer (defined as an unsolicited bona fide written third party offer to acquire Latitude that the Latitude board of directors concludes in good faith to be more favorable, from a financial point of view, to the Latitude stockholders than the terms of the merger and is reasonably capable of being consummated) following strict compliance with the provisions in the merger agreement pertaining to convening the special meeting of Latitude stockholders, recommending the merger and non-solicitation of alternative acquisition proposals, provided, that concurrently with the termination of the merger agreement Latitude pays Cisco a termination fee of $3,400,000.

Limitation on Consideration of Other Acquisition Proposals (Page 36)

        Until the merger is completed or the merger agreement is terminated, Latitude has agreed not to solicit or initiate, or engage in any communications or negotiations with or furnish any non-public information to any person regarding, an acquisition proposal by a third party, as described on page 38. In addition, the Latitude board of directors has similarly agreed not to endorse any acquisition proposal by a third party or to change its recommendation regarding the merger.

        However, if Latitude receives an unsolicited acquisition proposal from a third party that the Latitude board of directors concludes in good faith, following receipt of advice of Latitude's outside legal counsel and a financial advisor, is or could reasonably be expected to become a superior offer, as described on page 38, and following the receipt of advice from Latitude's outside legal counsel that such action is required in order for the Latitude board of directors to comply with its fiduciary obligations to Latitude stockholders, then, subject to the restrictions and the satisfaction of other conditions set forth in the merger agreement:

  •
  Latitude may furnish information and discuss and negotiate the offer; and

  •
  after receiving advice from outside legal counsel and a financial advisor, and after providing notice and a description of the acquisition proposal to Cisco and allowing Cisco sufficient time to make a counter-proposal, the Latitude board of directors may approve, endorse or recommend the third party's acquisition proposal and change its recommendation regarding the proposed merger with Cisco.

        In any event, unless the merger agreement is terminated (including termination following receipt of a superior offer, the board changing its recommendation and payment of the $3,400,000 termination fee described below), Latitude will remain obligated to hold the special meeting with respect to the proposed merger with Cisco.

Expenses and Termination Fees (Page 43)

        The merger agreement provides that regardless of whether the merger is consummated, all expenses incurred by the parties shall be borne by the party incurring such expenses, provided, that Cisco and Latitude will share equally all filing fees payable to the Securities and Exchange Commission in connection with this proxy statement or in respect of filings made pursuant to applicable antitrust laws.

        The merger agreement requires, however, that Latitude pay Cisco a termination fee of $3,400,000 if:

  •
  the merger agreement is terminated by Cisco in the event the Latitude board of directors or any committee thereof (a) withdraws amends or modifies in a manner adverse to Cisco, its recommendation to the Latitude stockholders in favor of adoption of the merger agreement, (b) fails to reaffirm its recommendation to the Latitude stockholders in favor of adoption of the merger agreement within 10 business days after Cisco requests in writing that such recommendation be reaffirmed, (c) approves or publicly recommends an alternative acquisition proposal, (d) enters into any letter of intent or other contract accepting an alternative acquisition proposal, (e) Latitude shall have materially breached the provisions in the merger agreement pertaining to convening the special meeting of Latitude stockholders, recommending the merger and non-solicitation of alternative acquisition proposals, or (f) fails to send to the Latitude stockholders, within 10 business days of the commencement of a third party tender or exchange offer relating to Latitude common stock, a statement disclosing that Latitude recommends rejection of such tender or exchange offer;

  •
  the merger agreement is terminated by Latitude, due to the Latitude board of directors withholding or withdrawing its recommendation to the Latitude stockholders in favor of adoption of the merger agreement in response to a superior offer following strict compliance with the provisions in the merger agreement pertaining to convening the special meeting of Latitude stockholders, recommending the merger and non-solicitation of alternative acquisition proposals; or

  •
  Latitude fails to obtain the required approvals of the Latitude stockholders and (a) prior to such termination an alternative acquisition proposal was publicly disclosed and (b) within 12 months following termination of the merger agreement Latitude is acquired by a third party or enters into a contract providing for its acquisition by a third party.

Accounting Treatment (Page 30)

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Governmental Approvals (Page 33)

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976 prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has ended. Both Cisco and Latitude have filed the required notification and report forms. The required waiting period expires on December 20, 2003 unless extended by the Antitrust Division or the Federal Trade Commission with a request for additional information.

Appraisal Rights (Page 28)

        Latitude stockholders who do not wish to accept the $3.95 per share cash consideration in the merger have the right under Delaware law to exercise appraisal rights and to receive payment in cash for the fair value of their shares of Latitude common stock determined in accordance with Delaware law. The fair value of shares of Latitude common stock as determined in accordance with Delaware law may be more or less than the per-share cash amount to be paid to non-dissenting Latitude stockholders in the merger. To preserve their rights, stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement and must follow specific procedures. Dissenting Latitude stockholders must precisely follow these specific procedures to exercise appraisal rights, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex D. We encourage all Latitude stockholders to read these provisions carefully and in their entirety.

MARKET PRICE AND DIVIDEND DATA

        Latitude common stock is included in The Nasdaq National Market under the symbol "LATD." This table sets forth, for the periods indicated, the range of high and low per share sales prices for Latitude common stock as reported on The Nasdaq National Market.

	Latitude Common Stock
	Low	High
Year Ended December 31, 1999
Second quarter (from May 7, 1999)	$10.44	$19.50
Third quarter	$11.50	$36.13
Fourth quarter	$21.75	$34.63
Year Ended December 31, 2000
First quarter	$17.00	$32.25
Second quarter	$8.63	$25.94
Third quarter	$4.56	$11.75
Fourth quarter	$3.53	$7.78
Year Ended December 31, 2001
First quarter	$2.02	$5.44
Second quarter	$1.50	$3.97
Third quarter	$1.14	$2.34
Fourth quarter	$1.02	$2.97
Year Ended December 31, 2002
First quarter	$2.06	$3.95
Second quarter	$1.15	$2.50
Third quarter	$0.53	$1.80
Fourth quarter	$0.41	$1.69
Year Ended December 31, 2003
First quarter	$1.23	$1.70
Second quarter	$1.41	$2.19
Third quarter	$1.83	$3.15
Fourth quarter (through December , 2003)

        Prior to May 7, 1999, there was no public market for Latitude common stock.

        The following table sets forth the closing per share sales price of Latitude common stock, as reported on The Nasdaq National Market on November 11, 2003, the last full trading day before the public announcement of the proposed merger, and on December    , 2003, the latest practicable trading day before the printing of this proxy statement:

Latitude Common Stock Closing Price
November 11, 2003	$3.05
December , 2003	$—

        Latitude has never declared or paid cash dividends on its common stock. The current policy of Latitude is to retain earnings for use in its business. Following the merger there will be no further market for Latitude common stock.

THE SPECIAL MEETING

        We are furnishing this proxy statement to stockholders of Latitude as part of the solicitation of proxies by the Latitude board of directors for use at the special meeting.

Date, Time and Place

        We will hold the special meeting at the executive offices of Latitude, 2121 Tasman Drive, Santa Clara, California 95054, at 9:00 a.m., local time, on                        , January     , 2004.

Purpose of Special Meeting

        At the special meeting, we will ask holders of Latitude common stock to adopt the merger agreement. The Latitude board of directors has unanimously approved the merger agreement and the merger, has determined that the merger agreement and the merger are fair to and in the best interests of Latitude and its stockholders, and recommends that Latitude stockholders vote "for" the adoption of the merger agreement. In addition, we will ask holders of Latitude common stock to vote on a proposal to grant Latitude management discretionary authority to adjourn the special meeting one or more times, but not later than April 30, 2004.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of Latitude common stock at the close of business on December    , 2003, the record date, are entitled to notice of and to vote at the special meeting. On the record date,            shares of Latitude common stock were issued and outstanding and held by approximately            holders of record. A quorum is present at the special meeting if a majority of the shares of Latitude common stock issued and outstanding and entitled to vote on the record date are represented in person or by proxy. Broker non-votes will also count as present at the special meeting for establishing a quorum. A broker non-vote occurs with respect to any proposal when a broker is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Latitude common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement.

Votes Required

        The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of Latitude common stock outstanding on the record date. The proposal to grant Latitude management discretionary authority to adjourn the special meeting requires the approval of the holders of at least a majority of the shares held by those present or represented by proxy at the special meeting and eligible to vote on this proposal that are voted "for," "against" or "abstain" with respect to this proposal. If a Latitude stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the adoption of the merger agreement.

Voting by Latitude Directors, Executive Officers and Certain Stockholders

        At the close of business on the record date, directors and executive officers of Latitude and their affiliates owned and were entitled to vote 1,669,920 shares of Latitude common stock, which represented approximately 8.5% of the shares of Latitude common stock outstanding on that date. Under the terms of voting agreements with Cisco, these persons have agreed to vote their shares of Latitude common stock, and the shares over which they have voting control, for the adoption of the merger agreement and the adjournment proposal.

Voting of Proxies

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "for" the adoption of the merger agreement and "for" the adjournment proposal.

        Shares of Latitude common stock represented at the special meeting but not voting, including shares of Latitude common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for that proposal. If a Latitude stockholder abstains from voting or does not vote, either in person or by proxy, it will count as a vote against the adoption of the merger agreement. Brokers who hold shares of Latitude common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as broker non-votes, and count as votes against the adoption of the merger agreement.

        Latitude does not expect that any matter other than the proposal to adopt the merger agreement and the related adjournment proposal will be brought before the special meeting. Our bylaws provide that the purpose of the special meeting must be set forth in the notice for the special meeting.

Revocability of Proxies

        The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by (a) filing with the Secretary of Latitude a duly executed revocation of proxy; (b) submitting a duly executed proxy to the Secretary of Latitude bearing a later date; or (c) appearing at the special meeting and voting in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy. If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

        All costs of solicitation of proxies will be borne by Latitude. Latitude has retained [    ] to aid in the solicitation of proxies and to verify records relating to the solicitations. [    ] will receive customary fees and expense reimbursement for these services. The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are received. You should send in your proxy by mail, telephone or internet without delay. Latitude also reimburses brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

        Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of Latitude common stock certificates will be mailed to Latitude stockholders as soon as practicable after completion of the merger.

THE COMPANIES

Latitude

        Latitude Communications, Inc., a Delaware corporation, is a leading provider of enterprise voice and web conferencing solutions. Latitude develops, markets and supports its MeetingPlace system and related services, which enable real-time collaboration through meetings via Web browsers, groupware applications such as Outlook and Notes, and PSTN and IP phones. MeetingPlace also allows users to share and edit live documents and record and access meeting content. Latitude distributes its product and services through distributors and a direct sales force to companies across many industries in the United States, Europe and Asia.

        Latitude was incorporated in Delaware in April 1993. Latitude's principal executive offices are located at 2121 Tasman Drive, Santa Clara, California 95054, and its telephone number is (408) 988-7200. Additional information regarding Latitude is contained in Latitude's filings with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 49.

Cisco

        Cisco Systems, Inc., a California corporation, manufactures and sells networking and communications products and provides services associated with that equipment and its use. Cisco's products are installed at corporations, public institutions, telecommunication companies, and commercial businesses, and are also found in personal residences. Cisco provides a broad line of products for transporting data, voice, and video within buildings, across campuses, and around the world. Cisco's principal executive offices are located at 170 West Tasman Drive, San Jose, California 95134 and its telephone number is (408) 526-4000.

Cisco Merger Subsidiary

        Los Angeles Acquisition Corp. is a Delaware corporation and a wholly owned subsidiary of Cisco. Los Angeles Acquisition Corp. was organized solely for the purpose of entering into the merger agreement with Latitude and completing the merger and has not conducted any business operations.

PROPOSAL NO. 1—ACQUISITION OF LATITUDE BY CISCO

THE MERGER

        The following discussion describes the proposed merger. This summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the merger.

        References to, and descriptions of, the merger, the merger agreement and the voting agreement and the terms thereof throughout this proxy statement are qualified in their entirety by reference to the merger agreement included as Annex A to this proxy statement and the voting agreement included as Annex B to this proxy statement, respectively. These agreements are incorporated into this proxy statement where such references and descriptions appear.

Background of the Merger

        Latitude has continuously considered strategic opportunities for expanding and strengthening its intellectual property base, products, development capabilities and distribution channels. During early 2003, Latitude received inquiries from several companies interested in a possible strategic transaction with Latitude. Mr. Rick McConnell, Latitude's Chief Executive Officer, met with these companies on several occasions to discuss how their respective businesses might be complementary and whether to pursue a transaction. Even though Latitude's evaluation of these possible transactions did not result in the execution of definitive agreements, the Latitude board of directors began to consider, as a result of these discussions, a strategy of acquisition by a larger company.

        In early March 2003, Mr. McConnell and Luis Buhler, Latitude's Chief Financial Officer, contacted Credit Suisse First Boston LLC (CSFB) to communicate the interest of the Latitude board of directors in engaging a financial advisor to provide strategic and financial advice in connection with a potential strategic combination involving Latitude.

        During March and April 2003, Mr. McConnell and Mr. Buhler exchanged a number of emails with representatives of CSFB to discuss the terms of their potential engagement and to discuss strategies for exploring strategic alternatives for Latitude. On May 5, 2003, Latitude executed an engagement letter with CSFB to provide strategic and financial advice in connection with a potential strategic combination involving Latitude. Over the course of this process, Latitude and CSFB contacted a total of 13 potential strategic partners, of which Latitude had further contact with five (not including Cisco), in some cases including management meetings and varying levels of due diligence evaluation of Latitude. Following these meetings, representatives of CSFB followed up with each of the contacted companies to determine their level of interest in pursuing a strategic transaction with Latitude and to coordinate additional diligence and strategy meetings.

        On June 9, 2003, representatives of CSFB contacted Cisco regarding its potential interest in exploring an expanded relationship with Latitude.

        Throughout June 2003, Mr. McConnell continued corresponding with several of the companies initially identified by Latitude and CSFB as potential strategic partners, and these companies conducted various levels of due diligence regarding Latitude.

        On July 15, 2003, the Latitude board of directors held a meeting to review the status of the various ongoing discussions between Latitude and potential strategic partners. At the conclusion of this meeting, the Latitude board of directors instructed Latitude's management to pursue a meeting with Cisco and to continue its discussions with the other parties. Later that day, representatives of CSFB coordinated with Jason Whitt, Manager of Business Development for Cisco, to schedule a meeting between the companies.

        On July 29, 2003, Mr. McConnell and Edward Tracy, Latitude's Vice President of Operations, met with Martin DeBeer, Vice President/General Manager of Cisco's Internet Protocol Communications Business Unit (IPCBU), Troy Trenchard, Cisco's Director of Marketing for IPCBU, and Mr. Whitt, to discuss Latitude's rich-media conferencing capabilities and technologies. Following this meeting, Mr. McConnell provided to representatives of Cisco certain requested information regarding Latitude's operations, customers and competitors.

        On August 8, 2003, Mr. McConnell, Mr. Tracy and David Bieselin, Latitude's Vice President of Development, met with Joe Burton, Cisco's Director of Engineering for IPCBU, and Messrs. Trenchard and Whitt to discuss Latitude's products in greater technical detail to assist Cisco in determining whether to pursue discussions regarding a strategic transaction with Latitude.

        On August 13, 2003, Mr. Bieselin met again with Mr. Burton, who was joined by Chris Cullin, a Product Marketing Manager for Cisco's IPCBU, to provide detailed product demonstrations. Following this meeting, Mr. McConnell, at the request of Mr. Whitt, provided to Cisco additional financial and headcount information regarding Latitude.

        On August 26, 2003, Mr. Bieselin met with Messrs. Burton, Trenchard, Cullin and Whitt to discuss various technical aspects of Latitude's products and future product roadmap. At this meeting, additional Latitude product demonstrations were provided. Following this meeting, again at the request of Mr. Whitt, Mr. McConnell provided to Cisco additional financial information regarding Latitude by product.

        On August 28, 2003, the Latitude board of directors held a telephonic meeting to review developments with the various parties regarding potential strategic alternatives and discuss negotiating strategies. Later that day, Mr. Bieselin met again with Mr. Burton, who was joined by Walter Friedrich, a Director of Engineering in Cisco's IPCBU, to discuss Latitude's audio conferencing architecture.

        On August 29, 2003, Mr. R. Dixon Speas, Jr., Latitude's Vice President of Worldwide Support, met with Glenn Cox, a Director of Customer Advocacy for Cisco and Mr. Whitt to provide an overview of Latitude's support operations and services.

        To facilitate their continuing discussions, on September 2, 2003, Cisco and Latitude executed a confidentiality agreement, pursuant to which the parties agreed to keep confidential any information received in the course of conducting their respective due diligence investigations and negotiating a possible strategic transaction.

        Between September 2, 2003 and October 8, 2003, representatives of Cisco and Latitude met on numerous occasions to discuss various aspects of Latitude's business. During this period, Mr. McConnell also responded to various requests from Cisco for additional due diligence information regarding Latitude's business.

        On September 11, 2003, at a regular scheduled meeting of the Latitude board of directors, Mr. McConnell and representatives of CSFB reviewed recent developments with respect to a possible strategic transaction with Cisco and other interested parties.

        On October 8, 2003, Mr. Whitt delivered to Mr. McConnell a preliminary term sheet outlining the proposed terms of Cisco's acquisition of Latitude, excluding any indication of valuation. Later that day, a telephonic meeting of the Latitude board of directors was held to provide an update on the status of discussions with various potential strategic partners, including a review of Cisco's preliminary term sheet. Present at this meeting were representatives of Heller Ehrman White and McAuliffe LLP (Heller Ehrman), counsel to Latitude. At this meeting, Mr. McConnell suggested, and the board approved, the creation of an acquisition committee comprised of Jan Praisner and Robert Finocchio to review and monitor the progress and negotiations of the proposed acquisition of Latitude. Later that evening, representatives of Latitude provided Cisco a counter-proposal to its preliminary term sheet.

        From October 8, 2003 to October 10, 2003 representatives of CSFB and Latitude engaged in conversations and negotiations with representatives of Cisco regarding the structure and terms, including price, of the proposed transaction.

        On October 10, 2003, Messrs. McConnell met with Don Proctor, Vice President/General Manager of Cisco's Voice Technology Group, Charles Giancarlo, Cisco's Senior Vice President, Switching, Voice and Storage, and Mr. Whitt to negotiate the terms of the proposed business combination. Later that day, the Latitude board of directors held another telephonic meeting to discuss the status of these negotiations as well as Latitude's discussions with other strategic partners. At this meeting, the board provided Latitude management guidance regarding further negotiations.

        Over the weekend of October 11-12, 2003, representatives of Latitude, CSFB and Cisco continued their negotiations with respect to the structure and terms of the proposed transaction.

        On October 13, 2003, Cisco presented to Latitude its revised term sheet, and the parties executed an exclusivity agreement, pursuant to which Latitude agreed to negotiate exclusively with Cisco for a period of 30 days.

        On October 14, 2003, Fenwick & West LLP (Fenwick & West), counsel to Cisco, delivered a due diligence request list to Latitude, and representatives of Cisco and Latitude exchanged telephone calls with a view towards preparing for subsequent due diligence meetings.

        Between October 14, 2003 and November 7, 2003, representatives of Cisco and Latitude held several meetings and exchanged numerous telephone calls regarding diligence inquiries and business transition issues.

        On October 14, 2003, Mr. McConnell, Mr. Buhler and representatives of Heller Ehrman met with the acquisition committee of the Latitude board of directors to provide an update on the negotiations and diligence activities being conducted between Latitude and Cisco.

        On October 17, 2003, Fenwick & West prepared and provided to Heller Ehrman initial drafts of the merger agreement and related voting agreement. Discussions between the parties and their representatives regarding the terms presented in the draft agreements continued over the following three weeks.

        On October 22, 2003, Fenwick & West provided to Latitude and certain Latitude stockholders and employees, and their respective legal counsel, initial drafts of the noncompetition and employment agreements. Discussions between the respective parties and their counsel regarding the terms presented in these agreements continued over the following three weeks.

        On October 31, 2003, the Latitude board of directors held a meeting at which Mr. McConnell provided an update on the status of the merger discussions with Cisco, including the status of the merger agreement and related voting agreement, the proposed transaction timing and employee transition plans. At this meeting, representatives of Heller Ehrman reviewed the status of the merger agreement negotiations, presented a detailed summary of the terms of the merger agreement and related documents, and reviewed issues related to the board's fiduciary duties with respect to the proposed transaction. Following a discussion of the material terms of the merger agreement and the board's input on further negotiations, representatives of CSFB presented an analysis of the proposed transaction, including the basis and methodology for evaluating the proposed merger consideration from a financial point of view. The Latitude board of directors discussed various elements of this analysis with the representatives of CSFB.

        On November 4, 2003 and November 6, 2003, Mr. McConnell and Mr. Buhler met with the acquisition committee of the Latitude board of directors to discuss in detail the status of the merger agreement negotiations and material terms.

        On November 10, 2003, the Latitude board of directors met with Messrs. McConnell and Buhler and Latitude's legal and financial advisors at a telephonic meeting of the board of directors to discuss the status of discussions with Cisco. At this meeting, Mr. McConnell provided management's view of the proposed merger, after which representatives of CSFB provided an update of its prior presentation of various information that served as the basis for evaluating the proposed merger consideration. Following this update, CSFB delivered its oral opinion to the Latitude board of directors that, based upon certain assumptions and qualifications, the per-share cash amount to be received by the Latitude stockholders in the merger was fair to such stockholders from a financial point of view as of the date of the board meeting. Representatives of CSFB also responded to questions raised by members of the Latitude board of directors regarding its analysis and opinion. Following CSFB's presentation, representatives of Heller Ehrman updated its prior summary of the terms of the merger agreement and related documents. The Latitude board of directors then engaged in a full discussion of the terms of the proposed merger agreement and related documents, the factors described under "Reasons for the Merger and Board of Directors Recommendation" on page 18, and the analysis and opinion of CSFB. Following this discussion, the Latitude board of directors concluded that the merger was in the best interests of, and favorable to, Latitude and its stockholders, and that the per-share cash amount to be received by the Latitude stockholders pursuant to the merger was fair to the Latitude stockholders from a financial point of view as of the date of the board meeting. Accordingly, the Latitude board of directors approved the merger and the merger agreement and related documents and authorized management to proceed with the execution of the merger agreement and related documents contingent only upon satisfactory resolution of certain post-merger employment matters and delivery of CSFB's written fairness opinion.

        During the course of the day on November 11, 2003, Latitude and Cisco finalized their negotiation of the outstanding employment issues and prepared execution copies of the merger agreement and related documents. Later that day, CSFB delivered its written opinion to the Latitude board of directors. See "—Opinion of Latitude's Financial Advisor" on page 20 and the full text of the written opinion of CSFB attached hereto as Annex C. Following the closing of the financial markets on November 11, 2003, Latitude and Cisco entered into the merger agreement and certain Latitude principal stockholders and employees entered into voting, noncompetition and employment agreements with Cisco.

        Prior to the opening of the market on November 12, 2003, Cisco issued a press release announcing the execution of the merger agreement.

Reasons for the Merger and Board of Directors Recommendation

        Reasons for the Merger.    In the course of reaching its decision to approve and adopt the merger and the merger agreement, the board of directors of Latitude consulted with senior management, legal counsel to Latitude and the financial advisor to Latitude, reviewed a significant amount of information and considered a number of factors, including the following factors:

  •
  the value of the consideration to be received by the Latitude stockholders in the merger pursuant to the merger agreement, as well as the fact that stockholders would receive the consideration in cash with no financing condition;

  •
  Latitude's prospects if it were to remain independent, including the risks inherent in remaining independent;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate Latitude as an independent entity, and the perceived risks thereof), the range of possible benefits to the Latitude stockholders of such alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and the Latitude board of directors' assessment that none of such alternatives were reasonably likely to present superior opportunities for Latitude, or reasonably likely to create greater value for the Latitude stockholders, than the merger;

  •
  the financial condition, historical results of operations and business and strategic objectives of Latitude, as well as the risks involved in achieving those objectives;

  •
  other historical information concerning Latitude's business, prospects, financial performance and condition, operations, technology, management and competitive position;

  •
  the fact that the $3.95 per share to be paid as the consideration in the merger represents a premium of approximately 38.0% over the one-month trailing average of $2.86 per share, a premium of approximately 35.6% over the one-week trailing average of $2.91 per share, and a premium of approximately 40.0% over the $2.82 closing sale price for the shares on The Nasdaq National Market on November 7, 2003, the last trading day prior to the meeting of the Latitude board of directors to approve the merger agreement and the merger;

  •
  the then current financial market conditions, and historical market prices, volatility and trading information with respect to the common stock of Latitude;

  •
  the opinion of Credit Suisse First Boston LLC, dated November 11, 2003, that as of that date, the per-share cash amount to be received by the Latitude stockholders in the merger was fair to such stockholders from a financial point of view. A copy of the Credit Suisse First Boston opinion is attached to this proxy statement as Annex C. Such opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations of the review undertaken by Credit Suisse First Boston LLC;

  •
  the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of Cisco and the associated risks if the merger was not completed;

  •
  the likely impact of the announcement of the merger on Latitude's employees and customers;

  •
  the expected effect of the announcement of the merger on Latitude's existing relationships with third parties;

  •
  the interests that certain executive officers and directors of Latitude may have with respect to the merger in addition to their interests as stockholders of Latitude generally as described in "—Interests of Latitude Directors and Management in the Merger;"

  •
  the terms of the merger agreement and related documents, including the parties' representations, warranties and covenants, and the conditions to their respective obligations; and

  •
  the fact that pursuant to the merger agreement, Latitude is not prohibited from responding in the manner provided in the merger agreement to any unsolicited acquisition proposal (as described below in "The Merger Agreement and The Voting Agreement—No Solicitation" on page 36) that Latitude's board of directors reasonably determines in good faith constitutes or is reasonably likely to become a superior offer (as described below in "The Merger Agreement and The Voting Agreement—No Solicitation" on page 36) in the manner provided in the merger agreement.

        The preceding discussion of the information and factors considered by the Latitude board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Latitude board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, the Latitude board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board of directors, but rather, the Latitude board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of Latitude's senior management and legal and financial advisors.

        The Latitude board of directors recognized that, while the consummation of the merger gives the Latitude stockholders the opportunity to realize a premium over the price at which the shares were traded during the period prior to the public announcement of the merger, consummation of the merger would eliminate the opportunity for such stockholders to participate in the future growth and any future profits of Latitude. The Latitude board of directors believes that the loss of this opportunity was fully reflected in the per-share cash amount of $3.95 per share. The Latitude board of directors recognized that there could be no assurance as to the level of growth or profits to be attained by Latitude, if it remained independent, or by Latitude as the surviving corporation in the merger in the future.

        Board of Directors Recommendation.    After careful consideration, the Latitude board of directors approved the merger agreement and the merger and determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Latitude and its stockholders. The Latitude board of directors has declared advisable, and recommends, that the Latitude stockholders vote "for" the adoption of the merger agreement.

Opinion of Latitude's Financial Advisor

        Latitude retained Credit Suisse First Boston LLC (CSFB) to act as its financial advisor in connection with the merger. In connection with CSFB's engagement, Latitude requested that CSFB evaluate the fairness of the consideration to be received by the holders of Latitude common stock in the merger from a financial point of view. On November 10, 2003, the Latitude board of directors met to review the proposed merger and the terms of the merger agreement. During this meeting, CSFB reviewed with the Latitude board of directors certain financial analyses, as described below, and rendered its oral opinion to the Latitude board of directors, subsequently confirmed in writing that, as of the date of such written opinion and based upon and subject to the various considerations set forth in the opinion, the per-share cash amount to be received by holders of Latitude common stock in the merger was fair to such stockholders from a financial point of view.

        The full text of the CSFB opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by CSFB in rendering its opinion, is attached as Annex C. Latitude stockholders are urged to and should read the opinion carefully and in its entirety. The opinion addresses only the fairness of the per-share cash amount to be received by the holders of Latitude common stock, from a financial point of view, as of the date of the opinion, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the merger. The summary of the CSFB opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.

        In connection with its opinion, CSFB, among other things,

  •
  reviewed the merger agreement;

  •
  reviewed certain publicly available business and financial information relating to Latitude;

  •
  reviewed certain other information relating to Latitude, including financial forecasts, provided to CSFB or discussed with CSFB by Latitude, and met with the management of Latitude to discuss the businesses and prospects of Latitude;

  •
  considered certain financial and stock market data of Latitude and compared that data with similar data for other publicly held companies in businesses CSFB deemed similar to those of Latitude;

  •
  considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

  •
  considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which CSFB deemed relevant.

        In connection with its review, CSFB did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts of Latitude that CSFB reviewed, CSFB was advised, and CSFB assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Latitude as to the future financial performance of Latitude.

        CSFB also assumed, with Latitude's consent, that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement contained in the merger agreement. CSFB was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Latitude, nor was CSFB furnished with any such evaluations or appraisals. The CSFB opinion is necessarily based upon information made available to CSFB as of the date of the opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. The opinion does not address the relative merits of the merger as compared to other business strategies that might be available to Latitude, nor does it address the underlying business decision of Latitude to proceed with the merger.

        In preparing its opinion, CSFB performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. CSFB believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the opinion. No company or transaction used in the analyses performed by CSFB as a comparison is identical to Latitude or the contemplated merger. In addition, CSFB may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be CSFB's view of the actual value of Latitude. The analyses performed by CSFB are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of CSFB's analysis of the fairness of the per-share cash amount to be received by holders of Latitude common stock, from a financial point of view, and were provided to the board of directors of Latitude in connection with the delivery of the opinion.

        The following is a summary of material financial analyses performed by CSFB in connection with the preparation of its opinion, and reviewed with the Latitude board of directors at a meeting of the Latitude board of directors held on November 10, 2003. Certain of the following summaries of financial analyses that were performed by CSFB include information presented in tabular format. In order to understand fully the material financial analyses that were performed by CSFB, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

        Indexed Trading Performance.    CSFB compared the recent price performance of Latitude common stock with the recent price performance of Cisco common stock, composite indices of 23 companies in the conference-oriented and collaboration software industries, and the Nasdaq index over the period from January 2, 2002 through November 7, 2003, and over the period from January 2, 2003 through November 7, 2003. The following table summarizes the results of this analysis:

	Change from January 2, 2002	Change from January 2, 2003
Latitude	1%	81%
Cisco	16%	71%
Index of comparable companies (conference-oriented)	(12)%	110%
Index of comparable companies (collaboration)	(7)%	104%
Nasdaq	0%	38%

        Latitude Transaction Multiples.    CSFB calculated several values implied by the per-share cash amount, including the premium to Latitude's closing share price on November 7, 2003 (two trading days before public announcement of the proposed merger), the premium to the average share price during the 30-day period prior to November 7, 2003, the premium to the 30-day prior spot price as of November 7, 2003, and the implied fully-diluted equity value and aggregate value of Latitude. The market price was based on the closing price of Latitude common stock on November 7, 2003. The following table summarizes the results of this analysis:

	Market Price	Proposed Transaction
Latitude Price Per Share	$2.82	$3.95
% Premium/(Discount) to Market ($2.82)	—	40.1%
% Premium/(Discount) to 30-Day Average Share Price ($2.84)	(0.6)%	39.2%
% Premium/(Discount) to 30-Day Spot Price ($2.65)	6.4%	49.1%
Fully-Diluted Equity Value (in millions)	$59	$85
Fully-Diluted Aggregate Value (in millions)	$38	$64
% Premium/(Discount) to Market ($38 million)	—	67.9%

        CSFB also calculated certain additional values implied by the per-share cash amount, including the implied multiples of the fully-diluted aggregate value of Latitude to the revenue for the last 12 months and to the estimated revenue for calendar years ending 2003 and 2004. The market price was based on the closing price of Latitude common stock on November 7, 2003, and the multiples were calculated using actual results and estimates by Latitude management. The following table summarizes the results of this analysis:

Implied Multiples of Fully-Diluted Aggregate Value	Multiples Implied by Market Price Per Share	Multiples Implied by Per-Share Cash Amount
Last 12 Months Revenue	1.0x	1.8x
Calendar Year 2003 Revenue	1.1x	1.8x
Calendar Year 2004 Revenue	0.9x	1.6x

        Discounted Cash Flow Analysis.    Using a discounted cash flow analysis, CSFB calculated certain implied prices per Latitude share and an implied premium/(discount) to the per-share cash amount based on financial forecasts for Latitude provided to CSFB by Latitude management. CSFB's analysis used discount rates ranging from 16% to 20% and exit multiples of next 12 months after-tax operating profit of 15x to 25x. The following table summarizes the results of this analysis:

Implied Price Per Latitude Share	$2.78 - $4.50
% Premium/(Discount) to Offer	(30)% - 14%

        Precedent Transactions Multiples Paid Analysis.    CSFB reviewed the multiples paid in 24 precedent transactions involving companies in the conference-oriented and collaboration software industries. For each transaction, CSFB calculated the implied revenue multiple in such transaction based on the aggregate value of the target company based on the transaction terms and the revenue of such company for the last 12 months and estimated revenues for the next 12 months as of the public announcement of the transaction. The multiples were calculated using publicly available historical information and forecasts. The following table sets forth the median and mean values derived from such analysis:

	24 Precedent Transactions Implied Revenue Multiples
	Last 12 Months Revenue	Next 12 Months Revenue
Mean	2.5x	2.1x
Median	1.4	1.4

        CSFB then reviewed the implied revenue multiples in five of such transactions that it deemed most comparable to the merger. CSFB applied a range of multiples of 1.0x to 2.0x to the revenue of Latitude for the last 12 months and estimated revenues for the next 12 months to calculate an implied price per Latitude share and to determine an implied premium/(discount) to the per-share cash amount. The following table sets forth the results of this analysis:

	Implied Latitude Price Per Share
	Last 12 Months Revenue	Next 12 Months Revenue
Low Revenue Multiple (1.0x)	$2.75	$2.84
% Premium/(Discount) to Offer	(30)%	(28)%
High Revenue Multiple (2.0x)	$4.34	$4.52
% Premium/(Discount) to Offer	10%	14%

        No transaction utilized as a comparison in the precedent transactions multiples paid analysis is identical to the merger. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using comparable transaction data.

        Discounted Equity Value Analysis.    Using a discounted equity value analysis, CSFB calculated certain implied prices per share of Latitude based on financial forecasts for Latitude for calendar years ending 2005 and 2006 provided to CSFB by Latitude management. CSFB's analysis used illustrative next 12 months price/earnings multiples ranging from 20x to 40x and discount rates ranging from 16% to 20%. The following tables summarize the results of this analysis:

Analysis Based On 2005 Estimated Earnings
Implied Future Price Per Share	$0.54 - $1.08
Implied Present Value Price Per Share	$0.45 - $0.93
% Premium/(Discount) to Offer	(89)% - (76)%
Analysis Based On 2006 Estimated Earnings
Implied Future Price Per Share	$1.76 - $3.52
Implied Present Value Price Per Share	$1.22 - $2.62
% Premium/(Discount) to Offer	(69)% - (34)%

        Comparable Company Trading Analysis.    CSFB compared certain financial and stock market information of Latitude with that of companies in the conference-oriented and collaboration software industries, including Avaya Inc., WebEx Communications, Inc., Tandberg ASA, Raindance Communications, Inc. and Centra Software, Inc. Each of these companies, however, has a different business profile from that of Latitude, including different revenue and margin dynamics, and CSFB did not consider any of such companies to be sufficiently comparable to Latitude to provide meaningful information for this analysis.

        CSFB's opinion and presentation to the Latitude board of directors was one of many factors taken into consideration by the Latitude board of directors in making its determination to engage in the merger. Consequently, the analyses described above should not be viewed as determinative of the opinion of the Latitude board of directors or the management of Latitude with respect to the value of Latitude or whether the Latitude board of directors would have been willing to agree to a different per-share cash amount.

        The Latitude board of directors retained CSFB to act as its financial advisor in connection with the merger. CSFB was selected by the Latitude board of directors based on CSFB's qualifications, expertise and reputation. CSFB is an internationally recognized investment banking and advisory firm. CSFB, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, CSFB and its affiliates have provided, and may in the future provide, certain investment banking and financial services to Latitude and Cisco unrelated to the merger for which it received, and would expect to receive, compensation. In the ordinary course of its business, CSFB and its affiliates may actively trade the debt and equity securities of Latitude and Cisco for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        Pursuant to an engagement letter dated as of May 5, 2003, Latitude engaged CSFB to provide financial advisory services to the Latitude board of directors in connection with the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, Latitude has agreed to pay CSFB a customary fee in connection therewith, a significant portion of which is contingent upon the consummation of the merger. CSFB will also receive a fee for rendering its opinion. In addition, Latitude has agreed to reimburse CSFB for its out-of-pocket expenses, including attorney's fees, incurred in connection with its engagement and to indemnify CSFB and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.

Interests of Latitude Directors and Management in the Merger

        In considering the recommendation of the Latitude board of directors in favor of the merger, stockholders of Latitude should be aware that members of the Latitude board of directors and executive officers of Latitude have interests in the merger that are different from, or in addition to, the interests of stockholders of Latitude. Such interests relate to or arise from, among other things:

  •
  the terms of the merger agreement providing for the continued indemnification of current directors and officers of Latitude;

  •
  non-employee directors with options to acquire Latitude common stock will have these options fully accelerated as a result of the merger and cashed out based on any positive spread between the per-share cash amount payable in the merger and the exercise price for such options;

  •
  officers and employees with options to acquire Latitude common stock that are not offered and/or do not accept offers for continued employment by Cisco following the completion of the merger will be entitled to acceleration of vesting on 50% of their unvested options at the effective time of the merger and will be cashed out based on any positive spread between the per-share cash amount payable in the merger and the exercise price for such options;

  •
  officers and employees with options to acquire Latitude common stock that are offered and accept offers for continued employment by Cisco following the completion of the merger will receive options to acquire Cisco common stock in substitution for their Latitude stock options;

  •
  certain executive officers are entitled to receive bonus payments from Latitude prior to the completion of the merger;

  •
  certain executive officers are parties to employment agreements with Cisco.

        These interests are described below in greater detail. The Latitude board of directors was aware of, and considered the interests of, their directors and executive officers in approving the merger agreement and the merger.

        Indemnification and Insurance.    The merger agreement provides that Cisco will assume, and will cause the surviving corporation to fulfill and honor in all respects, the obligations of Latitude pursuant to any indemnification agreement between Latitude and its directors and offices as of the effective time of the merger and any indemnification provisions under Latitude's certificate of incorporation or bylaws as in effect on the date of the merger agreement. The merger agreement further provides that the certificate of incorporation and bylaws of the surviving corporation of the merger will contain provisions with respect to exculpation and indemnification that are at least as favorable to the officers and directors of Latitude as those contained in Latitude's certificate of incorporation and bylaws as in effect on the date of the merger agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights thereunder of individuals, who, immediately prior to the effective time of the merger, were directors, officers, employees or agents of Latitude.

        In addition, the merger agreement permits Latitude to purchase an extension of certain coverage afforded by Latitude's directors' and officers' liability insurance policy covering the period following the closing of the merger, provided that the total premium cost of such insurance does not exceed $170,000 and any prepaid premiums remaining on Latitude's existing directors' and officers' liability insurance policy are applied toward the cost of the new policy.

        Stock Options.    For a summary of the treatment of outstanding Latitude stock options in the merger, see "—Effect on Awards Outstanding Under Latitude Stock Plans" on page 34.

        Management Bonuses.    In connection with the transactions contemplated by the merger agreement, the Latitude board of directors approved the payment of cash bonuses to the following members of Latitude's management team immediately prior to the closing of the merger: Rick McConnell, Chief Executive Officer ($440,000); David Bieselin, Vice President, Development ($170,000); Edward Tracy, Vice President, Operations ($170,000); and R. Dixon Speas, Jr., Vice President, Worldwide Support ($160,000).

        Employment Agreements.    In accordance with the merger agreement, the following employees of Latitude entered into employment agreements with Cisco that will become effective upon the completion of the merger.

  •
  Rick McConnell.    Following the merger, Mr. McConnell will serve as Vice President/General Manager of Cisco's Voice Technology Group and will be paid an annual base salary of $250,000. Pursuant to his employment agreement with Cisco, Mr. McConnell has agreed to remain actively employed by Cisco for at least two years following the merger. If Mr. McConnell's employment with Cisco is terminated during such two year period for any reason other than a termination by Cisco without cause or a resignation by Mr. McConnell for "good reason" (defined as a resignation following a relocation to a facility more than fifty miles from his then current location), then Mr. McConnell will be obligated to pay Cisco liquidated damages of $350,000, if such termination occurs prior to the first anniversary of the closing of the merger, or $175,000, if such termination occurs after the first anniversary but prior to the second anniversary of the closing of the merger. If Mr. McConnell's employment is terminated by Cisco without cause or Mr. McConnell resigns for good reason prior to the second anniversary of the closing of the merger, Cisco will be obligated to continue Mr. McConnell's base salary as a severance payment until the earliest of (i) the date one year following termination of employment, (ii) the date two years following the closing of the merger and (iii) the date Mr. McConnell commences any employment or business related activities, provided that in no event will such continuation of salary be less than six months. In addition, Mr. McConnell has agreed to waive all existing rights to accelerated vesting of his unvested Latitude options in connection with the merger, which would have otherwise entitled him to acceleration of 50% of his unvested Latitude options upon each of the completion of the merger and any involuntary or constructive termination without cause within 24 months following the completion of the merger. In lieu of these rights to accelerated vesting, Mr. McConnell will be entitled to acceleration of 50% of the unvested Cisco options for which his Latitude options will be substituted pursuant to the merger agreement if, within 24 months following the completion of the merger, (a) his employment is terminated by Cisco in connection with a reduction in force of three or more employees of Latitude immediately following the completion of the merger or the elimination of his position, or (b) he resigns for good reason.

  •
  David Bieselin.    Following the merger, Mr. Bieselin will serve as a Director, Engineering of Cisco will be paid an annual base salary of $170,000. Pursuant to his employment agreement with Cisco, Mr. Bieselin has agreed to remain actively employed by Cisco for at least two years following the merger. If Mr. Bieselin's employment with Cisco is terminated during such two year period for any reason other than a termination by Cisco without cause or a resignation by Mr. Bieselin for "good reason" (defined as a resignation following a relocation to a facility more than fifty miles from his then current location), then Mr. Bieselin will be obligated to pay Cisco liquidated damages of $150,000, if such termination occurs prior to the first anniversary of the closing of the merger, or $75,000, if such termination occurs after the first anniversary but prior to the second anniversary of the closing of the merger. If Mr. Bieselin's employment is terminated by Cisco without cause or Mr. Bieselin resigns for good reason prior to the second anniversary of the closing of the merger, Cisco will be obligated to continue Mr. Bieselin's base salary as a severance payment until the earliest of (i) the date one year following termination of employment, (ii) the date two years following the closing of the merger and (iii) the date Mr. Bieselin commences any employment or business related activities, provided that in no event will such continuation of salary be less than six months. In addition, Mr. Bieselin has agreed to waive all existing rights to accelerated vesting of his unvested Latitude options in connection with the merger, which would have otherwise entitled him to acceleration of 50% of his unvested Latitude options upon each of the completion of the merger and any involuntary or constructive termination without cause within 24 months following the completion of the merger. In lieu of these rights to accelerated vesting, Mr. Bieselin will be entitled to acceleration of 50% of the unvested Cisco options for which his Latitude options will be substituted pursuant to the merger agreement if, within 24 months following the completion of the merger, (a) his employment is terminated by Cisco in connection with a reduction in force of three or more employees of Latitude immediately following the completion of the merger or the elimination of his position, or (b) he resigns for good reason.

  •
  Edward Tracy.    Following the merger, Mr. Tracy will serve as a Director, Engineering of Cisco and will be paid an annual base salary of $170,000. Pursuant to his employment agreement with Cisco, Mr. Tracy has agreed to remain actively employed by Cisco for at least two years following the merger. If Mr. Tracy's employment with Cisco is terminated during such two year period for any reason other than a termination by Cisco without cause or a resignation by Mr. Tracy for "good reason" (defined as a resignation following a relocation to a facility more than fifty miles from his then current location), then Mr. Tracy will be obligated to pay Cisco liquidated damages of $150,000, if such termination occurs prior to the first anniversary of the closing of the merger, or $75,000, if such termination occurs after the first anniversary but prior to the second anniversary of the closing of the merger. If Mr. Tracy's employment is terminated by Cisco without cause or Mr. Tracy resigns for good reason prior to the second anniversary of the closing of the merger, Cisco will be obligated to continue Mr. Tracy's base salary as a severance payment until the earliest of (i) the date one year following termination of employment, (ii) the date two years following the closing of the merger and (iii) the date Mr. Tracy commences any employment or business related activities, provided that in no event will such continuation of salary be less than six months. In addition, Mr. Tracy has agreed to waive all existing rights to accelerated vesting of his unvested Latitude options in connection with the merger, which would have otherwise entitled him to acceleration of 50% of his unvested Latitude options upon each of the completion of the merger and any involuntary or constructive termination without cause within 24 months following the completion of the merger. In lieu of these rights to accelerated vesting, Mr. Tracy will be entitled to acceleration of 50% of the unvested Cisco options for which his Latitude options will be substituted pursuant to the merger agreement if, within 24 months following the completion of the merger, (a) his employment is terminated by Cisco in connection with a reduction in force of three or more employees of Latitude immediately following the completion of the merger or the elimination of his position, or (b) he resigns for good reason.

  •
  R. Dixon Speas, Jr.    Following the merger, Mr. Speas will serve as a Director, Customer Advocacy of Cisco and will be paid an annual base salary of $160,000. Pursuant to his employment agreement with Cisco, Mr. Speas has agreed to remain actively employed by Cisco for at least two years following the merger. If Mr. Speas's employment with Cisco is terminated during such two year period for any reason other than a termination by Cisco without cause or a resignation by Mr. Speas for "good reason" (defined as a resignation following a relocation to a facility more than fifty miles from his then current location), then Mr. Speas will be obligated to pay Cisco liquidated damages of $150,000, if such termination occurs prior to the first anniversary of the closing of the merger, or $75,000, if such termination occurs after the first anniversary but prior to the second anniversary of the closing of the merger. If Mr. Speas's employment is terminated by Cisco without cause or Mr. Speas resigns for good reason prior to the second anniversary of the closing of the merger, Cisco will be obligated to continue Mr. Speas's base salary as a severance payment until the earliest of (i) the date one year following termination of employment, (ii) the date two years following the closing of the merger and (iii) the date Mr. Speas commences any employment or business related activities, provided that in no event will such continuation of salary be less than six months. In addition, Mr. Speas has agreed to waive all existing rights to accelerated vesting of his unvested Latitude options in connection with the merger, which would have otherwise entitled him to acceleration of 50% of his unvested Latitude options upon each of the completion of the merger and any involuntary or constructive termination without cause within 24 months following the completion of the merger. In lieu of these rights to accelerated vesting, Mr. Speas will be entitled to acceleration of 50% of the unvested Cisco options for which his Latitude options will be substituted pursuant to the merger agreement if, within 24 months following the completion of the merger, (a) his employment is terminated by Cisco in connection with a reduction in force of three or more employees of Latitude immediately following the completion of the merger or the elimination of his position, or (b) he resigns for good reason.

        Noncompetition Agreements.    In order to induce Cisco to enter into the merger agreement, each of Messrs. McConnell, Bieselin, Tracy and Speas and Emil Wang, a director of Latitude, has entered into a noncompetition agreement with Cisco, pursuant to which he has agreed, subject to certain exceptions, that during the two years following completion of the merger he will not, directly or indirectly in any capacity, participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to enterprise voice or web conferencing products or services or otherwise permit his name to be used in connection with a business which is competitive with or substantially similar to the prohibited business activities.

Appraisal Rights

        The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D. Failure to follow precisely any of the statutory procedures set forth in Annex D may result in a termination or waiver of these rights.

        If the merger is consummated, dissenting holders of Latitude common stock who follow the procedures specified in Section 262 of the Delaware General Corporate Law (Section 262) within the appropriate time periods will be entitled to have their shares of Latitude common stock appraised by a court and to receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the per-share cash amount that such stockholder would otherwise be entitled to receive pursuant to the merger agreement.

        The following is a brief summary of Section 262, which sets forth the procedures for dissenting from the merger and demanding statutory appraisal rights. Failure to follow the procedures set forth in Section 262 precisely could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of Latitude common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to assert appraisal rights must hold the shares of stock on the date of making a demand for appraisal with respect to such shares and must continuously hold such shares through the effective time of the merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. A written demand for appraisal of shares must be filed with Latitude before the special meeting on January    , 2004. This written demand for appraisal of shares must be in addition to and separate from a vote against the merger. Stockholders electing to exercise their appraisal rights must not vote for the merger. Any proxy or vote against the merger will not constitute a demand for appraisal within the meaning of Section 262.

        A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Latitude common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

        A Latitude stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Latitude at its address at 2121 Tasman Drive, Santa Clara, California 95054, Attention: President. The written demand for appraisal should specify the stockholder's name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Latitude common stock. Within ten days after the effective time of the merger, Latitude must provide notice of the effective time of the merger to all of its stockholders who have complied with Section 262 and have not voted for the merger.

        Within 120 days after the effective time of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to Latitude a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Latitude, as the surviving corporation in the merger, must mail such written statement to the stockholder no later than the later of ten days after the stockholders' request is received by Latitude and ten days after the latest date for delivery of a demand for appraisal under Section 262.

        Within 120 days after the effective time of the merger (but not thereafter), either Latitude or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of his or her shares of Latitude common stock. Latitude has no present intention to file such a petition if demand for appraisal is made.

        Upon the filing of any petition by a stockholder in accordance with Section 262, service of a copy must be made upon Latitude, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Latitude. If a petition is filed by Latitude, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Latitude and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The forms of the notices by mail and by publication must be approved by the court, and the costs thereof will be borne by Latitude. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        If a petition for an appraisal is filed in a timely fashion, after a hearing on the petition, the court will determine which stockholders are entitled to appraisal rights and will appraise the shares owned by these stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

        Latitude stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares. The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Upon application of a dissenting stockholder, the court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, each party bears his, her or its own expenses. The exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "Material United States Federal Income Tax Consequences of the Merger" on page 31.

        Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

        At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with the consent of Latitude. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders' rights to appraisal (if available) will cease. Inasmuch as Latitude has no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Failure by any Latitude stockholder to comply fully with the procedures described above and set forth in Annex D to this proxy statement may result in termination of his or her appraisal rights.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

Form of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Los Angeles Acquisition Corp., a wholly owned subsidiary of Cisco and a party to the merger agreement, will merge with and into Latitude. Latitude will survive the merger as a wholly owned Delaware subsidiary of Cisco.

Merger Consideration

        At the effective time of the merger, each outstanding share of Latitude common stock, other than treasury shares, shares held by Cisco or Los Angeles Acquisition Corp. and shares held by Latitude stockholders who perfect their appraisal rights, will be converted into the right to receive $3.95 in cash, without interest (which amount is sometimes referred to herein as the "per-share cash amount").

Treasury shares and shares held by Cisco or Los Angeles Acquisition Corp. will be canceled at the effective time of the merger. As of the effective time of the merger, all shares of Latitude common stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of Latitude common stock will cease to have any rights as a stockholder, except the right to receive the per-share cash amount. The per-share cash amount was determined through arm's-length negotiations between Cisco and Latitude.

Conversion of Shares; Procedures for Exchange of Certificates

        The conversion of Latitude common stock into the right to receive the per-share cash amount will occur automatically at the effective time of the merger. As soon as reasonably practicable after the effective time of the merger, Equiserve Trust Company, the paying agent, will send a transmittal letter to each former Latitude stockholder. The transmittal letter will contain instructions for obtaining cash in exchange for shares of Latitude common stock. Latitude stockholders should not return stock certificates with the enclosed proxy.

        In the event of a transfer of ownership of Latitude common stock that is not registered in the records of Latitude's transfer agent, the cash consideration for shares of Latitude common stock may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

  •
  the certificate is properly endorsed or otherwise is in proper form for transfer; and

  •
  the person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes to the satisfaction of Latitude, the surviving corporation in the merger, that the tax has been paid or is not applicable.

        The cash paid upon conversion of shares of Latitude common stock will be issued in full satisfaction of all rights relating to the shares of Latitude common stock.

Effective Time of the Merger

        The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or such later time as is agreed upon by Cisco and Latitude and specified in the certificate of merger. The filing of the certificate of merger will occur not later than the second business day after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement, but in no event earlier than January 12, 2004.

Delisting and Deregistration of Latitude Common Stock

        If the merger is completed, Latitude common stock will be delisted from The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

Material United States Federal Income Tax Consequences of the Merger

        This section discusses the material United States federal income tax consequences of the merger to Latitude stockholders whose shares of Latitude common stock are surrendered in the merger in exchange for the right to receive cash consideration of $3.95 per share. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated and proposed thereunder, and published judicial authority and administrative rulings and practice. Legislative, judicial and administrative authorities and interpretations are subject to change at any time, possibly on a retroactive basis, and such a change could alter or modify the statements and conclusions set forth below.

        The discussion below applies only to Latitude stockholders that hold Latitude common stock as capital assets at the time of the merger, and the discussion may not apply to (a) stockholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction); (b) persons with a "functional currency" other than the U.S. dollar; (c) investors in pass-through entities; (d) retirement plans and tax-exempt organizations; (e) stockholders who acquired Latitude common stock pursuant to the exercise of stock options, pursuant to participation in an employee stock purchase plan or otherwise as compensation; or (f) stockholders that are not United States persons within the meaning of Section 7701(a)(30) of the Code. The discussion below is based upon United States federal income tax laws as now in effect and interpreted and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to Latitude stockholders.

        For United States federal income tax purposes, a Latitude stockholder generally will recognize capital gain or capital loss equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted tax basis in the shares of Latitude common stock surrendered pursuant to the merger. Gain or loss will be calculated separately for each block of shares converted in the merger (i.e., shares acquired at the same cost in a single transaction). If at the time of the merger a non-corporate stockholder's holding period for the shares of Latitude common stock is more than one year, any gain recognized generally will be subject to federal income tax at a maximum rate of 15%. If the noncorporate stockholder's holding period for the shares of common stock is one year or less at the time of the merger, any gain will be subject to federal income tax at the same rate as ordinary income. Limitations apply to use of capital losses by noncorporate stockholders.

        For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain cannot be used to offset ordinary income. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

        Under specified circumstances, a Latitude stockholder may be entitled to appraisal rights in connection with the merger. If appraisal rights are available and a stockholder receives cash pursuant to the exercise of appraisal rights, such stockholder generally will recognize gain or loss, measured by the difference between the cash received and such stockholder's adjusted tax basis in the Latitude common stock surrendered in exchange therefor. Latitude stockholders who exercise appraisal rights are urged to consult their own tax advisors. Interest, if any, awarded in an appraisal proceeding by a court would be included in such dissenting stockholder's income as ordinary income.

        Cash consideration received by Latitude non-corporate stockholders in the merger may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent (or other agent) in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent (or other agent).

        Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's United States federal income tax liability and may entitle the stockholder to a refund, provided the stockholder furnishes specified required information to the Internal Revenue Service.

        Holders of Latitude common stock are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws in their particular circumstances.

Regulatory Matters

        United States Antitrust.    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules thereunder, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On November 20, 2003, Cisco and Latitude each filed a notification and report form pursuant to the Hart-Scott-Rodino Act with the Antitrust Division of the Department of Justice and the Federal Trade Commission, and expect the waiting period to expire on December 20, 2003, unless earlier terminated, or extended by a request for additional information and materials, by the Antitrust Division or the Federal Trade Commission. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Cisco or Latitude. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

        General.    It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that Cisco or Latitude will be able to satisfy or comply with these conditions or be able to cause their respective subsidiaries to satisfy or comply with these conditions, or that compliance or noncompliance will not have adverse consequences for Cisco after completion of the merger, or that the required regulatory approvals will be obtained within the time frame contemplated by Cisco and Latitude and referred to in this proxy statement or on terms that will be satisfactory to Cisco and Latitude. See "The Merger Agreement and Voting Agreement—The Merger Agreement—Conditions to the Completion of the Merger" on page 35.

Litigation

        In November 2001, a series of securities class actions were filed in the United States District Court for the Southern District of New York against certain underwriters for Latitude's initial public offering, Latitude, and Emil C. Wang and Rick M. McConnell, who were officers of Latitude at the time of its initial public offering. The complaints were consolidated into a single action, and a consolidated amended complaint against Latitude was filed in April 2002. The amended complaint alleges, among other things, that the underwriter defendants violated the securities laws by failing to disclose alleged compensation arrangements in the registration statement for Latitude's initial public offering and by engaging in manipulative practices to artificially inflate the price of Latitude common stock after the initial public offering. The amended complaint also alleges, among other things, that Latitude and the named officers violated Section 11 of the Securities Act of 1933 and Section 10(b) of the Exchange Act of 1934 on the basis of an alleged failure to disclose the underwriters' alleged compensation arrangements and manipulative practices. No specific amount of damages has been claimed. Similar complaints have been filed against more than 300 other issuers that have had initial public offerings since 1998, and all of these actions have been included in a single coordinated proceeding.

        Mr. McConnell and Mr. Wang have subsequently been dismissed from the action without prejudice pursuant to a tolling agreement. Furthermore, in July 2002, Latitude and the other issuers in the consolidated cases filed motions to dismiss the amended complaint for failure to state a claim. The motion to dismiss claims under Section 11 was denied as to virtually all the defendants in the consolidated actions, including Latitude. However, the claims against Latitude under Section 10(b) were dismissed.

        On June 20, 2003, a committee of the Latitude board of directors conditionally approved a proposed partial settlement with the plaintiffs in this matter. The settlement would provide, among other things, a release of Latitude and of the individual defendants for the conduct alleged in the action to be wrongful in the amended complaint. Latitude would agree to undertake other responsibilities under the partial settlement, including agreeing to assign away, not assert, or release certain potential claims Latitude may have against its underwriters. Any direct financial impact of the proposed settlement is expected to be borne by Latitude's insurers. The committee agreed to approve the settlement subject to a number of conditions, including the participation of a substantial number of other issuer defendants in the proposed settlement, the consent of Latitude's insurers to the settlement, and the completion of acceptable final settlement documentation. Furthermore, the settlement is subject to a hearing on fairness and approval by the Court overseeing the litigation. Due to the inherent uncertainties of litigation and because the litigation and settlement process is still at a preliminary stage, the ultimate outcome of the matter cannot be predicted.

        In late 2002, the Department of Labor initiated an inquiry and began a review of Latitude's Salary Savings Plan to examine its compliance with Title I of ERISA in connection with the untimely transmission of $62,088 in participant contributions in July 2000. Latitude has complied with the document requests of the Department of Labor and paid interest with respect to the untimely payment. The inquiry is still pending.

Effect on Awards Outstanding Under Latitude Stock Plans

        Continuing Employees.    Under the merger agreement, at the effective time of the merger, each unexercised and outstanding stock option granted under Latitude's stock option plans that is held by an employee of Latitude who receives and accepts an offer of continued employment by Cisco following the merger will be terminated automatically and, in substitution thereof, Cisco will, upon receipt of an executed benefits/acceleration waiver, issue to the holder of such stock option a replacement option to purchase, on the same terms and conditions as were applicable under the terminated Latitude stock option, the number of shares of Cisco common stock determined by multiplying (A) the number of shares of Latitude common stock subject to the terminated Latitude stock option by (B) the option exchange ratio, which is a fraction, the numerator of which is $3.95, representing the per-share cash amount, and the denominator of which is the average closing price of Cisco common stock on The Nasdaq National Market for the ten consecutive trading days ending with the trading day that immediately precedes the closing date of the merger. The exercise price per share of Cisco common stock under the replacement options will be equal to the quotient obtained by dividing (A) the per share exercise price for the shares of Latitude common stock otherwise purchasable pursuant to terminated Latitude stock option by (B) the option exchange ratio.

        Non-Continuing Employees.    Under the merger agreement, at the effective time of the merger, each unexercised and outstanding stock option granted under Latitude's stock option plans that is held by a director of Latitude or an employee of Latitude who does not receive and/or accept an offer of continued employment by Cisco following the merger will be terminated automatically and the holder of such stock option will be entitled to receive an amount determined by multiplying (A) the number of shares of Latitude common stock as to which the terminated Latitude stock option was vested and exercisable immediately prior to the effective time of the merger, after giving effect to 100% acceleration of vesting with respect to stock options granted to non-employee directors of Latitude and 50% acceleration of vesting with respect to stock options granted to employees of Latitude, by (B) the per-share cash amount of $3.95 minus the per share exercise price for the shares of Latitude common stock otherwise purchasable pursuant to the terminated Latitude stock option.

THE MERGER AGREEMENT AND THE VOTING AGREEMENT

        The following description summarizes the material provisions of the merger agreement and the voting agreement. Stockholders should read carefully the merger agreement and the voting agreement, which are attached to this proxy statement as Annex A and Annex B, respectively.

The Merger Agreement

        Conditions to the Completion of the Merger.    Cisco and Latitude are obligated to complete the merger only if they satisfy or, in some cases, waive several conditions which include, in addition to other customary closing conditions, the following:

  •
  the holders of a majority of the outstanding shares of Latitude common stock must have voted in favor of adopting the merger agreement;

  •
  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the merger may be in effect; nor shall any action have been taken by any governmental entity, and no statute, rule regulation or order shall have been enacted, entered, enforced or deemed applicable to the merger, which makes the consummation of the merger illegal;

  •
  all approvals, waivers and consents, if any, necessary for the consummation of, or in connection with, the merger and the other transactions contemplated by the merger agreement from all governmental entities shall have been obtained, and the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable competition, merger control, antitrust or similar law must have expired or been terminated; and

  •
  the respective representations and warranties of Cisco and Latitude contained in the merger agreement shall be true and correct as of the date of the merger agreement and as of the closing date of the merger, disregarding any materiality qualifications, except where the failure of such representations and warranties to be true and correct would not have, or reasonably be expected to have, a material adverse effect on the party making such representations and warranties.

        The merger agreement provides that a "material adverse effect" means with respect to any entity any change, event, violation, inaccuracy, circumstance or effect that, individually or taken together with all other effects is, or is reasonably likely to, (i) be or become materially adverse in relation to the near-term or longer-term condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, capitalization, operations or results of operations of such entity and its subsidiaries, taken as a whole, or (ii) materially impedes or delays such entity's ability to consummate the transactions contemplated by the merger agreement; provided that changes in the trading volume or trading prices of such entity's capital stock, in and of themselves, will not be deemed to constitute a material adverse effect; provided further, that a material adverse effect will not be deemed to have occurred to the extent that any such effect proximately results from a change generally affecting the United States or world economy or generally affecting the industry in which the affected entity operates (provided that such change does not affect such entity in a disproportionate manner); and provided further, that a material adverse effect will not be deemed to have occurred to the extent such effect proximately and primarily results from the announcement of the execution of the merger agreement and the transactions contemplated thereby.

        In addition, Cisco will be obligated to complete the merger only if:

  •
  there is not in effect any temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Cisco's ownership, conduct or operation of the business of Latitude following the effective time of the merger;

  •
  there is no pending suit, action or proceeding brought by any governmental entity requiring Cisco to sell, license or otherwise dispose or hold separate any assets of Cisco, any of its affiliates or Latitude, imposing any limitation or regulation on the ability of Cisco or any of its affiliates to freely conduct their businesses or Latitude's business, or requiring Cisco to hold separate the shares of Latitude common stock or imposing any limitation or regulation on the ability of Cisco or any of its affiliates to exercise full rights of ownership of shares of Latitude common stock;

  •
  there shall not have occurred after the date of the merger agreement any change, event or condition that, individually or in the aggregate with other changes, events or conditions that has resulted in, or would reasonably be expected to result in, a material adverse effect on Latitude;

  •
  the number of shares of Latitude common stock for which statutory rights of appraisal have not been withdrawn or terminated shall not exceed 5% of the total number of shares of Latitude common stock outstanding;

  •
  certain Latitude employees have accepted employment by Cisco following the merger;

  •
  certain consents and approvals of third parties shall have been obtained by Latitude; and

  •
  the noncompetition agreements executed by certain Latitude stockholders concurrently with the parties' signing of the merger agreement continue to be in full force and effect.

        Latitude can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

        No Solicitation.    The merger agreement provides that Latitude will not, nor will it permit any of its subsidiaries to, nor will it authorize any of its directors, officers, affiliates or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, directly or indirectly:

  •
  solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to an acquisition proposal, as defined below;

  •
  enter into, participate in, maintain or continue any communications or negotiations regarding, or deliver or make available to any person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

  •
  agree to, accept, approve, endorse or recommend any acquisition proposal;

  •
  enter into any letter of intent or any other contract contemplating or otherwise relating to any acquisition proposal;

  •
  submit any acquisition proposal to the vote of any securityholders of Latitude or any of its subsidiaries;

  •
  withhold, withdraw or modify, in a manner adverse to Cisco, the approval of the Latitude board of directors of the merger agreement and/or any of the transactions contemplated thereby; or

  •
  take any action or position that is inconsistent with, or withdraw or modify, in a manner adverse to Cisco, the determination or recommendation of the Latitude board of directors that the Latitude stockholders vote in favor of and approve and adopt the merger agreement.

        Latitude is also required, as promptly as practicable (but in no event more than 24 hours after receipt) to notify Cisco orally and in writing of an acquisition proposal, any inquiry, expression of interest, proposal, or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, any other notice that any person is considering making an acquisition proposal or any request for non-public information that would reasonably be expected to lead to an acquisition proposal, as well as the material terms and conditions of such acquisition proposal, inquiry, expression of interest, proposal, offer, notice or request, and the identity of the person or group making such acquisition proposal, inquiry, expression of interest, proposal, offer, notice or request.

        The merger agreement permits the Latitude board of directors, at any time prior to the adoption of the merger agreement at the special meeting in response to an unsolicited, written, bona fide acquisition proposal that such board of directors reasonably concludes in good faith (after receipt of advice of its outside legal counsel and a financial advisor of national standing) is or is reasonably likely to become, a superior offer, as defined below, to enter into discussions with the person making the acquisition proposal and deliver or make available to such person non-public information regarding Latitude and its subsidiaries, provided, in every case, that Latitude, its subsidiaries and its representatives comply with each of the following:

  •
  neither Latitude, any of its subsidiaries nor any representative of Latitude has violated any of the non-solicitation provisions set forth in the merger agreement;

  •
  the Latitude board of directors first shall have concluded in good faith, after receipt of advice of its outside counsel, that such action is required in order for the Latitude board of directors to comply with its fiduciary obligations to the Latitude stockholders under applicable law;

  •
  Latitude first shall have provided Cisco with written notice of the identity of such person and all of the material terms and conditions of such acquisition proposal and of Latitude's intention to take such actions;

  •
  Latitude first shall have received from such person an executed confidentiality agreement containing terms at least as restrictive with regard to Latitude's confidential information as the confidentiality agreement between Cisco and Latitude;

  •
  Latitude first shall have given Cisco at least three business days advance notice of its intent to take such actions, specifying what actions it intends to take; and

  •
  prior to or contemporaneously with delivering or making available any such non-public information to such person, Latitude shall deliver such non-public information to Cisco.

        The merger agreement further allows the Latitude board of directors to withhold, withdraw, amend or modify its recommendation to the Latitude stockholders in favor of adoption of the merger agreement if each of the following occurs:

  •
  the required vote to adopt the merger agreement by the Latitude stockholders has not been obtained;

  •
  Latitude has not violated any of the non-solicitation provisions set forth in the merger agreement;

  •
  a superior offer is made to Latitude and is not withdrawn;

  •
  Latitude promptly provided written notice to Cisco advising of its receipt of a superior offer and its intention to change its recommendation and the manner and timing in which it intends to do so;

  •
  Latitude has provided Cisco a copy of all written materials delivered to the person or group making the superior offer and made available to Cisco all other materials and information made available to the person or group making the superior offer;

  •
  Cisco has not, within five business of Latitude's notice of superior offer, made an offer that the Latitude board of directors by a majority vote concludes in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to the Latitude stockholders as such superior offer; and

  •
  the Latitude board of directors concludes in good faith, after receipt of advice of its outside counsel, that, in light of such superior offer and any counter offer made by Cisco, it is required to withhold, withdraw, amend or modify such recommendation in order to comply with its fiduciary obligations to the Latitude stockholders under applicable law.

        The merger agreement provides that the term "acquisition proposal" means any agreement, offer, proposal or indication of interest or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving: (A) any acquisition or purchase from Latitude or any of its subsidiaries by any person or group of more than a 10% interest in the total outstanding voting securities of Latitude or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 10% or more of the total outstanding voting securities of Latitude or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving Latitude or any of its subsidiaries; (B) any sale, lease (other than in the ordinary course of business), mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of any significant portion of the assets of Latitude and its subsidiaries in any single transaction or series of related transactions; or (C) any liquidation or dissolution of Latitude or any of its subsidiaries, or any extraordinary dividend, whether of cash or other property.

        The merger agreement provides that the term "superior offer" means any unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger), all or substantially all of the assets of Latitude or all of the total outstanding voting securities of Latitude and as a result of which the stockholders of such party immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Latitude board of directors has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person making the offer, to be more favorable, from a financial point of view, to Latitude's stockholders (in their capacities as stockholders) than the terms of the merger and is reasonably capable of being consummated.

        Termination.    The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the adoption of the merger agreement by the stockholders of Latitude:

  •
  by mutual written consent duly authorized by the Cisco board of directors and the Latitude board of directors;

  •
  by Cisco or Latitude, if the merger has not been completed by April 30, 2004; provided, however, that this right to terminate the merger agreement will not be available to any party whose breach of the merger agreement resulted in the failure of the merger to be completed by that date;

  •
  by Cisco or Latitude, if a governmental entity issues any order, decree or ruling, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which has become final and nonappealable;

  •
  by either Cisco or Latitude, if the required approvals of the Latitude stockholders have not been obtained by reason of the failure to obtain the required vote at the special meeting of Latitude stockholders or at any adjournment thereof; provided that Latitude may not so terminate the merger agreement if the failure to obtain the required approvals of the Latitude stockholders is caused by any action or failure to act of Latitude that constitutes a breach of the merger agreement or the breach of any voting agreement entered into by Latitude stockholders and Cisco;

  •
  by Cisco or Latitude, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition to the merger and cannot be cured or has not been cured within 15 days after written notice of such breach;

  •
  by Cisco in the event that Latitude board of directors or any committee thereof (a) withdraws, amends or modifies in a manner adverse to Cisco, it recommendation to the Latitude stockholders in favor of adoption of the merger agreement, (b) fails to reaffirm its recommendation to the Latitude stockholders in favor of adoption of the merger agreement within 10 business days after Cisco requests in writing that such recommendation be reaffirmed, (c) approves or publicly recommends an alternative acquisition proposal, (d) enters into any letter of intent or other contract accepting an alternative acquisition proposal, (e) Latitude shall have materially breached the provisions in the merger agreement pertaining to convening the special meeting of Latitude stockholders, recommending the merger and non-solicitation of alternative acquisition proposals, or (f) fails to sent to the Latitude stockholders, within 10 business days of the commencement of a third party tender or exchange offer relating to Latitude common stock, a statement disclosing that Latitude recommends rejection of such tender or exchange offer; or

  •
  by Latitude, if the Latitude board of directors withholds or withdraws its recommendation to the Latitude stockholders in favor of the adoption of the merger agreement in response to a superior offer (defined as an unsolicited bona fide written third party offer to acquire Latitude that the Latitude board of directors concludes in good faith to be more favorable, from a financial point of view, to the Latitude stockholders than the terms of the merger and is reasonably capable of being consummated) following strict compliance with the provisions in the merger agreement pertaining to convening the special meeting of Latitude stockholders, recommending the merger and non-solicitation of alternative acquisition proposals, provided, that concurrently with the termination of the merger agreement Latitude pays Cisco a termination fee of $3,400,000.

        Conduct of Business Pending the Merger.    During the period from the date of the merger agreement until the earlier of the termination of the merger agreement and the effective time of the merger, Latitude has agreed (and to cause each of its subsidiaries) to:

  •
  conduct its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of the merger agreement (except to the extent expressly provided otherwise in the merger agreement or as consented to in writing by Cisco);

  •
  pay all of its debts and taxes when due, subject to good faith disputes over such debts or taxes;

  •
  pay or perform its other obligations when due;

  •
  use its reasonable best efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired;

  •
  use its reasonable best efforts to assure that each of its contracts (other than with Cisco) entered into after the date of the merger agreement will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the merger, and shall give reasonable advance notice to Cisco prior to allowing any material contract, as defined in the merger agreement, or right thereunder to lapse or terminate by its terms; and

  •
  maintain each of its leased premises in accordance with the terms of the applicable lease.

        In addition, Latitude has agreed, during the period from the date of the merger agreement until the earlier of the termination of the merger agreement and the effective time of the merger, not to do, cause or permit, and shall cause each subsidiary not to do, cause or permit, any of the following (except to the extent expressly provided otherwise in the merger agreement or as consented to in writing by Cisco):

  •
  cause or permit any amendments to its certificate of incorporation or bylaws or comparable governing documents;

  •
  declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service, or adopt or enter into any "stockholder rights plan" or similar anti-takeover agreement or plan that would interfere with the merger or the consummation of the other transactions contemplated by the merger agreement;

  •
  except as required by the merger agreement, accelerate, amend or change the period of exercisability or vesting of any options or other rights granted under its stock plans or the vesting of the securities purchased or purchasable under such options or other rights or the vesting schedule or repurchase rights applicable to any unvested securities issued under such stock plans or otherwise; amend or change any other terms of such options, rights or unvested securities; authorize cash payments in exchange for any options or other rights granted under any of such plans or the securities purchased or purchasable under those options or rights or the unvested securities issued under such plans or otherwise;

  •
  enter into any contract that would constitute a material contract (other than customer agreements on Latitude's standard, unmodified forms in the ordinary course of business consistent with past practices), or violate, terminate, amend, or otherwise modify (including by entering into a new contract with such party or otherwise) or waive any of the terms of any of its material contracts (other than novations or consents to assignment contemplated by the merger agreement);

  •
  issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any company voting debt or any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other contracts of any character obligating it to issue any such shares or other convertible securities, other than (A) the issuance of shares of Latitude common stock pursuant to the exercise of stock options, warrants or other rights outstanding on the date hereof, and (B) the issuance of shares of Latitude common stock issuable to participants in the Latitude ESPP consistent with the terms thereof;

  •
  hire any officers or other employees, or any consultants or independent contractors, or enter into, or extend the term of, any employment or consulting agreement with any officer, employee, consultant or independent contractor, or enter into any collective bargaining agreement (unless required by applicable law);

  •
  make any loans or advances (other than routine travel advances and sales commission draws to employees of Latitude or any subsidiary consistent with past practice) to, or any investments in or capital contributions to, any person (including any officer, director or employee of Latitude) or forgive or discharge in whole or in part any outstanding loans or advances; or otherwise modify any loan previously granted to any officer or director of Latitude prior to July 30, 2002;

  •
  transfer or license to any person any rights to any intellectual property or transfer or license from any person any third party intellectual property rights other than in the ordinary course of business consistent with past practice or transfer or provide a copy of any source code of Latitude to any person;

  •
  enter into or amend any agreement pursuant to which any other party is granted exclusive rights or "most favored party" rights of any type or scope with respect to any of its products, technology, intellectual property or business, or containing any non-competition covenants or other material restrictions relating to its or Cisco's business activities;

  •
  sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to Latitude's and/or any subsidiary's businesses, taken as a whole, other than sales of products in the ordinary course of business consistent with its past practice;

  •
  incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, enter into any "keep well" or other contract to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than (1) in connection with the financing of ordinary course trade payables consistent with past practice, or (2) pursuant to existing credit facilities in the ordinary course of business;

  •
  enter into any operating lease in excess of $100,000;

  •
  pay, discharge or satisfy, in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising otherwise than in the ordinary course of business pursuant to contracts made available to Cisco, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the financial statements;

  •
  make any capital expenditures, capital additions or capital improvements except pursuant to Latitude's capital expenditure budget;

  •
  materially change the amount of any insurance coverage;

  •
  terminate or waive any right of substantial value;

  •
  adopt or amend any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under ERISA or as necessary to maintain the qualified status of such plan under the Internal Revenue Code of 1986, pay any special bonus or special remuneration to any employee or non-employee director or increase the salaries or wage rates of its employees, or add any new non-employee members to Latitude's board of directors;

  •
  except as provided in the merger agreement, grant or pay, or enter into any agreement or arrangement providing for the granting of any severance or termination pay, or the acceleration of vesting or other benefits, to any person, except payments made pursuant to written agreements outstanding;

  •
  commence a lawsuit, other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with Cisco prior to the filing of such a suit), or (3) for a breach of the merger agreement, or settle or agree to settle any pending or threatened lawsuit or other dispute;

  •
  acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, or enter into any contract with respect to a joint venture, strategic alliance or partnership;

  •
  make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, file any tax return or any amendment to a tax return, enter into any tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes;

  •
  change accounting methods or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business), except in each case as required by changes in GAAP as concurred with by its independent auditors and after notice to Cisco;

  •
  enter into any agreement for the purchase, sale or lease of any real property;

  •
  place or allow the creation of any encumbrance on any of its properties, other than statutory liens for unpaid taxes not yet due and payable which are incurred in the ordinary course of business consistent with past practice;

  •
  materially change the manner in which it extends warranties, discounts or credits to customers;

  •
  enter into any contract or transaction in which any officer, director, employee, agent or stockholder of Latitude (or any member of their families) has an interest under circumstances that, if entered immediately prior to the date hereof, would require that such contract be listed in the merger agreement; and

  •
  take or agree in writing or otherwise to take, any of the actions described in the above bulleted items, or any action which would reasonably be expected to make any of Latitude's representations or warranties contained in the merger agreement untrue or incorrect or prevent Latitude from performing or cause Latitude not to perform one or more covenant required by the merger agreement to be performed by Latitude.

        Amendment; Extension and Waiver.    Subject to applicable law:

  •
  the merger agreement may be amended by the parties in writing by action authorized by each party's board of directors at any time, except that after the merger agreement has been adopted by the stockholders of Latitude, no amendment may be entered into which requires further approval by Latitude stockholders unless such further approval is obtained; and

  •
  at any time prior to the effective time of the merger, the parties may, by written instrument signed on behalf of such party, extend the time for performance of the obligations of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and waive compliance by any other party with any agreements or conditions in the merger agreement.

        Expenses.    Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement, the voting agreement and related transactions will be paid by the party incurring such fees or expenses, except that Cisco and Latitude will share equally all filing fees with respect to this proxy statement and the fees and expenses of all filings made pursuant to antitrust laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        Termination Fee.    The merger agreement requires, however, that Latitude pay Cisco a termination fee of $3,400,000 if:

  •
  the merger agreement is terminated by Cisco in the event the Latitude board of directors or any committee thereof (a) withdraws amends or modifies in a manner adverse to Cisco, it recommendation to the Latitude stockholders in favor of adoption of the merger agreement, (b) fails to reaffirm its recommendation to the Latitude stockholders in favor of adoption of the merger agreement within 10 business days after Cisco requests in writing that such recommendation be reaffirmed, (c) approves or publicly recommends an alternative acquisition proposal, (d) enters into any letter of intent or other contract accepting an alternative acquisition proposal, (e) Latitude shall have materially breached the provisions in the merger agreement pertaining to convening the special meeting of Latitude stockholders, recommending the merger and non-solicitation of alternative acquisition proposals, or (f) fails to sent to the Latitude stockholders, within 10 business days of the commencement of a third party tender or exchange offer relating to Latitude common stock, a statement disclosing that Latitude recommends rejection of such tender or exchange offer;

  •
  the merger agreement is terminated by Latitude, due to the Latitude board of directors withholding or withdrawing its recommendation to the Latitude stockholders in favor of adoption of the merger agreement in response to a superior offer following strict compliance with the provisions in the merger agreement pertaining to convening the special meeting of Latitude stockholders, recommending the merger and non-solicitation of alternative acquisition proposals; or

  •
  Latitude fails to obtain the required approvals of the Latitude stockholders and (a) prior to such termination an alternative acquisition proposal was publicly disclosed and (b) within 12 months following termination of the merger agreement Latitude is acquired by a third party or enters into a contract providing for its acquisition by a third party.

        Representations and Warranties.    The merger agreement contains customary representations and warranties relating to, among other things:

  •
  corporate organization and similar corporate matters of each of Cisco and Latitude;

  •
  the capital structure of Latitude, including outstanding indebtedness;

  •
  authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of each of Cisco and Latitude;

  •
  documents filed by Latitude with the Securities and Exchange Commission, the accuracy of the financial statements and other information contained in such documents and the absence of undisclosed liabilities of Latitude;

  •
  absence of certain changes or events concerning Latitude;

  •
  outstanding and pending litigation of Latitude;

  •
  absence of restrictions on business activities;

  •
  compliance with applicable laws by Latitude;

  •
  title to material properties and assets of Latitude;

  •
  intellectual property of Latitude;

  •
  environmental matters;

  •
  filing of tax returns and payment of material taxes by Latitude;

  •
  matters relating to the Employee Retirement Income Security Act for Latitude and other employee benefits matters;

  •
  interested party transactions;

  •
  insurance policies of Latitude;

  •
  availability and accuracy of Latitude's books and records;

  •
  engagement and payment of fees of brokers, investment bankers, finders and financial advisors by Latitude and amount of fees of other advisors to Latitude in connection with the merger agreement and the merger;

  •
  Latitude's inventory;

  •
  Latitude's accounts receivable;

  •
  disputes with customers or suppliers;

  •
  certain material contracts of Latitude;

  •
  required third party consents;

  •
  export control laws;

  •
  product releases;

  •
  receipt of fairness opinion by Latitude from its financial advisor;

  •
  the accuracy of information supplied by each of Cisco and Latitude in connection with this proxy statement; and

  •
  satisfaction of certain state takeover statutes' requirements for Latitude;

        Certificate of Incorporation.    The merger agreement provides that, after the effective time of the merger, the certificate of incorporation of Los Angeles Acquisition Corp., as in effect immediately prior to the effective time of the merger, will be the certificate of incorporation of the surviving corporation until thereafter amended, except that Article I of the certificate of incorporation of the surviving corporation will be amended at the effective time of the merger to read: "The name of the corporation is Latitude Communications, Inc."

        Bylaws.    The merger agreement provides that the bylaws of Los Angeles Acquisition Corp., as in effect immediately prior to the effective time of the merger, will be the bylaws of the surviving corporation following the merger until changed or amended.

The Voting Agreement

        General.    Simultaneously with the execution and delivery of the merger agreement, Cisco entered into voting agreements with the directors and certain stockholders of Latitude, who on the record date together held approximately 8.5% of the outstanding Latitude common stock. None of the Latitude stockholders who are parties to the voting agreements were paid additional consideration in connection with these agreements. The form of voting agreement is attached as Annex B, which we urge you to read carefully.

        Restrictions on Transfer.    The stockholders who are parties to the voting agreement have agreed not to sell, exchange, pledge, or otherwise dispose of or encumber any shares of Latitude common stock subject to the voting agreement prior to the earlier of the date of the effective time of the merger and the termination of the merger agreement in accordance with its terms.

        Voting.    The stockholders signing the voting agreement agreed, among other things, to vote all of their shares of Latitude common stock in favor of the adoption and approval of the merger agreement, the merger and the related certificate of merger and any matter that could reasonably be expected to facilitate the merger at any meeting of Latitude stockholders at which such matters are considered, and at every adjournment thereof, and on every action by written consent of the Latitude stockholders with respect to any of the foregoing. The stockholders signing the voting agreement also agreed to vote against any acquisition proposal and any other matter that might reasonably be expected to impede, delay or materially and adversely affect the merger or any of the transactions contemplated by the merger agreement. In order to secure these obligations, the stockholders signing the voting agreement granted a proxy and power of attorney with respect to all of their shares of Latitude common stock with respect to such matters to the member of the Cisco board of directors.

        The Latitude board of directors recommends that you vote "for" the proposal to adopt the merger agreement.

PROPOSAL NO. 2—ADJOURNMENT OF THE SPECIAL MEETING

        If at the Latitude special meeting on January    , 2004, the number of shares of Latitude common stock present or represented and voting in favor of approval of the merger is insufficient to adopt the merger agreement under Delaware law and under our certificate of incorporation, our management may move to adjourn the special meeting in order to enable the Latitude board of directors to continue to solicit additional proxies in favor of the merger. In that event, we will ask you to vote only upon the adjournment proposal, and not the merger proposal.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by the Latitude board of directors to vote in favor of adjourning the special meeting, and any later adjournments, to a date or dates not later than April 30, 2004. If the Latitude stockholders approve the adjournment proposal, we could adjourn the special meeting, and any adjourned session of the special meeting, to a date not later than April 30, 2004 and use the additional time to solicit additional proxies in favor of the merger, including the solicitation of proxies from Latitude stockholders that have previously voted against the merger. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger to defeat the merger proposal, we could adjourn the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the merger.

        Under our certificate of incorporation and bylaws, the adjournment proposal requires the approval of a majority of the votes represented in person or by proxy at the special meeting and eligible to vote on the proposal. Accordingly, broker non-votes will have no effect on the outcome of this proposal, but abstentions will have the effect of a vote against this proposal. No proxy that is specifically marked "against" approval of the merger proposal will be voted in favor of the adjournment proposal, unless it is specifically marked "for" the discretionary authority to adjourn the special meeting to a later date.

        The Latitude board of directors believes that if the number of shares of Latitude common stock present or represented at the special meeting and voting in favor of the merger is insufficient to approve the merger, it is in the best interests of the Latitude stockholders to enable the board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the merger to bring about its approval.

        The Latitude board of directors recommends that you vote "for" the proposal to authorize the adjournment of the special meeting to a date or dates not later than April 30, 2004.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows the common stock beneficially owned by (i) each person who is known by us to beneficially own 5% or more of our outstanding common stock, (ii) each of the executive officers of Latitude, (iii) each of the directors of Latitude and (iv) all officers and directors of Latitude as a group, as of November 11, 2003. Except as otherwise noted, the address of each person listed in the table is c/o Latitude Communications, Inc., 2121 Tasman Drive, Santa Clara, California 95054.

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock(2)
Entities affiliated with CitiGroup, Inc. 399 Park Avenue New York, NY 10043	3,530,000	(3)	17.9%
WM Advisors, Inc. 1201 Third Avenue, 22nd Floor Seattle, WA 98101	2,520,680	(3)	12.8
Austin W. Marxe and David M. Greenhouse 153 East 53rd Street New York, NY 10022	1,392,165	(3)	7.1
Entities and an individual affiliated with Palo Alto Investors, LLC 470 University Avenue Palo Alto, CA 94301	1,189,527	(3)	6.0
Emil C.W. Wang	1,230,521	(4)	6.3
Rick M. McConnell	421,887	(5)	2.1
Edward D. Tracy	384,062	(6)	2.0
R. Dixon Speas, Jr.	336,931	(7)	1.7
David N. Bieselin	208,137	(8)	1.1
William A. Odell	125,476	(9)	*
John M. Marcone	119,748	(10)	*
Luis P. Buhler	64,500	(11)	*
Klaus-Dieter Laidig	45,104	(12)	*
Robert J. Finocchio, Jr.	130,104	(13)	*
James L. Patterson	240,654	(14)	1.2
Jan A. Praisner	7,500	(15)	*
All directors and executive officers as a group (12 persons)	3,314,624	(16)	16.9

*
Less than 1%.

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after November 11, 2003.

(2)
Percentage of beneficial ownership is based on 19,687,229 shares outstanding as of November 11, 2003. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after November 11, 2003, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person.

(3)
Unless otherwise stated, beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13D's or 13G's, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2002. In the case of entities affiliated with Palo Alto Investors, LLC, the filing set forth beneficial ownership as of December 9, 2002. In the case of WM Advisors, Inc., the information in this table is based on the stockholder's 13F-HR filing pursuant to the Exchange Act which set forth beneficial ownership as of September 30, 2003.

(4)
Includes 239,121 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003. Indirect holdings include 936,500 shares held in trust and 54,900 shares held by Mr. Wang's children.

(5)
Includes 405,904 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003. Mr. McConnell has agreed to exercise stock options with respect to 62,000 shares of Latitude common stock prior to the effective time of the merger.

(6)
Includes 187,766 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(7)
Includes 253,976 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(8)
Includes 144,144 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(9)
Includes 98,876 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(10)
Includes 112,105 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(11)
Includes 62,500 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(12)
Consists of shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(13)
Includes 32,604 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(14)
Includes 55,104 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003. Stock holdings include 155,250 shares held in trust.

(15)
Consists of shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

(16)
Includes 1,644,704 shares issuable upon exercise of options exercisable within 60 days of November 11, 2003.

STOCKHOLDER PROPOSALS

        Latitude will hold a 2004 annual meeting of Latitude stockholders only if the merger is not completed.

        If the merger is not completed, proposals of stockholders intended to be presented at the regular annual meeting of Latitude stockholders for the fiscal year ended December 31, 2003 pursuant to SEC Rule 14a-8 must be received no later than the close of business on December 28, 2003 at Latitude's principal executive offices in order to be included in Latitude's proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by Latitude, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Latitude Communications, Inc., 2121 Tasman Drive, Santa Clara, California 95054, Attention: Secretary.

        Under Latitude's bylaws, stockholders who wish to make a proposal at the annual meeting of Latitude stockholders for the fiscal year ended December 31, 2003, must notify Latitude no earlier than the close of business on                        and no later than the close of business on                        . If a stockholder who wishes to present a proposal fails to notify Latitude by                         , the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of Latitude's bylaws, the proposal is brought before the annual meeting of Latitude stockholders, then under the proxy rules of the Securities and Exchange Commission, the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.

OTHER MATTERS

        As of the date of this proxy statement, the Latitude board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

        Latitude files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Latitude will mail without charge, upon written request, a copy of Latitude's annual report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Latitude Communications, Inc., 2121 Tasman Drive, Santa Clara, California 95054, Attn: Investor Relations. The annual report on Form 10-K is also available at the Internet world wide web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

        Cisco has supplied all information contained in this proxy statement relating to Cisco and Latitude has supplied all such information relating to Latitude.

        Latitude stockholders should not send in their Latitude certificates until they receive the transmittal materials from the paying agent. Latitude stockholders of record who have further questions about their share certificates or the exchange of their Latitude common stock for cash should call the paying agent.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated December     , 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
CISCO SYSTEMS, INC.,
LOS ANGELES ACQUISITION CORP.,
AND
LATITUDE COMMUNICATIONS, INC.
NOVEMBER 11, 2003

A-i

3.3	Sufficient Funds	A-39
3.4	No Prior Sub Operations	A-39
3.5	Information Supplied	A-39
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME		A-40
4.1	Conduct of Business of the Company and Subsidiaries	A-40
4.2	Restrictions on Conduct of Business of the Company and Subsidiaries	A-40
ARTICLE V ADDITIONAL AGREEMENTS		A-43
5.1	Proxy Statement	A-43
5.2	Meeting of Stockholders; Board Recommendation	A-44
5.3	No Solicitation; Acquisition Proposals	A-44
5.4	Access to Information	A-48
5.5	Confidentiality; Public Disclosure	A-48
5.6	Regulatory Approvals	A-48
5.7	Reasonable Efforts	A-49
5.8	Third Party Consents; Notices	A-50
5.9	Notice of Certain Matters	A-50
5.10	Employees	A-50
5.11	Issuance of Replacement Options and Certain Other Matters	A-51
5.12	Spreadsheet	A-52
5.13	Benefits/Acceleration Waivers	A-52
5.14	Termination of Benefit Plans	A-52
5.15	Indemnification	A-52
5.16	Section 16 Matters	A-53
5.17	Termination of Financing Statements	A-53
ARTICLE VI CONDITIONS TO THE MERGER		A-53
6.1	Conditions to Obligations of Each Party to Effect the Merger	A-53
6.2	Additional Conditions to Obligations of the Company	A-54
6.3	Additional Conditions to the Obligations of Acquiror and Sub	A-54
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER		A-55
7.1	Termination	A-55
7.2	Effect of Termination	A-57
7.3	Expenses and Termination Fees	A-57
7.4	Amendment	A-58
7.5	Extension; Waiver	A-58
ARTICLE VIII GENERAL PROVISIONS		A-58
8.1	Non-Survival of Representations and Warranties	A-58
8.2	Notices	A-58
8.3	Interpretation	A-59
8.4	Counterparts	A-60
8.5	Entire Agreement; Parties in Interest	A-60
8.6	Assignment	A-60
8.7	Severability	A-61
8.8	Remedies Cumulative; Specific Performance	A-61
8.9	Governing Law	A-61
8.10	Rules of Construction	A-61
8.11	WAIVER OF JURY TRIAL	A-61

A-ii

SCHEDULES

The Company Disclosure Letter
Schedule 1.9(a)(iv)	—	Other Non-Employee Director Stock Options
Schedule 2.1	—	Company Subsidiaries
Schedule 2.2(b)-1	—	Company Options
Schedule 2.2(b)-2	—	Company Options Held by Non-Employees
Schedule 2.4(e)	—	Company Bank Accounts
Schedule 2.4(f)	—	Company Debt
Schedule 2.9	—	Company Real Property
Schedule 2.10(c)	—	Company Products
Schedule 2.10(d)	—	Company Registered Intellectual Property
Schedule 2.10(e)	—	IP Licenses
Schedule 2.10(l)	—	Company Publicly Available Software and Materials
Schedule 2.10(p)	—	Company Source Code Escrows
Schedule 2.10(q)	—	Third Party Personally Identifiable Information
Schedule 2.12(l)	—	Amount of Deferred Gain or Loss on Intercompany Transactions
Schedule 2.13(a)	—	Company Employee Plans
Schedule 2.13(h)	—	Company Plans Outside the U.S.
Schedule 2.13(i)	—	List of "Disqualified Individuals"
Schedule 2.13(j)	—	List of Employees Not Able to Fully Perform Work
Schedule 2.13(m)	—	Company Severance and Employment Agreements
Schedule 2.13(n)	—	Notice of Termination
Schedule 2.15	—	Company Insurance Policies
Schedule 2.17	—	Brokers' and Advisors' Fees
Schedule 2.19	—	Company Accounts Receivable Aging
Schedule 2.20(a)	—	List of Significant Customers
Schedule 2.20(b)	—	List of Significant Suppliers
Schedule 2.21	—	List of Material Contracts
Schedule 2.21(xiii)	—	List of Customer Agreements
Schedule 2.22	—	Third Party Consents
Schedule 2.24	—	Product Releases
Schedule 4.1	—	Permitted Actions
Schedule 4.2(xiv)	—	Company Capital Expenditure Budget
Schedule 4.2(xvii)	—	Excepted Compensation Arrangements
Schedule 4.2(xviii)	—	Excepted Severance Arrangements
Schedule 5.8(a)-1	—	List of Contracts Required to be Terminated
Schedule 5.8(a)-2	—	List of Other Contracts to be Obtained
Schedule 6.3(f)-1	—	List of Employees Required to Enter into Offer Letters
Schedule 6.3(f)-2	—	List of Additional Employees for Closing Condition
Schedule 6.3(g)	—	List of Required Third-Party Consents
EXHIBITS
Exhibit A	—	Form of Certificate of Merger (Delaware)
Exhibit B	—	Form of Company Voting Agreement
Exhibit C	—	Forms of Proprietary Information and Inventions Agreement and Arbitration Agreement
Exhibit D	—	Form of Benefits/Acceleration Waiver
Exhibit E	—	Form of IRS Notice
Exhibit F	—	Form of FIRPTA Notice

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 11, 2003, by and among Cisco Systems, Inc., a California corporation ("Acquiror"), Los Angeles Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Acquiror ("Sub"), and Latitude Communications, Inc., a Delaware corporation (the "Company").

RECITALS

        A. The Boards of Directors of the Company and Sub and a duly authorized committee of the Board of Directors of Acquiror have determined that it is advisable and in the best interests of the securityholders of their respective companies that Sub merge with and into the Company (the "Merger"), with the Company to survive the Merger and to become a wholly owned subsidiary of Acquiror, on the terms and subject to the conditions set forth in this Agreement, and, in furtherance thereof, have approved the Merger, this Agreement, the Certificate of Merger (as defined in Section 1.2) and the other transactions contemplated by this Agreement.

        B. Pursuant to the Merger, among other things, the issued and outstanding shares of the Company's Common Stock shall be converted into the right to receive cash in the manner set forth herein.

        C. The Company, Sub and Acquiror desire to make certain representations, warranties, covenants and other agreements in connection with the Merger as set forth herein.

        D. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Acquiror to enter into this Agreement, certain affiliates and stockholders of the Company are entering into voting agreements and irrevocable proxies in substantially the form attached hereto as Exhibit B (together, the "Company Voting Agreement").

        E. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Acquiror to enter into this Agreement, certain employees of the Company are entering into offer letters, proprietary information and inventions agreements and arbitration agreements with Acquiror and executing benefits waivers (which include a waiver of acceleration of vesting of stock options) in favor of the Company.

        F. Concurrently with the execution of this Agreement and as a material inducement to the willingness of Acquiror to enter into this Agreement, certain stockholders of the Company are entering into noncompetition agreements with Acquiror.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

        1.1    Certain Definitions.    As used in this Agreement, the following terms shall have the meanings indicated below.

        "Acquiror Common Stock" shall mean the common stock, $0.001 par value per share, of Acquiror.

        "Acquiror Stock Price" shall mean the average of the closing sale prices for a share of Acquiror Common Stock as quoted on the Nasdaq Stock Market for the ten consecutive trading days ending with the trading day that immediately precedes the Closing Date (as defined in Section 1.3).

        "Affiliate" shall have the meaning set forth in Rule 145 promulgated under the Securities Act.

        "Business Day" shall mean a day (A) other than Saturday or Sunday and (B) on which commercial banks are open for business in San Francisco, California.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company Board" shall mean the Board of Directors of the Company.

        "Company Common Stock" shall mean the common stock, $0.001 par value per share, of the Company.

        "Company ESPP" shall mean the Company's 1999 Employee Stock Purchase Plan.

        "Company Options" shall mean options to purchase shares of Company Common Stock.

        "Company Option Plans" shall mean each stock option plan, program or arrangement of the Company, collectively, including the Company's 1993 Stock Plan, 1999 Stock Plan, 1999 Directors Stock Option Plan and 2001 Employee Stock Option Plan.

        "Continuing Employee" shall mean an employee of the Company that receives an offer of employment by Acquiror prior to the Effective Time, accepts such offer, executes the offer letter and each other agreement referenced in Section 6.3(f) hereto, and commences employment with Acquiror (or continues to be employed by the Surviving Corporation) at the Effective Time.

        "Contract" means any formal or informal written, oral or other agreement, contract, subcontract, lease, binding understanding, promise, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect.

        "Delaware Law" shall mean the Delaware General Corporation Law.

        "Dissenting Shares" shall mean any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected in accordance with Delaware Law in connection with the Merger.

        "Encumbrance" means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, ownership or right to use, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (i) the voting of any security or the transfer of any security or other asset, (ii) the receipt of any income derived from any asset, (iii) the use of any asset, and (iv) the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

        "Governmental Entity" shall mean any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Taxing or other governmental or quasi-governmental authority.

        "Group" shall have the definition ascribed to such term under Section 13(d) of the Exchange Act, the rules and regulations thereunder and related caselaw.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Material Adverse Effect" with respect to any entity means any change, event, violation, inaccuracy, circumstance or effect (each, an "Effect") that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by such entity in this Agreement, is, or is reasonably likely to, (i) be or become materially adverse in relation to the near-term or longer-term condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, prospects, capitalization, operations or results of operations of such entity and its subsidiaries, taken as a whole, or (ii) materially impede or delay such entity's ability to consummate the transactions contemplated by this Agreement in accordance with its terms and applicable legal requirements; provided that changes in the trading volume or trading prices of such entity's capital stock, in and of themselves, shall not be deemed to constitute a Material Adverse Effect; provided further, that a Material Adverse Effect shall not be deemed to have occurred to the extent that any such Effect (A) proximately results from a change generally affecting the United States or world economy (provided that such change does not affect such entity in a disproportionate manner), (B) proximately results from a change generally affecting the industry in which the affected entity operates (provided that such change does not affect such entity in a disproportionate manner), or (C) proximately and primarily results from the announcement of the execution of this Agreement and the transactions contemplated hereby.

        "Option Exchange Ratio" shall mean the quotient obtained by dividing the Per-Share Cash Amount by the Acquiror Stock Price.

        "Per-Share Cash Amount" shall mean $3.95 per share of Company Common Stock. The Per-Share Cash Amount shall not be adjusted on account of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time pursuant to the exercise, conversion or exchange of any Company Options.

        "Person" shall mean any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization or Governmental Entity.

        "Replacement Option" shall mean an option to purchase shares of Acquiror Common Stock issued by Acquiror at the Effective Time pursuant to the terms of this Agreement and Acquiror's Amended and Restated 1996 Stock Incentive Plan, in substitution for a Company Option held by a Continuing Employee and that is unexpired, unexercised and outstanding immediately prior to the Effective Time.

        "Repurchase Rights" shall mean outstanding rights to repurchase unvested shares of Company Common Stock that are held by the Company.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Subsidiary" shall mean any corporation, association, business entity, partnership, limited liability company or other Person of which the Company, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such Person's board of directors or other governing body.

        "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a "Tax Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

        "Tax Return" shall mean any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed with respect to Taxes.

        1.2    The Merger.    At the Effective Time (as such term is defined in Section 1.5), on the terms and subject to the conditions set forth in this Agreement, the Certificate of Merger in substantially the form attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of Delaware Law, Sub shall merge with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        1.3    Closing.    The closing of the transactions contemplated hereby (the "Closing") shall take place at a time and date to be specified by the parties which will be no later than the second Business Day after the satisfaction or waiver of each of the conditions set forth in Article VI (but in no event earlier than January 12, 2004) or at such other time as the parties hereto agree in writing. The Closing shall take place at the offices of Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California, or at such other location as the parties hereto agree. The date on which the Closing occurs is herein referred to as the "Closing Date."

        1.4    Closing Deliveries.

          (a)    Acquiror and Sub Delivery.    Acquiror and Sub shall deliver to the Company, at or prior to the Closing, a certificate, dated as of the Closing Date, executed on behalf of Acquiror by a duly authorized officer of Acquiror and on behalf of Sub by a duly authorized officer of Sub, to the effect that each of the conditions set forth in Section 6.2(a) has been satisfied.

          (b)    Company Deliveries.    The Company shall deliver to Acquiror, at or prior to the Closing, each of the following:

              (i)  a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, to the effect that each of the conditions set forth in Section 6.3(a) has been satisfied;

             (ii)  the Spreadsheet and certificates executed by (i) the Chief Executive Officer of the Company, dated as of the Closing Date, certifying that such Spreadsheet is true, correct and complete, and (ii) an authorized signatory of the transfer agent of the Company, dated as of the Business Day immediately preceding the Closing Date, certifying as to the number of shares of Company Common Stock outstanding;

            (iii)  an offer letter, a Proprietary Information and Inventions Agreement and an Arbitration Agreement in substantially the forms attached hereto as Exhibit C, and a Benefits/Acceleration Waiver in the form attached hereto as Exhibit D, executed by no fewer than the percentages of Company employees specified in Schedule 6.3(f)-2 to whom Acquiror makes an offer of employment;

            (iv)  if requested by Acquiror in writing, (A) a true, correct and complete copy of resolutions adopted by the Company Board, certified by the Secretary of the Company, authorizing the termination of each or all of the Company Employee Plans (as such term is defined in Section 2.13(a)), including the Company's 401(k) Plan (the "401(k) Plan"), requested by Acquiror to be terminated, and (B) an amendment to the 401(k) Plan, executed by the Company, that is sufficient to assure compliance with all applicable requirements of the

    Code and regulations thereunder so that the Tax-qualified status of the 401(k) Plan shall be maintained at the time of its termination;

             (v)  FIRPTA documentation, including (A) a notice to the Internal Revenue Service, in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), in substantially the form attached hereto as Exhibit E, dated as of the Closing Date and executed by the Company, together with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of the Company after the Effective Time, and (B) a FIRPTA Notification Letter, in substantially the form attached hereto as Exhibit F, dated as of the Closing Date and executed by the Company;

            (vi)  a certificate from the Secretary of State of the State of Delaware and each other State in which the Company or any Subsidiary is qualified to do business as a foreign corporation certifying that the Company or such Subsidiary is in good standing and that all applicable Taxes and fees of the Company or such Subsidiary through and including the Closing Date have been paid.

        1.5    Effective Time.    At the Closing, after the satisfaction or waiver of each of the conditions set forth in Article VI, Sub and the Company shall cause the Certificate of Merger, together with the required officers' certificates, to be filed with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing or such later time as may be agreed to by Acquiror and the Company and specified in the Certificate of Merger being referred to herein as the "Effective Time").

        1.6    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company shall become debts, liabilities and duties of the Surviving Corporation.

        1.7    Certificate of Incorporation; Bylaws.

          (a)   At the Effective Time, the Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation will be amended at the Effective Time to read: "The name of the corporation is Latitude Communications, Inc."

          (b)   At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

        1.8    Directors and Officers.    At the Effective Time, the directors and officers of Sub, as constituted immediately prior to the Effective Time, shall be the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.

        1.9    Effect on Capital Stock.

          (a)   On the terms and subject to the conditions set forth in this Agreement, and without any action on the part of any holder of Company Common Stock or Company Options:

              (i)  At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares canceled pursuant to Section 1.9(b)) shall be converted into the right to receive, subject to and in accordance with Section 1.10(c), an amount of cash equal to the Per-Share Cash Amount, without interest. As of the Effective Time, all such shares of Company Common Stock shall automatically be cancelled and no longer deemed outstanding, and the holders thereof shall not have any rights with respect thereto, except the right to receive the Per-Share Cash Amount, without interest, upon surrender of Certificates (as defined in Section 1.10) in accordance with Section 1.10.

             (ii)  The payout of cash pursuant to clause (i) of Section 1.9(a) in exchange for Company Common Stock that immediately prior to the Effective Time was restricted or not fully vested shall be subject to the same restrictions and vesting arrangements that were applicable to such Company Common Stock immediately prior to or at the Effective Time (and no vesting acceleration shall occur by reason of the Merger). Therefore, cash otherwise payable pursuant to Section 1.9(a)(i) in exchange for each share of Company Common Stock that immediately prior to the Effective Time was restricted or not fully vested shall not be payable by Acquiror at the Effective Time, and shall instead be paid out on the date that such share of Company Common Stock would have become vested under the vesting schedule in place for each such share immediately prior to or at the Effective Time (subject to the conditions and other terms of such vesting schedule, and provided that if such conditions and terms are not satisfied and vesting ceases to continue at any point after the Effective Time, no cash payments shall be made with respect to the unvested shares of Company Common Stock). All amounts payable pursuant to this Section 1.9(a)(ii) shall be subject to any required withholding of Taxes and shall be paid without interest.

            (iii)  At the Effective Time, each Company Option held by a Continuing Employee that is unexpired, unexercised and outstanding immediately prior to the Effective Time shall terminate at the Effective Time, and in substitution therefor, and contingent upon the receipt by Acquiror of an executed Benefit/Acceleration Waiver from such Continuing Employee pursuant to Section 5.13 hereof, Acquiror shall issue to such Continuing Employee a Replacement Option in accordance with Section 5.11. With respect to each such Company Option that immediately prior to the Effective Time was not fully vested, the corresponding Replacement Option shall be subject to the same vesting arrangements and vested status that were applicable to such Company Option immediately prior to or at the Effective Time, and no vesting acceleration of these options shall occur by reason of the Merger or any subsequent event.

            (iv)  At the Effective Time, each other Company Option (other than those held by Continuing Employees and substituted with a Replacement Option pursuant to Section 1.9(a)(iii)) that is unexpired, unexercised and outstanding immediately prior to the Effective Time shall, on the terms and subject to the conditions set forth in this Agreement, be assumed at the Effective Time, and the holder of each such Company Option shall automatically be entitled to receive therefor an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) the number of shares of Company Common Stock as to which such Company Option was vested and exercisable immediately prior to the Effective Time (after taking into account the Permitted Acceleration, but no other acceleration of vesting), and (ii) the Per-Share Cash Amount minus the exercise price of such Company Option immediately prior to the Effective Time (the "Cash-Out Amount"); provided, however, that if the Per-Share Cash Amount does not exceed the exercise price of such Company Option immediately prior to the Effective Time, the Cash-Out Amount for such Company Option shall be zero; provided further, that no cash will be paid with respect to shares of Company Common Stock subject to any such Company Option which are unvested immediately prior to the Effective Time (after taking into account the Permitted Acceleration, but no other acceleration of vesting); provided further, that nothing in this Section 1.9(a)(iv) shall prohibit the holder of a Company Option from exercising such

    Company Option prior to the Effective Time in accordance with its terms. "Permitted Acceleration" shall mean (A) with respect to any such Company Option issued under the Company's 1999 Directors' Stock Option Plan or as otherwise set forth on Schedule 1.9(a)(iv), acceleration of vesting of 100% of the shares subject to such Company Option that are unvested as of immediately prior to the Effective Time, and (B) with respect to any such Company Option issued under any other Company Option Plan that by the terms of the Company Option Plan so provides, acceleration of vesting of 50% of the shares subject to such Company Option that are unvested as of immediately prior to the Effective Time. Acquiror (or the Exchange Agent, as defined in Section 1.10(a)) shall issue a check payable to each holder of any such Company Option in an amount equal to the Cash-Out Amount for such Company Option within 15 Business Days after the Closing Date. All amounts payable pursuant to this Section 1.9(a)(iv) shall be subject to any required withholding of Taxes and shall be paid without interest.

             (v)  The Company shall take all actions necessary pursuant to the terms of the Company ESPP in order to shorten each currently ongoing purchase and/or offering period under such plan which extends beyond the Effective Time (the "Current Offerings") such that a new purchase date for each such Current Offering shall occur prior to the Effective Time and shares shall be purchased by Company ESPP participants prior to the Effective Time. The Company ESPP shall terminate immediately prior to the earlier of (i) the Effective Time or (ii) the date upon which the Company ESPP terminates by its terms. Subsequent to the date of this Agreement, the Company shall take no action, pursuant to the terms of the Company ESPP, to commence any new purchase and/or offering period.

            (vi)  Each share of capital stock of Sub that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Sub, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Sub capital stock are so converted shall be the only shares of the Surviving Corporation's capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Sub common stock will evidence ownership of such shares of common stock of the Surviving Corporation.

          (b)    Cancellation of Company Common Stock Owned by the Company and Acquiror.    At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock immediately prior to the Effective Time, and each share of Company Common Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of the Company or Acquiror immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof.

          (c)    Adjustments.    In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into capital stock), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Common Stock or Acquiror Common Stock occurring after the date hereof and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

          (d)    Appraisal Rights.    Notwithstanding anything contained herein to the contrary, other than the following provisions of this Section 1.9(d), any Dissenting Shares shall not be converted into the right to receive the cash amount provided for in Section 1.9(a), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to Delaware Law. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with Section 262 of Delaware Law (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the cash payable pursuant to Section 1.9(a) in respect of such shares as if such shares never had been Dissenting Shares, and Acquiror shall issue and deliver to the holder thereof, at (or as promptly as reasonably practicable after) the applicable time or times specified in Section 1.10(c), following the satisfaction of the applicable conditions set forth in Section 1.10(c), the amount of cash to which such holder would be entitled in respect thereof under this Section 1.9 as if such shares never had been Dissenting Shares (and all such cash shall be deemed for all purposes of this Agreement to have become deliverable to such holder pursuant to Section 1.9(a)). The Company shall give Acquiror (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the right to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Acquiror, or as otherwise required under Delaware Law, voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any claim or demand in respect of any Dissenting Shares.

          (e)    Rights Not Transferable.    The rights of the securityholders of the Company as of immediately prior to the Effective Time are personal to each such securityholder and shall not be transferable for any reason otherwise than by operation of law, will or the laws of descent and distribution. Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

        1.10    Surrender of Certificates.

          (a)    Exchange Agent.    Acquiror's transfer agent shall act as exchange agent (the "Exchange Agent") in the Merger.

          (b)    Acquiror to Deposit Cash.    Promptly following the Closing Date, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, the cash payable pursuant to Section 1.9(a) (other than as provided in Section 1.9(a)(ii) with respect to any shares of Company Common Stock that immediately prior to the Effective Time were restricted or not fully vested).

          (c)    Exchange Procedures.    Promptly following the Closing Date, Acquiror shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates ("Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive cash pursuant to Section 1.9(a), a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Acquiror may reasonably specify), together with related instructions. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, each holder of such Certificate shall be entitled to receive in exchange therefor a check for the cash amount that such holder has the right to receive pursuant to Section 1.9(a) in respect of such Certificate, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the right to receive cash pursuant to Section 1.9(a).

          (d)    No Interest.    No interest will be paid or accrued on any cash payable pursuant to Section 1.9(a).

          (e)    Transfers of Ownership.    If any cash amount payable pursuant to Section 1.9(a) is to be paid to a Person other than the Person to which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the payment thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Acquiror or any agent designated by it any transfer or other Taxes required by reason of the payment of cash in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such Tax has been paid or is not payable.

          (f)    No Liability.    Notwithstanding anything to the contrary in this Section 1.10, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)    Unclaimed Cash.    Any portion of funds held by the Exchange Agent which have not been delivered to any holders of Certificates pursuant to this Article I within six months after the Effective Time shall promptly be paid to Acquiror, and thereafter each holder of a Certificate who has not theretofore complied with the exchange procedures set forth in and contemplated by Section 1.10(c) shall look only to the Surviving Corporation (subject to abandoned property, escheat and similar laws) for its claim, only as a general unsecured creditor thereof, to the cash payable to such holder pursuant to Section 1.9(a). Notwithstanding anything to the contrary contained herein, if any Certificate has not been surrendered prior to the fifth anniversary of the Effective Time (or immediately prior to such earlier date on which the merger consideration contemplated by Section 1.9(a) in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of Acquiror, free and clear of all claims or interests of any Person previously entitled thereto.

        1.11    No Further Ownership Rights in Company Common Stock.    All cash paid or payable following the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be so paid or payable in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for any reason, such Certificate shall be canceled and exchanged as provided in this Article I.

        1.12    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such Certificate, following the making of an affidavit of that fact by the record holder thereof, such cash as may be required pursuant to Section 1.9 in respect of such Certificate; provided, however, that Acquiror or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the record holder of such Certificate to deliver a bond in such sum as Acquiror or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation, the Exchange Agent and/or any of their respective representatives or agents with respect to such Certificate.

        1.13    Tax Consequences.    Acquiror makes no representations or warranties to the Company or to any Company securityholder regarding the Tax treatment of the Merger, or any of the Tax consequences to the Company or any Company securityholder of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and its securityholders are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

        1.14    Withholding Rights.    The Surviving Corporation shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, shares deliverable upon exercise of Replacement Options issued pursuant to this Agreement, and from any other payments otherwise required pursuant to this Agreement, to any holder of any shares of Company Common Stock, any Company Options or any Certificates such amounts as the Surviving Corporation is required to deduct and withhold with respect to any such deliveries and payments under the Code, any provision of state, local, provincial or foreign Tax law, or pursuant to other applicable judgments, decrees, injunctions or orders. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such holders in respect of which such deduction and withholding was made.

        1.15    Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company or otherwise, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to the exceptions set forth in the disclosure letter of the Company delivered to Acquiror and Sub concurrently with the parties' execution of this Agreement (the "Company Disclosure Letter") (each of which exceptions, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article II to which it relates (unless and to the extent the relevance of such disclosure to other representations and warranties is clearly apparent from the actual text of the disclosed exception), and each of which exceptions shall also be deemed to be representations and warranties made by the Company to Acquiror and Sub), the Company represents and warrants to Acquiror and Sub as follows:

        2.1    Organization, Standing and Power.    Each of the Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each Subsidiary has the corporate power to own its properties and to conduct its business as now being conducted and as currently proposed by it to be conducted and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a Material Adverse Effect on the Company. The Company has delivered to Acquiror a true, correct and complete copy of the Certificate of Incorporation and Bylaws or other comparable governing documents, as applicable, of the Company and each Subsidiary, in each case as amended to date. Neither the Company nor any Subsidiary is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Schedule 2.1 sets forth a true, correct and complete list of each Subsidiary, and if there are not any Subsidiaries, the Company shall so indicate thereon. The Company is the owner of all of the issued and outstanding shares of capital stock of each Subsidiary and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of each Subsidiary are owned by the Company free and clear of all Encumbrances and are not subject to any preemptive right or right of first refusal created by statute, the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of such Subsidiary or any agreement to which such Subsidiary is a party or by which it is bound. There are no outstanding subscriptions, options, warrants, "put" or "call" rights, exchangeable or convertible securities or other Contracts of any character relating to the issued or unissued capital stock or other securities of any Subsidiary, or otherwise obligating the Company or any Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire or sell any such securities. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any Person.

        2.2    Capital Structure.

          (a)   The authorized capital stock of the Company consists solely of (i) 75,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Company Preferred Stock. A total of 19,687,229 shares of Company Common Stock are issued and outstanding as of the date hereof. No shares of Company Preferred Stock are issued and outstanding as of the date hereof. The Company holds no treasury shares. There are no other issued and outstanding shares of capital stock or voting securities of the Company and no outstanding commitments to issue any shares of capital stock or voting securities of the Company, other than (A) pursuant to the exercise of Company Options outstanding as of the date hereof under the Company Option Plans and (B) pursuant to the Company ESPP.    All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of all Encumbrances, preemptive rights, rights of first refusal and "put" or "call" rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. There are no issued and outstanding shares of Company Common Stock that are subject to Repurchase Rights. All issued and outstanding shares of Company Common Stock and all outstanding Company Options were issued in compliance with all applicable federal and state securities laws and all requirements set forth in applicable Contracts. There is no liability for dividends accrued and unpaid by the Company. The Company is not under any obligation to register under the Securities Act any of the presently outstanding shares of Company Common Stock or other securities or any capital stock or other securities that may be subsequently issued.

          (b)   The Company has reserved 10,440,188 shares of Company Common Stock for issuance to employees, non-employee directors and consultants pursuant to the Company Option Plans, of which 4,186,974 shares have been issued pursuant to option exercises or direct stock purchases, 4,912,987 shares are subject to outstanding and unexercised Company Options, and 1,340,227 shares remain available for issuance thereunder. The Company has reserved 1,269,320 shares of Company Common Stock for issuance to employees pursuant to the Company ESPP, of which 758,900 shares have been issued, and 510,420 shares remain available for issuance thereunder. The Company has granted no Company Options outside the Company Option Plans. Schedule 2.2(b)-1 sets forth a true, correct and complete list of all holders of outstanding Company Options, whether or not granted under the Company Option Plans, including the number of shares of Company Common Stock subject to each such option, the date of grant, the exercise or vesting schedule (and the terms of any acceleration thereof), the exercise price per share, the Tax status of such option under Section 422 of the Code and the term of each such option. In addition, Schedule 2.2(b)-2 sets forth a true, correct and complete list (which Schedule shall be a subset of Schedule 2.2(b)-1) of all holders of outstanding Company Options that are held by Persons that are not employees of the Company or any Subsidiary (including non-employee directors, consultants, advisory board members, vendors, service providers or other similar persons), including a description of the relationship between each such Person and the Company and the reason for the grant of such Company Options to each such Person.

          (c)   No bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company, is issued or outstanding as of the date hereof (collectively, "Company Voting Debt").

          (d)   Except for (i) the rights created pursuant to this Agreement, (ii) the Company's right to repurchase any unvested shares of Company Common Stock under the Company Option Plans, (iii) Company Options listed on Schedule 2.2(b)-1, and (iv) purchase rights accumulated under the Company ESPP, there are no options, warrants, calls, rights or Contracts of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of any capital stock of the Company, any options or warrants to purchase capital stock of the Company, or any Company Voting Debt, or obligating the Company to grant, extend, accelerate the vesting and/or repurchase rights of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as provided for in this Agreement, there are no Contracts relating to voting, purchase or sale of any Company Common Stock (i) between or among the Company and any of its securityholders, other than written Contracts granting the Company the right to purchase unvested shares upon termination of employment or service, and (ii) to the Company's knowledge, between or among any of the Company's securityholders. The terms of the Company Option Plans and the applicable stock option agreements permit the assumption by Acquiror of the outstanding Company Options as provided in this Agreement, without the consent or approval of the holders of such securities, the Company stockholders, or otherwise. Neither the Company Option Plans nor any Contract of any character to which the Company or any Subsidiary is a party to or by which the Company or any Subsidiary is bound relating to any Company Options requires or otherwise provides for any accelerated vesting or exercisability of any Company Options in connection with the Merger or any other transaction contemplated by this Agreement or upon termination of employment or service with the Company or with Acquiror or any Subsidiary following the Merger or otherwise. True, correct and complete copies of each of the Company Option Plans, the Company ESPP and all agreements and instruments relating to or issued under the Company Option Plans and the Company ESPP (including executed copies of all agreements and instruments relating to each Company Option and the shares of Company Common Stock purchased under such option) have been provided to Acquiror, and such agreements and instruments have not been amended, modified or supplemented since being provided to Acquiror, and there are no agreements, understandings or commitments to amend, modify or supplement such agreements or instruments in any case from those provided to Acquiror.

          (e)   As of the Closing, (i) no Person named in the Spreadsheet will have any right to acquire any shares of capital stock of the Company or Company Options or other securities of the Company other than as disclosed in the Spreadsheet (as defined in Section 5.12), and (ii) no Person not named in the Spreadsheet will have any right to acquire any shares of capital stock of the Company or Company Options or other securities of the Company from the Company. In addition, the Company Options disclosed in the Spreadsheet will be, as of the Closing, free and clear of any Encumbrances created by the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

        2.3    Authority; Noncontravention.

          (a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of the Company stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of the Company's stockholders, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The Company Board, by resolutions duly adopted (and not thereafter modified or rescinded) by the unanimous vote of the full Company Board, has (i) approved this Agreement and the Merger, (ii) determined that this Agreement and the terms and conditions of the Merger and this Agreement are fair, just, reasonable, equitable, advisable and in the best interests of the Company and its stockholders, and (iii) directed that the adoption of this Agreement and approval of the Merger be submitted to the Company stockholders for consideration and recommended that all of the stockholders of the Company adopt and approve this Agreement and approve the Merger. The affirmative votes of the holders of a majority of all shares of the Company Common Stock issued and outstanding on the record date set for the meeting of the Company's stockholders to adopt and approve this Agreement and approve the Merger and the Certificate of Merger (the "Company Stockholders Meeting") are the only votes of the holders of capital stock of the Company necessary to adopt and approve this Agreement and approve the Merger and the Certificate of Merger under applicable law and the Company's Certificate of Incorporation (the "Company Stockholder Approvals").

          (b)   The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, (i) result in the creation of any Encumbrance on any of the material properties or assets of the Company or any Subsidiary or (ii) conflict with, or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to, (A) any provision of the Certificate of Incorporation or Bylaws or other comparable governing documents of the Company or any Subsidiary, in each case as amended to date, or (B) any material mortgage, indenture, Contract, permit, concession, franchise, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary or any of their respective properties or assets, assuming that all novations or consents to assignment with respect to those Contracts set forth on Schedule 2.22 are obtained prior to the Closing.

          (c)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.4, (ii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Law (as defined in Section 5.6), (iii) the filing of the Proxy Statement with the SEC, and (iv) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not be material to the Company or Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

        2.4    SEC Filings; Company Financial Statements.

          (a)   The Company has filed all forms, statements, schedules, reports and documents (including items incorporated by reference) required to be filed by the Company with the SEC since the effective date of the registration statement of the Company's initial public offering and all such forms, statements, schedules, reports and documents in the form filed with the SEC are available on the SEC's EDGAR website. All such required forms, statements, schedules, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b)   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Financial Statements"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of Company's and its subsidiaries' operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company as of September 30, 2003 (the "Company Balance Sheet Date") previously provided to Acquiror is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Financial Statements, since the Company Balance Sheet Date, neither Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) required under GAAP to be set forth on a balance sheet which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, except for: (i) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practices which are of the type which ordinarily recur and, individually or in the aggregate, are not material in nature or amount and do not result from any breach of Contract, tort or violation of law, (ii) those set forth or adequately provided for in the Company Balance Sheet and (iii) the fees and expenses of investment bankers, attorneys and accountants incurred in connection with this Agreement. Except for obligations and liabilities reflected in the Financial Statements, the Company has no material off-balance sheet obligation or liability of any nature (matured or unmatured, fixed or contingent) to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by the Company. All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied and are adequate. At the Company Balance Sheet Date, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("Statement No. 5") issued by the Financial Accounting Standards Board in March 1975) that are not adequately provided for in the Company Balance Sheet as required by Statement No. 5. The Financial

  Statements comply in all material respects with the American Institute of Certified Public Accountants' Statement of Position 97-2. The Company has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date.

          (c)   The Company has heretofore furnished to Acquiror a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, as well as any comment letters or similar correspondence received by the Company from the SEC during the Company's current fiscal year.

          (d)   The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Chief Executive Officer and Chief Financial Officer. There are no significant deficiencies or material weaknesses in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data. To the Company's knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          (e)   Schedule 2.4(e) sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Company and its Subsidiaries maintain accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

          (f)    Schedule 2.4(f) accurately lists all indebtedness of Company and its Subsidiaries for money borrowed ("Debt"), including, for each item of Debt, the agreement governing the Debt and the interest rate, maturity date and any assets or properties securing such Debt. All Debt may be prepaid at the Closing without penalty under the terms of the agreements governing such Debt.

        2.5    Absence of Certain Changes.    Since the Company Balance Sheet Date, each of the Company and each Subsidiary has conducted its business only in the ordinary course consistent with past practice and (i) there has not occurred any change, event or condition (whether or not covered by insurance) that, individually or in the aggregate with any other changes, events and conditions, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect on the Company, (ii) neither the Company nor any Subsidiary has made or entered into any agreement, commitment or letter of intent with respect to any acquisition, sale or transfer of any material asset of the Company or any Subsidiary, (iii) there has not occurred any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by the Company or any Subsidiary or any revaluation by the Company of any of its or any Subsidiary's assets, (iv) there has not occurred any declaration, setting aside, or payment of a dividend or other distribution with respect to any securities of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its securities, other than repurchases of stock in accordance with the Company Option Plans in connection with the termination of employees or other service providers, (v) neither the Company nor any Subsidiary has entered into, amended or terminated any material Contract (including any Contract that by its terms requires or contemplates a current and/or future financial commitment, expense or obligation that involves in excess of $100,000), and there has not occurred any default under any material Contract to which the Company or any Subsidiary is a party or by which it is, or any of its assets and properties are, bound, (vi) there has not occurred any amendment or change to the Certificate of Incorporation or Bylaws or other comparable governing documents of the Company or any Subsidiary, (vii) there has not occurred any increase in or modification of the compensation or benefits payable or to become payable by the Company or any Subsidiary to any of its directors, officers, employees or consultants or any new loans or extension of existing loans to any such Persons, and neither the Company nor any Subsidiary has entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such Persons, (viii) there has not occurred the execution of any employment agreements or service Contracts (other than employment offer letters for newly-hired employees and service Contracts, in each case in the ordinary course of business and that are immediately terminable by the Company without cost or liability) or the extension of the term of any existing employment agreement or service Contract with any Person in the employ or service of the Company or any Subsidiary, (ix) there has not occurred any change with respect to the management, supervisory or other key personnel of the Company, any termination of employment of a material number of employees, or any labor dispute or claim of unfair labor practices involving the Company or any Subsidiary, (x) neither the Company nor any Subsidiary has incurred, created or assumed any security interest, pledge or lien on any of its material assets or properties, any liability or obligation for borrowed money or any liability or obligation as guaranty or surety with respect to the obligations of others, (xi) neither the Company nor any Subsidiary has paid or discharged any Encumbrance or liability which was not shown on the Company Balance Sheet (as defined below) or incurred in the ordinary course of business consistent with past practice since the Company Balance Sheet Date, (xii) neither the Company nor any Subsidiary has incurred any liability to its directors, officers or stockholders (other than liabilities to pay compensation or benefits in connection with services rendered in the ordinary course of business, consistent with past practice), (xiii) neither the Company nor any Subsidiary has made any deferral of the payment of any accounts payable other than in the ordinary course of business, consistent with past practice, or in an amount in excess of $100,000, or any discount, accommodation or other concession made other than in the ordinary course of business, consistent with past practice, in order to accelerate or induce the collection of any receivable, (xiv) neither the Company nor any Subsidiary has made any material change in the manner in which it extends discounts, credits or warranties to customers or otherwise deals with its customers, (xv) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the assets, properties or business of the Company or any Subsidiary, and (xvi) there has not occurred any announcement of, any negotiation by or any entry into any Contract by the Company or any Subsidiary to do any of the things described in the preceding clauses (i) through (xv).

        2.6    Litigation.    There is no private or governmental action, suit, proceeding, claim, mediation or arbitration pending before any Governmental Entity against, nor to the Company's knowledge no investigation by any Governmental Entity of, the Company or any Subsidiary or any of their respective assets or properties or any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries). To the knowledge of the Company and each Subsidiary, no such action, suit, proceeding, claim, arbitration or investigation is threatened, nor is there any reasonable basis for any such action, suit, proceeding, claim, arbitration or investigation. There is no judgment, decree, injunction or order against the Company or any Subsidiary, any of their respective assets or properties, or, to the knowledge of the Company and each Subsidiary, any of their respective directors, officers or employees (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries). To the knowledge of the Company or any Subsidiary, there is no reasonable basis for any Person to assert a claim against the Company or any Subsidiary based upon the Company entering into this Agreement or any of the other transactions or agreements contemplated hereby. Neither the Company nor any Subsidiary has any action, suit, proceeding, claim or arbitration against any other Person.

        2.7    Restrictions on Business Activities.    There is no agreement, judgment, injunction, order or decree binding upon the Company or any Subsidiary which has or could reasonably be expected to have, whether before or after consummation of the Merger, the effect of prohibiting or impairing any current or future business practice of the Company or any Subsidiary, any acquisition of property by the Company or any Subsidiary or the conduct of business by the Company or any Subsidiary as currently conducted or as proposed to be conducted by the Company or any Subsidiary.

        2.8    Compliance with Laws; Governmental Permits.

          (a)   Each of the Company and each Subsidiary has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business. Since inception, neither the Company nor any of its Subsidiaries, nor any director, officer, Affiliate or employee thereof, has given, offered, paid, promised to pay or authorized payment of any money, any gift or anything of value, with the purpose of influencing any act or decision of the recipient in his or her official capacity or inducing the recipient to use his or her influence to affect an act or decision of a government official or employee, to any (i) governmental official or employee, (ii) political party or candidate thereof, or (iii) Person while knowing that all or a portion of such money or thing of value would be given or offered to a governmental official or employee or political party or candidate thereof.

          (b)   Each of the Company and each Subsidiary has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which the Company or any Subsidiary currently operates or holds any interest in any of its assets or properties or (ii) that is required for the operation of the Company's or any Subsidiary's business or the holding of any such interest (all of the foregoing consents, licenses, permits, grants, and other authorizations, collectively, the "Company Authorizations"), and all of the Company Authorizations are in full force and effect. Neither the Company nor any Subsidiary has received any written or, to its knowledge, oral notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of law or any Company Authorization or any failure to comply with any term or requirement of any Company Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Company Authorization. None of the Company Authorizations will be terminated or impaired, or will become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement.

        2.9    Title to Property and Assets.    Each of the Company and each Subsidiary has good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business consistent with past practice), or, with respect to leased properties and assets, valid leasehold interests in such properties and assets which afford the Company peaceful and undisturbed leasehold possession of the properties and assets that are the subject of the leases, in each case, free and clear of all Encumbrances, except (i) liens for current Taxes not yet due and payable and statutory liens incurred in the ordinary course of business consistent with past practice for obligations not past due, (ii) such imperfections of title and non-monetary Encumbrances as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (iii) liens securing indebtedness that is reflected on the Company Balance Sheet. The plant, property and equipment of each of the Company and each Subsidiary that are used in the operations of their respective businesses are (i) suitable for the uses to which they are currently employed, (ii) in good operating condition and repair, subject to normal wear and tear, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, consistent with past practice, and (v) to the knowledge of the Company and each Subsidiary, free from any material defects. All properties used in the operations of the Company or any Subsidiary are reflected on the Company Balance Sheet to the extent required under GAAP to be so reflected. Schedule 2.9 identifies each parcel of real property owned or leased by the Company or any Subsidiary. The Company and its Subsidiaries are not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement applicable to the operation of its owned or leased real properties, nor has the Company or any of its Subsidiaries received any notice of violation of any such ordinance, regulation or requirement with which it has not complied. The Company and its Subsidiaries have adequate rights of ingress and egress into any real property used in the operation of their respective businesses. The Company has heretofore provided to Acquiror true, correct and complete copies of all leases, subleases and other agreements under which the Company and/or any Subsidiary uses or occupies or has the right to use or occupy, now or in the future, any real property or facility, including all modifications, amendments and supplements thereto.

        2.10    Intellectual Property.

          (a)   The Company and its Subsidiaries (i) own and have independently developed or (ii) have the valid right or license to any and all worldwide industrial and intellectual property rights and all rights associated therewith, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, all computer software, including all source code, object code, firmware, development tools, files, records and data, all schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, and all rights in prototypes, breadboards and other devices, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing (collectively, "Intellectual Property") used in the conduct of the business of the Company and any Subsidiary as currently conducted or as proposed to be conducted by the Company and any Subsidiary, including the design, development, manufacture, use, import and sale of products and technology and the performance of services (such Intellectual Property being collectively referred to as the "Company IP Rights"). The Company IP Rights are sufficient for the conduct of the business of the Company and any Subsidiary as currently conducted and as proposed to be conducted by the Company or any Subsidiary, including the design, development, manufacture, use, import and sale of products and technology and the performance of services. "Company-Owned IP Rights" means Company IP Rights that are owned by or exclusively licensed to Company or any of its Subsidiaries.

          (b)   Neither the Company nor any of its Subsidiaries has transferred ownership of any Intellectual Property that is or was Company-Owned IP Rights, to any third party, or knowingly permitted the Company's rights in any Intellectual Property that is or was Company-Owned IP Rights to lapse or enter the public domain (other than through the expiration of registered Intellectual Property at the end of its maximum statutory term). The Company owns and has good and exclusive title to each item of Company-Owned IP Rights owned by it, free and clear of any Encumbrances. The right, license and interest of Company or a Subsidiary of Company in and to all Intellectual Property licensed by the Company or a Subsidiary from a third party are free and clear of all Encumbrances (excluding restrictions contained in the applicable license agreements with such third parties). After the Closing, all Company-Owned IP Rights will be fully transferable, alienable or licensable by Acquiror without restriction and without payment of any kind to any third party.

          (c)   Schedule 2.10(c) lists all products or services produced, marketed, licensed, sold, distributed, demonstrated or provided by or on behalf of the Company or any Subsidiary and all products or services currently under development by the Company or any Subsidiary (each such product or service being a "Company Product") by name and version number.

          (d)   Schedule 2.10(d) lists all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered Internet domain names; (iv) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any governmental authority owned by, registered or filed in the name of, the Company or any of its Subsidiaries ("Company Registered Intellectual Property"), including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made. Each item of Company Registered Intellectual Property is subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining and perfecting such Company Registered Intellectual Property and recording the Company's and its Subsidiaries' ownership interests therein. Schedule 2.10(d) sets forth a list of all actions that are required to be taken by the Company or its Subsidiaries within 120 days of the date hereof with respect to any of the Company Registered Intellectual Property in order to avoid prejudice to, impairment or abandonment of such Company Registered Intellectual Property.

          (e)   Schedule 2.10(e)(i)-(iii) lists (i) all licenses, sublicenses and other agreements as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Company IP Rights, other than end user customer Contracts on the Company's standard, unmodified forms, (ii) other than "shrink wrap" and similar widely available commercial end-user licenses that have an individual acquisition cost of $10,000 or less, all licenses, sublicenses and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary acquired or is authorized to use any third party Intellectual Property ("Third Party Intellectual Property Rights"); and (iii) all licenses, sublicenses and other agreements pursuant to which the Company or any of its Subsidiaries has agreed to any restriction on the right of the Company or any of its Subsidiaries to use or enforce any Company-Owned IP Rights. None of the licenses or agreements listed in Schedule 2.10(e) (in response to clause (i) above) grants any third party exclusive rights to or under any Company IP Rights or grants any third party the right to sublicense any Company IP Rights.

          (f)    Neither the Company nor any Subsidiary is or shall be as a result of the execution and delivery or effectiveness of this Agreement or the performance of the Company's obligations under this Agreement, assuming that all novations or consents to assignment with respect to those Contracts set forth on Schedule 2.22 are obtained prior to the Closing, in breach of any agreement governing any Company IP Rights (the "Company IP Rights Agreements") and the consummation of the transactions contemplated by this Agreement will not result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to the Company IP Rights Agreements, or give any non-Company party to any Company IP Rights Agreement the right to do any of the foregoing. Following the Closing, assuming that all novations or consents to assignment with respect to those Contracts set forth on Schedule 2.22 are obtained prior to the Closing, Acquiror will be permitted to exercise all of the Company's and its Subsidiaries' rights under the Company IP Rights Agreements to the same extent the Company and its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries would otherwise be required to pay. Neither the execution and delivery or effectiveness of this Agreement nor the performance of the Company's obligations under this Agreement will cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of any Company-Owned IP Right, or materially impair the right of the Company, any Subsidiary or Acquiror to use, possess, sell or license any Company-Owned IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by the Company or any of its Subsidiaries to any Person (other than salaries payable to employees, consultants and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, license-out, sale, marketing, advertising or disposition of any Company-Owned IP Rights by the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement or misappropriation of any intellectual property rights of any third party, other than indemnification provisions contained in purchase orders, distribution agreements, service agreements, license agreements or any agreements governing the Company's sale of hardware products arising in the ordinary course of business, in each case on the Company's standard, unmodified forms.

          (g)   There is no unauthorized use, disclosure, infringement or misappropriation of any Company IP Rights, by any third party, including any employee or former employee of the Company or any Subsidiary. Neither the Company nor any Subsidiary has brought any action, suit or proceeding for infringement or misappropriation of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (h)   Neither the Company nor any Subsidiary has been sued in any suit, action or proceeding (or received any notice or, to the knowledge of the Company or any Subsidiary, threat) which involves a claim of infringement or misappropriation of any Intellectual Property right of any third party or which contests the validity, ownership or right of the Company or any Subsidiary to exercise any Intellectual Property right. Neither the Company nor any Subsidiary has received any communication that involves an offer to license or grant any other rights or immunities under any Intellectual Property of any third party. The operation of the business of the Company and its Subsidiaries as such business is currently conducted and as proposed to be conducted by the Company or any Subsidiary, including (i) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution and/or use of any Company Product and (ii) the Company's or any Subsidiary's use of any product, device or process used in the business of the Company or its Subsidiaries as currently conducted and as proposed to be conducted by the Company or any Subsidiary, does not and will not infringe or misappropriate the Intellectual Property of any third party and does not and will not constitute unfair competition or unfair trade practices under the laws of any jurisdiction and there is no substantial basis for a claim that the manufacture, use, importation, sale, offer for sale, or other distribution or license of any Company Product or the operation of the business of the Company and its Subsidiaries is infringing or has infringed on or misappropriated any Intellectual Property of a third party. None of the Company-Owned IP Rights, the Company Products, the Company or any of its Subsidiaries is subject to any proceeding or outstanding order, Contract or stipulation (A) restricting in any manner the use, transfer, or licensing by the Company or any of its Subsidiaries of any Company-Owned IP Right or any Company Product, or which may affect the validity, use or enforceability of any such Company-Owned IP Right or Company Product (other than restrictions contained in applicable inbound license agreements), or (B) restricting the conduct of the business of the

  Company or any of its Subsidiaries in order to accommodate third party Intellectual Property rights.

          (i)    Neither the Company nor any Subsidiary has received any opinion of counsel that any third party Intellectual Property applies to any Company Product or the operation of the business of the Company or any Subsidiary, as previously or currently conducted, or as proposed to be conducted by the Company or any Subsidiary.

          (j)    Each of the Company and each Subsidiary has secured from all of its consultants, employees and independent contractors who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company IP Rights, which the Company or any Subsidiary purport to own, unencumbered and unrestricted exclusive ownership of, all such third party's Intellectual Property in such contribution that the Company or any Subsidiary does not already own by operation of law and such third party has not retained any rights or licenses with respect thereto. Without limiting the foregoing, the Company and each Subsidiary has obtained proprietary information and invention disclosure and assignment agreements from all current and former employees and consultants of the Company and each Subsidiary. Except as set forth on Schedule 2.10(j), no current or former employee, consultant or independent contractor of the Company or any Subsidiary: (i) is in material violation of any term or covenant of any Contract relating to employment, invention disclosure, invention assignment, non-disclosure or non-competition or any other Contract with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, the Company or any Subsidiary or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for the Company or any Subsidiary that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. The employment of any employee of the Company or any Subsidiary or the use by the Company or any Subsidiary of the services of any consultant or independent contractor does not subject the Company or any Subsidiary to any liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for the Company or any Subsidiary, whether such liability is based on contractual or other legal obligations to such third party. No current or former employee, consultant or independent contractor of the Company or any Subsidiary has any right, license, claim or interest whatsoever in or with respect to any Company IP Rights. To the extent that any technology, software or other Intellectual Property developed or otherwise owned by a third party is incorporated into, integrated or bundled with, or used by the Company or its Subsidiaries in the development, manufacture or compilation of any of the Company Products, the Company or a Subsidiary have a written agreement with such third party with respect thereto pursuant to which the Company or a Subsidiary either (A) have obtained complete, unencumbered and unrestricted ownership of, and are the exclusive owners of, or (B) have obtained perpetual, non terminable licenses (sufficient for the conduct of its business as currently conducted by the Company and its Subsidiaries and as proposed to be conducted by the Company and its Subsidiaries) to all such third party's technology, software or other Intellectual Property by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (k)   Each of the Company and each Subsidiary has taken all necessary and appropriate steps to protect and preserve the confidentiality of all confidential or non-public information included in the Company IP Rights ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by the Company or any Subsidiary by or to a third party has been pursuant to the terms of a written agreement between the Company or one or more Subsidiaries and such third party. All use, disclosure or appropriation of Confidential Information not owned by the Company or any Subsidiary has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information, or is otherwise lawful. All current and former employees and consultants of the Company and its Subsidiaries having access to Confidential Information or proprietary information of any of their respective customers or business partners have executed and delivered to the Company an agreement regarding the protection of such Confidential Information or proprietary information (in the case of proprietary information of the Company's and its Subsidiaries' customers and business partners, to the extent required by such customers and business partners).

          (l)    Schedule 2.10(l) lists all software or other material that is distributed as "free software," "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License) ("Open Source Materials") used by the Company or any Subsidiary in any way, and describes the manner in which such Open Source Materials were used (such description shall include whether (and, if so, how) the Open Source Materials were modified and/or distributed by the Company or any Subsidiary).

          (m)  Neither the Company nor any Subsidiary has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Company IP Rights or Company Products; (ii) distributed Open Source Materials in conjunction with any Company IP Rights or Company Products; or (c) used Open Source Materials that create, or purport to create, obligations for the Company or such Subsidiary with respect to any Company IP Rights or grant, or purport to grant, to any third party, any rights or immunities under any Company IP Rights (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

          (n)   All products sold, licensed, leased or delivered by the Company or any Subsidiary to customers and all services provided by or through the Company or any Subsidiary to customers on or prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product or service specifications, documentation, packaging, advertising and marketing materials and to any representations provided to customers. Neither the Company nor any Subsidiary has any liability (and, to the knowledge of the Company or any Subsidiary, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the Company or any Subsidiary giving rise to any material liability relating to the foregoing Contracts) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Company Balance Sheet. The Company has provided Acquiror with all documentation and notes relating to the testing of all Company Products. The Company has documented all material bugs, errors and defects in all the Company Products, and such documentation is retained and is available internally at the Company. For all software used by the Company in providing services, or in developing or making available any of the Company Products, the Company has implemented any and all security patches or upgrades that are generally available for that software.

          (o)   No (i) government funding; (ii) facilities of a university, college, other educational institution or research center; or (iii) funding from any Person (other than funds received in consideration for Company Common Stock) was used in the development of the Intellectual Property owned by the Company or any Subsidiary. No current or former employee, consultant or independent contractor of the Company or any Subsidiary, who was involved in, or who contributed to, the creation or development of any Intellectual Property, has performed services for any government, university, college or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company or any Subsidiary.

          (p)   Neither the Company or any Subsidiary nor any other Person acting on their behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in the disclosure, delivery or license by the Company or any Subsidiary or any Person acting on their behalf to any Person of any Company Source Code. Schedule 2.10(p) identifies each Contract pursuant to which the Company or any Subsidiary has deposited, or is or may be required to deposit, with an escrowholder or any other Person, any of the Company Source Code, and describes whether the execution of this Agreement or any of the transactions contemplated by this Agreement, in and of itself, would reasonably be expected to result in the release from escrow of any Company Source Code. As used in this Section 2.10(p), "Company Source Code" means, collectively, any software source code or confidential manufacturing specifications or designs, any material portion or aspect of software source code or confidential manufacturing specifications or designs, or any material proprietary information or algorithm contained in or relating to any software source code or confidential manufacturing specifications or designs, of any Company IP Rights or Company Products.

          (q)   Neither the Company nor any Subsidiary has collected any personally identifiable information from any third parties except as described on Schedule 2.10(q). The Company and each Subsidiary have complied with all applicable laws and their respective internal privacy policies relating to the use, collection, storage, disclosure and transfer of any personally identifiable information collected by the Company or any Subsidiary or by third parties having authorized access to the records of the Company or any Subsidiary. The execution, delivery and performance of this Agreement, will comply with all applicable laws relating to privacy and with the Company's and each Subsidiary's privacy policies.

        2.11    Environmental Matters.

          (a)   As used in this Agreement, the following terms shall have the meanings indicated below:

              (i)  "Environmental and Safety Laws" shall mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

             (ii)  "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

            (iii)  "Property" shall mean all real property leased or owned by the Company or any Subsidiary either currently or in the past.

            (iv)  "Facilities" shall mean all buildings and improvements on the Property.

          (b)   (i) No methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) neither the Company nor any Subsidiary has received any notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or threatened relating to an actual or alleged violation of any Environmental and Safety Laws; (v) neither the Company nor any Subsidiary is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any analogous state, local or foreign laws arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from any of the Facilities or any Property; (vii) there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under any Property, including treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBs") deposited, stored, disposed of or located on any Property or in any of the Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on any Property or in any of the Facilities, nor is any insulating material containing urea formaldehyde in any of the Facilities; (x) the Facilities and the Company's and each Subsidiary's uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) each of the Company and each Subsidiary has all the permits and licenses required to be issued under federal, state, local or foreign laws regarding Environmental and Safety Laws and are in full compliance with the terms and conditions of those permits and licenses.

        2.12    Taxes.

          (a)   The Company and each Subsidiary, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have timely paid all Taxes whether or not shown on any Tax Return. All Tax Returns were complete and accurate and have been prepared in substantial compliance with all applicable laws and regulations. The Company has delivered to Acquiror correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries.

          (b)   The Company Balance Sheet reflects all unpaid Taxes of the Company and/or any Subsidiary for periods (or portions of periods) through the Company Balance Sheet Date. Neither the Company nor any Subsidiary has any liability for unpaid Taxes accruing after the Company Balance Sheet Date except for Taxes arising in the ordinary course of business subsequent to the Company Balance Sheet Date.

          (c)   There is (i) no claim for Taxes being asserted against the Company or any Subsidiary that has resulted in a lien against the property of the Company or any Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit or pending audit of, or Tax controversy associated with, any Tax Return of the Company or any Subsidiary being conducted by a Tax Authority, (iii) no extension of any statute of limitations on the assessment of any Taxes granted by the Company or any Subsidiary currently in effect, and (iv) no agreement to any extension of time for filing any Tax Return which has not been filed.

          (d)   Neither the Company nor any Subsidiary has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state, local or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

          (e)   Neither the Company nor any Subsidiary has filed to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to any disposition by the Company or any Subsidiary.

          (f)    Neither the Company nor any Subsidiary is a party to or bound by any Tax sharing, Tax indemnity, or Tax allocation agreement nor does the Company or any Subsidiary have any liability or potential liability to another party under any such agreement.

          (g)   Each of the Company and each Subsidiary has withheld or collected and paid over to the appropriate Tax Authorities (or are properly holding for such timely payment) all Taxes required by law to be withheld or collected for all periods through and including the Closing Date.

          (h)   Each of the Company and each Subsidiary has disclosed on its Tax Returns any Tax reporting position taken in any Tax Return which could result in the imposition of penalties under Section 6662 of the Code or any comparable provisions of state, local or foreign law.

          (i)    Neither the Company nor any Subsidiary has consummated, has participated in, or is currently participating in any transaction which was or is a "Tax shelter" transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.

          (j)    Neither the Company nor any Subsidiary has ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation.

          (k)   Neither the Company nor any Subsidiary has any liability for the Taxes of any person (other than the Company or any Subsidiary) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) as a transferee or successor, by Contract or otherwise.

          (l)    The Company for itself and for its subsidiaries has disclosed in Schedule 2.12(l) the amount of any deferred gain or loss arising out of any intercompany transaction.

          (m)  Neither the Company nor any Subsidiary will be required to include in income, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a Taxable period ending on or prior to the Closing Date; (ii) "closing agreement" described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

          (n)   Neither the Company nor any Subsidiary has incurred a dual consolidated loss within the meaning of Section 1503 of the Code.

          (o)   None of the Tax attributes (including net operating loss carry forwards and general business Tax credits) of either the Company or any Subsidiary is limited by Sections 382, 383, or 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) for any period ending with or prior to the Closing Date.

          (p)   Each of the Company and each Subsidiary has in its possession official foreign government receipts for any Taxes paid by it to any foreign Tax Authorities.

          (q)   The Company for itself and for its Subsidiaries has provided to the Acquiror all documentation relating to any Tax holidays or incentives. Moreover, the Company and its Subsidiaries are in compliance with the requirements for any applicable Tax holidays or incentives and none of the Tax holidays or incentives will be jeopardized by the transaction contemplated in this Agreement.

          (r)   Neither the Company nor any Subsidiary has ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code, and the Company and each Subsidiary has filed with the Internal Revenue Service all statements, if any, which are required under Section 1.897-2(h) of the Treasury Regulations.

          (s)   Neither the Company nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (t)    The Company and each Subsidiary have complied (and until the Effective Time will comply) with all applicable laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or similar provisions under any foreign law), have, within the time and in the manner prescribed by law, withheld from employee wages or consulting compensation and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and has timely filed all withholding Tax Returns.

        2.13    Employee Benefit Plans and Employee Matters.

          (a)   Schedule 2.13(a) lists, with respect to the Company, any Subsidiary and any trade or business (whether or not incorporated) which is treated as a single employer with the Company (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, (iii) all stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Section 125 of the Code), dependent care (Section 129 of the Code), life insurance or accident insurance plans, programs or arrangements, (iv) all bonus, pension, profit sharing, savings, retirement, deferred compensation or incentive plans, programs or arrangements, (v) other fringe or employee benefit plans, programs or arrangements that apply to senior management and that do not generally apply to all employees, and (vi) any employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of the Company or any Subsidiary of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or non-employee director of the Company or any Subsidiary (all of the foregoing described in clauses (i) through (vi), collectively, the "Company Employee Plans"). The Company has not, since July 30, 2002, extended credit, arranged for the extension of credit, or renewed, modified or forgiven an extension of credit made prior to such date, in the form of a personal loan to or for any officer or director of the Company.

          (b)   Prior to the date hereof, the Company has furnished to Acquiror a true, correct and complete copy of each of the Company Employee Plans and related plan documents (including trust documents, insurance policies or Contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications relating thereto) and has, with respect to each Company Employee Plan which is subject to ERISA reporting requirements, provided to Acquiror true, correct and complete copies of the Form 5500 reports filed for the last three plan years. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has also provided to Acquiror a true, correct and complete copy of the most recent Internal Revenue Service determination or opinion letter issued with respect to each such the Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the Tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code. The Company has also provided to Acquiror all registration statements and prospectuses prepared in connection with each Company Employee Plan. All individuals who, pursuant to the terms of any Company Employee Plan, are entitled to participate in any Company Employee Plan, are currently participating in such Company Employee Plan or have been offered an opportunity to do so and have declined in writing. No employee of the Company or any Subsidiary and no person subject to any health plan of the Company or any Subsidiary has made medical claims through any such health plan during the 12 months preceding the date hereof for more than $25,000 in the aggregate for which the Company or such Subsidiary is responsible. For purposes of the foregoing sentence, any exception to such representation and warranty set forth in the Company Disclosure Letter shall be stated generally and shall not identify any employee of the Company or such Subsidiary or person subject to any health plan of the Company or such Subsidiary who has made medical claims.

          (c)   None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). There has been no "prohibited transaction" (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Company Employee Plan, which could reasonably be expected to have, individually or in the aggregate with any such other transactions, a Material Adverse Effect on the Company. Each Company Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and the Company, each Subsidiary and each ERISA Affiliate has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, and has no knowledge of any material default or in violation by any other party to, any of the Company Employee Plans. Neither the Company nor any Subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Company Employee Plans. All contributions required to be made by the Company, any Subsidiary or any ERISA Affiliate to any Company Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Company Employee Plan for the current plan years (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business, consistent with past practice, after the Company Balance Sheet Date as a result of the operations of Company and its Subsidiaries after the Company Balance Sheet Date). In addition, with respect to each Company Employee Plan intended to include a Code Section 401(k) arrangement, the Company, its Subsidiary and ERISA Affiliates have at all times made timely deposits of employee salary reduction contributions and participant loan repayments, as determined pursuant to regulations issued by the United States Department of Labor. No Company Employee Plan is covered by, and neither the Company nor any Subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of

  ERISA or Section 412 of the Code. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Acquiror, the Surviving Corporation and/or any Subsidiary (other than ordinary administrative expenses typically incurred in a termination event). With respect to each Company Employee Plan subject to ERISA as either an employee pension benefit plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, the Company has prepared in good faith and timely filed all requisite governmental reports (which were true, correct and complete as of the date filed), including any required audit reports, and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company or any Subsidiary, is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. There is no agreement, plan, arrangement or other Contract covering any current or former employee or other service provider of the Company or any Subsidiary or ERISA Affiliate to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound that, considered individually or considered collectively with any other such agreements, plans, arrangements or other Contracts, will, or could reasonably be expected to, as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), give rise directly or indirectly to the payment of any amount that could reasonably be expected to be non-deductible under Section 162 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) or characterized as a "parachute payment" within the meaning of Section 280G of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

          (d)   With respect to each Company Employee Plan, each of the Company and each United States Subsidiary has complied with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations (including proposed regulations) thereunder, (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder, (iv) the applicable requirements of the Americans with Disabilities Act of 1990, as amended and the regulations (including proposed regulations) thereunder, (v) the Age Discrimination in Employment Act of 1967, as amended, and (vi) the applicable requirements of the Women's Health and Cancer Rights Act of 1998 and the regulations (including proposed regulations) thereunder.

          (e)   There has been no amendment to, written interpretation or announcement (whether or not written) by the Company, any Subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Company Employee Plan which would materially increase the expense of maintaining such Company Employee Plan above the level of expense incurred with respect to such Company Employee Plan for the most recent fiscal year included in the Financial Statements. No Company Employee Plan will be subject to any surrender fees or service fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

          (f)    The Company does not currently maintain, sponsor, participate in or contribute to, nor has it ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (g)   Neither the Company nor any Subsidiary or ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

          (h)   Each compensation and benefit plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (each such plan, a "Foreign Plan") is listed in Schedule 2.13(h). As regards each Foreign Plan, (i) such Foreign Plan is in material compliance with the provisions of the laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those laws are applicable to such Foreign Plan, (ii) all contributions to, and material payments from, such Foreign Plan which may have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to such Foreign Plan, and all payments under such Foreign Plan, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the Company Balance Sheet, (iii) the Company, each Subsidiary, and each ERISA Affiliate has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Entity having jurisdiction with respect to such Foreign Plan any required determinations, if any, that such Foreign Plan is in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, (iv) such Foreign Plan has been administered in all material respects at all times in accordance with its terms and applicable law and regulations, (v) to the knowledge of the Company, there are no pending investigations by any governmental body involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to such Foreign Plan other than the triggering of payment to participants, and (vii) except as required by applicable laws, no condition exists that would prevent the Company or any of its Subsidiaries from terminating or amending any Foreign Plan at any time for any reason in accordance with the terms of each such Foreign Plan (other than normal and reasonable expenses typically incurred in a termination event) The benefits available under all Foreign Plans in the aggregate do not provide substantially greater benefits to employees of the Company or any Subsidiary participating in such plans than the benefits available under the Company Employee Plans for employees of the Company or any Subsidiary in the United States.

          (i)    Schedule 2.13(i) lists each Person who the Company reasonably believes is, with respect to the Company, any Subsidiary and/or any ERISA Affiliate, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as determined as of the date hereof.

          (j)    Schedule 2.13(j) lists as of the date hereof each employee of the Company or any Subsidiary who is not fully available to perform work because of disability or other leave and also lists, with respect to each such employee, the basis of such disability or leave and the anticipated date of return to full service.

          (k)   None of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated hereby or any termination of employment or service in connection therewith or subsequent thereto will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Person, (ii) materially increase for otherwise enhance any benefits otherwise payable by the Company or any Subsidiary, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person, or (v) result in the forgiveness in whole or in part of any outstanding loans made by the Company or any Subsidiary to Person.

          (l)    Each of the Company and each Subsidiary is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Each of the Company and each Subsidiary has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither the Company nor any Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistently with past practice). There are no pending claims against the Company and/or any Subsidiary under any workers compensation plan or policy or for long term disability. Neither the Company nor any Subsidiary has any obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that are not material in amount. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company or any Subsidiary and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

          (m)  Schedule 2.13(m) sets forth a true, correct and complete list as of the date hereof of all severance agreements and employment agreements to which the Company and/or any Subsidiary is a party or by which the Company and/or any Subsidiary is bound. Neither Company nor any of its Subsidiaries has any obligation to pay any amount or provide any benefit to any former employee or officer, other than obligations (i) for which Company has established a reserve for such amount on the Company Balance Sheet and (ii) pursuant to Contracts entered into after the Company Balance Sheet Date and disclosed on Schedule 2.13(m). Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or other labor union Contract, no collective bargaining agreement is being negotiated by the Company or any Subsidiary and neither the Company nor any Subsidiary has any duty to bargain with any labor organization. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any Subsidiary. Neither the Company nor any Subsidiary is aware of any activities or proceedings of any labor union or to organize their respective employees. There is no labor dispute, strike or work stoppage against the Company or any Subsidiary pending or, to the knowledge of the Company or any Subsidiary, threatened which may interfere with the respective business activities of the Company or any Subsidiary. Neither the Company nor any Subsidiary, nor to the knowledge of the Company and each Subsidiary, any of their respective representatives or employees, has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any Subsidiary, and there is no charge or complaint against the Company or any Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened.

          (n)   No employee of the Company or any Subsidiary is in violation of any term of any employment agreement, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Subsidiary because of the nature of the business conducted or presently proposed to be conducted by the Company or any Subsidiary or to the use of trade secrets or proprietary information of others. Except as set forth on Schedule 2.13(n), no employee of the Company or any Subsidiary has given notice to the Company or any Subsidiary, nor is the Company otherwise aware, that any such employee intends to terminate his or her employment with the Company or any Subsidiary. The employment of each of the employees of the Company or any Subsidiary is "at will" (except for non-U.S. employees of the Company or any Subsidiary located in a jurisdiction that does not recognize the "at will" employment concept) and the Company and each Subsidiary does not have any obligation to provide any particular form or period of notice prior to terminating the employment of any of their respective employees, except as set forth on Schedule 2.13(n). As of the date hereof, the Company has not, and to the Company's knowledge no other Person has, (i) entered into any Contract that obligates or purports to obligate Acquiror to make an offer of employment to any present or former employee or consultant of the Company and/or (ii) promised or otherwise provided any assurances (contingent or otherwise) to any present or former employee or consultant of the Company of any terms or conditions of employment with Acquiror following the Effective Time.

          (o)   Each of the Company and each Subsidiary has provided to Acquiror a true, correct and complete list of the names, positions and rates of compensation of all officers, directors, and employees of the Company and each Subsidiary showing each such person's name, position, annual remuneration, status as exempt/non-exempt, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year. Each of the Company and each Subsidiary has provided to Acquiror the additional following information for each of its International employees: city/country of employment; rate of annual remuneration; citizenship; date of hire; manager's name and work location; date of birth; any material special circumstances (including pregnancy, disability or military service); and whether the employee was recruited from a previous employer.

          (p)   Each of the Company and each Subsidiary has provided to Acquiror a true, correct and complete list of all of its consultants, advisory board members and independent contractors and for each the initial date of the engagement and whether the engagement has been terminated by written notice by either party.

          (q)   Each of the Company and each Subsidiary has provided to Acquiror true, correct and complete copies of each of the following: all forms of offer letters; all forms of employment agreements; all forms of services agreements and agreements with current and former consultants and/or advisory board members; all forms of confidentiality, non-competition or inventions agreements between current and former employees/consultants and the Company or any Subsidiary (and a true, correct and complete list of employees, consultants and/or others not subject thereto); all management organization chart(s); all agreements and/or insurance policies providing for the indemnification of any officers or directors of the Company or any Subsidiary; summary of liability for termination payments to current and former directors, officers and employees of the Company or any Subsidiary; and a schedule of bonus commitments made to employees of the Company or any Subsidiary.

          (r)   There are no performance improvement or disciplinary actions contemplated or pending against any of the Company's or any Subsidiary's current employees.

          (s)   The Company and each Subsidiary is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended ("WARN Act"), or any similar state or local law. In the past two years, (i) the Company has not effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of its business; (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company Business; and (iii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation. The Company has not caused any of its employees to suffer an "employment loss" (as defined in the WARN Act) during the 90 day period prior to the date hereof.

        2.14    Interested Party Transactions.    None of the officers, directors, nor to the Company's knowledge, any employees or any member of their immediate families, (i) has or ever had any direct or indirect ownership, participation, royalty or other interest in, or is an officer, director, employee of or consultant or contractor for any firm, partnership, entity or corporation that competes with, or does business with, or has any contractual arrangement with, the Company or any of its Subsidiaries (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded), (ii) is or ever was a party to, or otherwise directly or indirectly interested in, any Contract with the Company or any of its Subsidiaries, except for normal compensation for services as an officer, director or employee thereof that have previously been disclosed in writing to Acquiror and other Contracts disclosed to Acquiror pursuant to Section 2.13(q), (iii) has or ever had any interest in any property, real or personal, tangible or intangible (including any Intellectual Property) that is used in, or that relates to, the business of the Company or any of its Subsidiaries, except for the rights of stockholders under applicable law, or (iv) has or ever had, either directly or indirectly, a material interest any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties may be bound or affected.

        2.15    Insurance.    The Company maintains the policies of insurance and bonds set forth in Schedule 2.15, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. Schedule 2.15 sets forth the name of the insurer under each such policy and bond, the type of policy or bond, the coverage amount and any applicable deductible and any other material provisions as of the date hereof as well all material claims made under such policies and bonds since January 1, 2000. Each of the Company and each Subsidiary has provided to Acquiror true, correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Company or any Subsidiary. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and the Company and each Subsidiary is otherwise in compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.16    Books and Records.    The Company has provided to Acquiror or its counsel true, correct and complete copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of the Company and/or any Subsidiary (other than any such document that does not exist or is not in the Company's possession or subject to its control). Without limiting the foregoing, the Company has provided to Acquiror or its counsel complete and correct copies of all documents identified on the Company Disclosure Letter and complete and correct (i) copies of the Certificate of Incorporation and Bylaws or similar charter documents of the Company and each of its Subsidiaries, each as currently in effect, (ii) copies of the minute books containing records of all proceedings, consents, actions and meetings of the board of directors, committees of the board of directors and stockholders of the Company and each of its Subsidiaries, (iii) copies of the stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option grants and agreements of the Company and each of its Subsidiaries, and (iv) copies of permits, orders and consents issued by any regulatory agency with respect to the Company and each of its Subsidiaries, or any securities of the Company and each of its Subsidiaries, and all applications for such permits, orders and consents. The minute books of the Company and each Subsidiary provided to Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of the Company and the respective Subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects. The books, records and accounts of the Company and its Subsidiaries (i) are true and complete in all material respects, (ii) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets and properties of the Company and such Subsidiaries, and (iv) accurately and fairly reflect the basis for the Financial Statements.

        2.17    Brokers' and Advisors' Fees.    Except for fees payable to Credit Suisse First Boston LLC as set forth in the engagement letter between the Company and Credit Suisse First Boston LLC dated May 5, 2003 (the "CSFB Engagement Letter"), a correct and complete version of which has been provided by the Company to Acquiror, neither the Company nor any Affiliate of the Company is obligated for the payment of any fees or expenses of any investment banker, broker, advisor or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement, and Acquiror will not incur any liability, either directly or indirectly, to any such investment banker, broker, advisor or similar party as a result of this Agreement, the Merger or any act or omission of the Company, any of its Affiliates or any of their respective directors, officers, employees, stockholders or agents. An itemized good faith estimate of the fees and expenses of any investment banker, broker, advisor or similar party, and any accountant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred through the date hereof by the Company in connection with this Agreement and the transactions contemplated hereby (including any agreement or understanding with respect to such agreement or understanding, whether written or oral), other than the CSFB Engagement Letter, is set forth in Schedule 2.17. Other than the CSFB Engagement Letter, as of the date hereof, the Company is not a party to any Contract with any investment banker, broker, advisor or similar party, nor any accountant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby, other than Contracts for the provision of services on a "time and materials" basis at reasonable and customary rates.

        2.18    Inventory.    The inventories shown on the Financial Statements or thereafter acquired by the Company or any Subsidiary, consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since the Company Balance Sheet Date, the Company and each Subsidiary has continued to replenish inventories in a normal and customary manner consistent with past practices. Neither the Company nor any Subsidiary has received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of the Company, which is consistent with its past practice and in accordance with GAAP applied on a consistent basis. Since the Balance Sheet Date, due provision was made on the books of the Company in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of the date hereof, neither the Company nor any Subsidiary has any inventory in the distribution channel and neither the Company nor any Subsidiary has any commitments to purchase inventory.

        2.19    Accounts Receivable.    The accounts receivable shown on the Financial Statements (subject to any reserves set forth in the Financial Statements) and the receivables of the Company and its Subsidiaries arising after the Company Balance Sheet Date (i) arose in the ordinary course of business consistent with past practice, (ii) represent bona fide claims against debtors for sales and other charges, (iii) have been collected or are collectible in the book amounts thereof, (iv) are not subject to discount except for normal cash and immaterial trade discounts, and (v) are not subject to any material claim of offset, recoupment, setoff or counter-claim. The amounts carried for doubtful accounts and allowances disclosed in the Financial Statements and since the Company Balance Sheet Date were calculated in accordance with GAAP and in a manner consistent with prior periods and are sufficient to provide for any losses which may be sustained on realization of the receivables. No material amount of receivables are contingent upon the performance by the Company or any Subsidiary of any obligation or Contract other than normal warranty repair and replacement. No Person has any Encumbrance on any receivables, and no agreement for deduction or discount has been made with respect to any of such receivables. Schedule 2.19 sets forth an aging of accounts receivable of the Company in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts and warranty returns and the amounts of accounts receivable which are subject to asserted warranty claims, including the type and amounts of such claims.

        2.20    Customers and Suppliers.

          (a)   Neither the Company nor any of its Subsidiaries has any outstanding material dispute concerning its goods and/or services with any customer who, in the year ended December 31, 2002 or the nine months ended September 30, 2003 was one of the 20 largest sources of revenue for the Company, based on amounts paid or payable during such periods (each, a "Significant Customer"). Each Significant Customer is listed on Schedule 2.20(a). Neither the Company nor any of its Subsidiaries has received any written or, to its knowledge, oral notice from any Significant Customer that such customer will not continue as a customer of the Company (or Acquiror) after the Closing or that any such customer intends to terminate or materially modify existing Contracts with the Company (or Acquiror) or reduce the amount paid to the Company for products and services. The Company has not had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by the Company.

          (b)   Neither the Company nor any of its Subsidiaries has any outstanding material dispute concerning goods and/or services provided by any supplier who, in the year ended December 31, 2002 or the nine months ended September 30, 2003 was one of the 20 largest suppliers of goods and/or services to the Company, based on amounts paid or payable during such periods (each, a "Significant Supplier"). Each Significant Supplier is listed on Schedule 2.20(b). Neither the Company nor any of its Subsidiaries has received any written or, to its knowledge, oral notice of termination or interruption of any existing Contracts with any Significant Supplier. The Company and its Subsidiaries have access, on commercially reasonable terms, to all goods and services reasonably necessary to carry on their respective businesses, and neither the Company nor any of its Subsidiaries has any knowledge of any reason why it will not continue to have such access on commercially reasonable terms.

          (c)   Neither the Company nor any Subsidiary has knowingly breached, so as to provide a benefit to the Company or any of such Subsidiaries that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of the Company.

        2.21    Material Contracts.

          (a)   Except for this Agreement and Contracts specifically identified in Schedule 2.21, neither the Company nor any Subsidiary is a party to or bound by any of the following Contracts (a "Material Contract"):

              (i)  any distributor, reseller, sales, advertising, agency or manufacturer's representative Contract;

             (ii)  any continuing Contract for the purchase, sale or license by the Company or its Subsidiaries of materials, supplies, equipment, services, software, Intellectual Property or other assets involving in the case of any such Contract more than $100,000 over the life of the Contract;

            (iii)  any Contract that expires or may be renewed at the option of any Person other than the Company so as to expire more than one year after the date of this Agreement;

            (iv)  any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

             (v)  any Contract for capital expenditures in excess of $100,000 in the aggregate;

            (vi)  any Contract limiting the freedom of the Company or any Subsidiary to engage or participate, or compete with any other Person, in any line of business, market or geographic area, or to make use of any Intellectual Property, or any Contract granting most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person, or any Contract otherwise limiting the right of the Company or any of its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts, subassemblies or services;

           (vii)  any Contract pursuant to which the Company or any Subsidiary is a lessor or lessee of any real property or any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in excess of $25,000 per annum;

          (viii)  any Contract with any Person with whom the Company or any Subsidiary does not deal at arm's length;

            (ix)  any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

             (x)  any agreement under which the Company or any Subsidiary is a licensor of Intellectual Property, seller of equipment or provider of services (other than end user customer Contracts on the Company's standard, unmodified forms) or agrees to encumber, not assert, transfer or sell rights in or with respect to any Intellectual Property or to provide source code to any third party, or under which the Company or any Subsidiary is a licensee of any Third Party Intellectual Property Rights (except for "shrink wrap" and similar widely available commercial end-user licenses that have an individual acquisition cost of $10,000 or less) or providing for the development of any software, content, technology or intellectual property, independently or jointly, by or for the Company or any Subsidiary;

            (xi)  or any agreement to license or authorize any third party to manufacture or reproduce any of the products, services or technology of the Company;

           (xii)  any joint venture Contract or any other agreement that involves a sharing of revenues, profits, cash flows, expenses or losses with other Persons or the payment of royalties to any other Person;

          (xiii)  any agreement of indemnification or warranting or any agreement containing any support, maintenance or service obligation on the part of the Company or any Subsidiary (other than support obligations to distributors and resellers pursuant to agreements listed in Schedule 2.21(xiii), standard product warranties in end user customer Contracts on the Company's standard, unmodified forms, and maintenance and support, hosted services or managed services obligations in end user customer Contracts on the Company's standard, unmodified forms);

          (xiv)  any Contract for the employment of any director, officer, employee or consultant of the Company or any other type of Contract with any officer, employee or consultant of the Company that is not immediately terminable by the Company without cost or liability, including any Contract requiring it to make a payment to any director, officer, employee or consultant on account of the Merger, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

           (xv)  any Contract or plan (including any stock option, stock purchase and/or stock bonus plan) relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of Company Capital Stock or any other securities of the Company or any of its Subsidiaries or any options, warrants, convertible notes or other rights to purchase or otherwise acquire any such shares of stock, other securities or options, warrants or other rights therefor, except for the Company Option Plans and the Company Options disclosed in Section 2.2(b);

          (xvi)  any Contract under which it provides any advice or services to any third party, including any consulting Contract, professional Contract or software implementation, deployment or development services Contract, or support services Contract(other than maintenance and support, hosted services or managed services obligations in end user customer Contracts on the Company's standard, unmodified forms);

         (xvii)  any Contract with any investment banker, broker, advisor or similar party, or any accountant, legal counsel or other Person retained by the Company, in connection with this Agreement and the transactions contemplated hereby, other than the CSFB Engagement Letter or any other agreement set forth in Schedule 2.17;

        (xviii)  any Contract with any labor union or any collective bargaining agreement or similar Contract with its employees;

          (xix)  any Contract pursuant to which it has acquired a business or entity, or assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise, or any Contract pursuant to which it has any material ownership interest in any other Person (other than its subsidiaries);

           (xx)  any Contract with any Governmental Entity or any Company Authorization;

          (xxi)  any confidentiality, secrecy or non-disclosure Contract, other than any such Contract entered into in connection with customers in the ordinary course of business;

         (xxii)  any settlement agreement entered into within five years prior to the date hereof; or

        (xxiii)  any other oral or written agreement, obligation or commitment not listed in subsections (i)-(xx) that individually provides for payments to or by the Company or its Subsidiaries in excess of $100,000 or is otherwise material to the Company or its Subsidiaries or their respective businesses, operations, financial condition, properties or assets (other than employee offer letters in the ordinary course of business consistent with practice).

          (b)   All Material Contracts are in written form. The Company or the applicable Subsidiary has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, and has not been amended in any material respect except as disclosed in any Schedule pursuant to Section 2.21(a) above. There exists no default or event of default or event, occurrence, condition or act, with respect to the Company or any Subsidiary or to the Company's and each Subsidiary's knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to (i) become a default or event of default under any

  Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract, (C) the right to accelerate the maturity or performance of any obligation of the Company or any of its Subsidiaries under any Material Contract, or (D) the right to cancel, terminate or modify any Material Contract. Neither the Company nor any of its Subsidiaries has received any written notice or, to its knowledge, other communication regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any Material Contract. Neither the Company nor any of its Subsidiaries has any material liability for renegotiation of government Contracts. True, correct and complete copies of all Material Contracts have been provided to Acquiror prior to the date hereof.

        2.22    Third Party Consents.    Schedule 2.22 lists or describes all Contracts of the Company or any Subsidiary that may require a novation or consent to assignment, as the case may be, prior to the Effective Time in connection with the Merger or any other transaction contemplated by this Agreement, and specifically denotes any such Contract in respect of which the failure to obtain a novation or consent to assignment in connection with the Merger or any other transaction contemplated by this Agreement could reasonably be expected to (i) materially and adversely affect Acquiror's ability to operate the business of the Company or any Subsidiary in the same manner as such business was operated by the Company or such Subsidiary prior to the Effective Time or (ii) trigger any material rights of any Person.

        2.23    Export Control Laws.    The Company and each Subsidiary has conducted its export transactions in accordance with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing:

          (a)   the Company and each Subsidiary has obtained all export licenses and other approvals required for its exports of products, software and technologies from the United States;

          (b)   the Company and each Subsidiary is in compliance with the terms of all applicable export licenses or other approvals;

          (c)   there are no pending or, to the Company's and each Subsidiary's knowledge, threatened claims against the Company or any Subsidiary with respect to such export licenses or other approvals;

          (d)   to the Company's and each Subsidiary's knowledge there are no actions, conditions or circumstances pertaining to the Company's or any Subsidiary's export transactions that may give rise to any future claims; and

          (e)   no consents or approvals for the transfer of export licenses to Acquiror are required, or such consents and approvals can be obtained expeditiously without material cost.

        2.24    Product Releases.    The Company has provided to Acquiror a Schedule of Product Releases, which Schedule is included as Schedule 2.24. The Company has a good faith reasonable belief that it can achieve the release of products on the schedule described in Schedule 2.24 and is not currently aware of any change in its circumstances or other fact that has occurred that would cause it to believe that it will be unable to meet such release schedule.

        2.25    Fairness Opinion.    The Company Board has received an opinion from Credit Suisse First Boston LLC, dated as of the date hereof, to the effect that, as of the date hereof, the Per-Share Cash Amount is fair to the Company's stockholders from a financial point of view (the "Fairness Opinion"). Upon the Company's receipt of the written version of the Fairness Opinion, the Company shall promptly provide to Acquiror a copy of such written version.

        2.26    Information Supplied.    The preliminary and definitive proxy statements to be filed by the Company with the SEC (collectively, the "Proxy Statement") shall not, on each relevant filing date, on the date of mailing to the Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Acquiror. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Acquiror or Sub that is contained in the Proxy Statement.

        2.27    Representations Complete.    None of the representations or warranties made by the Company herein or in any exhibit or schedule hereto, including the Company Disclosure Letter, or in any certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

        2.28    Takeover Statute    The Company Board has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section 203), and any other similar legal requirement, will not apply to Acquiror during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the Company Voting Agreements and the consummation of the Merger and the other transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB

        Acquiror and Sub represent and warrant to the Company as follows:

        3.1    Organization, Standing and Power.    Each of Acquiror and Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and Sub Acquiror has the corporate power to own its properties and to conduct its business as now being conducted and as proposed to be conducted by it and is duly qualified to do business and is in good standing in each jurisdiction where the failure to be so qualified and in good standing, individually or in the aggregate with any such other failures, would reasonably be expected to have a Material Adverse Effect on Acquiror. Each of Acquiror and Sub is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

        3.2    Authority; Noncontravention.

          (a)   Each of Acquiror and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror and Sub. This Agreement has been duly executed and delivered by each of Acquiror and Sub and constitutes the valid and binding obligation of Acquiror and Sub, respectively, enforceable against Acquiror and Sub, respectively, in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (b)   The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror and Sub, as amended to date, or (ii) any material mortgage, indenture, Contract, permit, concession, franchise, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Sub or their respective properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of clause (ii), individually or in the aggregate, would not have a Material Adverse Effect on Acquiror.

          (c)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.4, (ii) the filing of a Schedule 13D by Acquiror with respect to the Company Voting Agreements, (iii) such filings as may be required under the HSR Act and any applicable foreign Antitrust Law, (iv) the filing of a registration statement on Form S-8 with the SEC after the Closing Date covering the shares of Acquiror Common Stock issuable pursuant to Replacement Options, and (v) such other consents, authorizations, filings, approvals, notices and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or materially delay any of the transactions contemplated by this Agreement.

        3.3    Sufficient Funds.    Acquiror has, and will have available to it upon the consummation of the Merger, without any need for outside financing, sufficient funds to consummate the transactions contemplated hereby, including payment in full of all cash amounts contemplated by Section 1.9 hereof.

        3.4    No Prior Sub Operations.    Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

        3.5    Information Supplied.    The information supplied by Acquiror for inclusion in the Proxy Statement shall not, on each relevant filing date, on the date of mailing to the Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time, any event relating to Acquiror or any of its Affiliates, officers or directors should be discovered by Acquiror which is required to be set forth in a supplement to the Proxy Statement, Acquiror shall promptly inform the Company. Notwithstanding the foregoing, Acquiror makes no representation or warranty with respect to any information supplied by the Company which is contained in the Proxy Statement.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1    Conduct of Business of the Company and Subsidiaries.    During the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time:

            (i)  the Company shall, and shall cause each Subsidiary to, conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted (except to the extent expressly provided in Schedule 4.1 or otherwise in this Agreement or as consented to in writing by Acquiror);

           (ii)  the Company shall, and shall cause each Subsidiary to, (A) pay all of its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, (B) pay or perform its other obligations when due, and (C) use its reasonable best efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time;

          (iii)  the Company shall, and shall cause each Subsidiary to, use its reasonable best efforts to assure that each of its Contracts (other than with Acquiror) entered into after the date hereof will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger, and shall give reasonable advance notice to Acquiror prior to allowing any Material Contract or right thereunder to lapse or terminate by its terms; and

          (iv)  the Company shall, and shall cause each Subsidiary to, maintain each of its leased premises in accordance with the terms of the applicable lease.

        4.2    Restrictions on Conduct of Business of the Company and Subsidiaries.    Without limiting the generality or effect of the provisions of Section 4.1, during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company shall not, and shall cause each Subsidiary not to, do, cause or permit any of the following (except to the extent expressly provided in Schedule 4.1 or otherwise in this Agreement or as consented to in writing by Acquiror):

          (i)    Charter Documents.    Cause or permit any amendments to its Certificate of Incorporation or Bylaws or comparable governing documents;

          (ii)    Dividends; Changes in Capital Stock.    Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, non-employee directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service, or adopt or enter into any "stockholder rights plan" or similar anti-takeover agreement or plan that would interfere with the Merger or the consummation of the other transactions contemplated by this Agreement;

          (iii)    Stock Option Plans, Etc.    Except as required by Section 1.9(a)(v) hereof, accelerate, amend or change the period of exercisability or vesting of any options or other rights granted under its stock plans or the vesting of the securities purchased or purchasable under such options or other rights or the vesting schedule or repurchase rights applicable to any unvested securities issued under such stock plans or otherwise; amend or change any other terms of such options, rights or unvested securities; authorize cash payments in exchange for any options or other rights granted under any of such plans or the securities purchased or purchasable under those options or rights or the unvested securities issued under such plans or otherwise;

          (iv)    Material Contracts.    Enter into any Contract that would constitute a Material Contract (other than customer agreements on the Company's standard, unmodified forms in the ordinary course of business consistent with past practices), or violate, terminate, amend, or otherwise modify (including by entering into a new Contract with such party or otherwise) or waive any of the terms of any of its Material Contracts (other than novations or consents to assignment contemplated by Section 2.22);

          (v)    Issuance of Securities.    Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any Company Voting Debt or any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other Contracts of any character obligating it to issue any such shares or other convertible securities, other than (A) the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or other rights outstanding on the date hereof, and (B) the issuance of shares of Company Common Stock issuable to participants in the Company ESPP consistent with the terms thereof and of Section 1.9(a)(v) hereto;

          (vi)    Employees; Consultants; Independent Contractors.    Hire any officers or other employees, or any consultants or independent contractors, or enter into, or extend the term of, any employment or consulting agreement with any officer, employee, consultant or independent contractor, or enter into any collective bargaining agreement (unless required by applicable law);

          (vii)    Loans and Investments.    Make any loans or advances (other than routine travel advances and sales commission draws to employees of the Company or any Subsidiary consistent with past practice) to, or any investments in or capital contributions to, any Person (including any officer, director or employee of the Company), or forgive or discharge in whole or in part any outstanding loans or advances; or otherwise modify any loan previously granted to any officer or director of the Company prior to July 30, 2002;

          (viii)    Intellectual Property.    Transfer or license to any Person any rights to any Intellectual Property or transfer or license from any Person any Third Party Intellectual Property Rights other than in the ordinary course of business consistent with past practice, or transfer or provide a copy of any source code of the Company to any Person (including any current or former employee or consultant of the Company or any contractor or commercial partner of the Company outside the United States);

          (ix)    Exclusive Rights and Most Favored Party Provisions.    Enter into or amend any agreement pursuant to which any other party is granted exclusive rights or "most favored party" rights of any type or scope with respect to any of its products, technology, Intellectual Property or business, or containing any non-competition covenants or other material restrictions relating to its or Acquiror's business activities;

          (x)    Dispositions.    Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to the Company's and/or any Subsidiary's businesses, taken as a whole, other than sales of products in the ordinary course of business consistent with its past practice;

          (xi)    Indebtedness.    Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, enter into any "keep well" or other Contract to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, or (ii) pursuant to existing credit facilities in the ordinary course of business;

          (xii)    Leases.    Enter into any operating lease in excess of $100,000;

          (xiii)    Payment of Obligations.    Pay, discharge or satisfy, in an amount in excess of $100,000 in any one case or $250,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising otherwise than in the ordinary course of business pursuant to Contracts made available to Acquiror, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements;

          (xiv)    Capital Expenditures.    Make any capital expenditures, capital additions or capital improvements except pursuant to the Company's capital expenditure budget attached hereto as Schedule 4.2(xiv);

          (xv)    Insurance.    Materially change the amount of any insurance coverage;

          (xvi)    Termination or Waiver.    Terminate or waive any right of substantial value;

          (xvii)    Employee Benefit Plans; Pay Increases.    Adopt or amend any employee or compensation benefit plan, including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit, entitlement, grant or award provided or made under any such plan, except in each case as required under ERISA or as necessary to maintain the qualified status of such plan under the Code, pay any special bonus or special remuneration to any employee (except as listed on Schedule 4.2(xvii) or non-employee director or increase the salaries or wage rates of its employees, or add any new non-employee members to the Company Board;

          (xviii)    Severance Arrangements.    Except as provided pursuant to Section 5.10, grant or pay, or enter into any agreement or arrangement providing for the granting of any severance or termination pay, or the acceleration of vesting or other benefits, to any Person, except payments made pursuant to written agreements outstanding on the date hereof which are listed on Schedule 4.2(xviii);

          (xix)    Lawsuits; Settlements.    (A) Commence a lawsuit other than (1) for the routine collection of bills, (2) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business (provided that it consults with Acquiror prior to the filing of such a suit), or (3) for a breach of this Agreement or (B) settle or agree to settle any pending or threatened lawsuit or other dispute;

          (xx)    Acquisitions.    Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, or enter into any Contract with respect to a joint venture, strategic alliance or partnership;

          (xxi)    Taxes.    Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any Tax Return or any amendment to a Tax Return, enter into any Tax sharing or similar agreement or closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (xxii)    Accounting.    Change accounting methods or revalue any of its assets (including writing down the value of inventory or writing off notes or accounts receivable otherwise than in the ordinary course of business), except in each case as required by changes in GAAP as concurred with by its independent auditors and after notice to Acquiror;

          (xxiii)    Real Property.    Enter into any agreement for the purchase, sale or lease of any real property;

          (xxiv)    Encumbrances.    Place or allow the creation of any Encumbrance on any of its properties, other than statutory liens for unpaid Taxes not yet due and payable which are incurred in the ordinary course of business consistent with past practice;

          (xxv)    Warranties, Discounts.    Materially change the manner in which it extends warranties, discounts or credits to customers;

          (xxvi)    Interested Party Transactions.    Enter into any Contract or transaction in which any officer, director, employee, agent or stockholder of the Company (or any member of their families) has an interest under circumstances that, if entered immediately prior to the date hereof, would require that such Contract be listed on Schedule 2.21; and

          (xxvii)    Other.    Take or agree in writing or otherwise to take, any of the actions described in clauses (i) through (xxvi) in this Section 4.2, or any action which would reasonably be expected to make any of the Company's representations or warranties contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform one or more covenant required hereunder to be performed by the Company.

ARTICLE V

ADDITIONAL AGREEMENTS

        5.1    Proxy Statement.

          (a)   As promptly as practicable after the execution of this Agreement, the Company shall prepare, and file with the SEC, preliminary proxy materials relating to the Company Stockholder Approvals. At the earliest practicable time following the later of (i) receipt and resolution of SEC comments thereon, or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC and cause the Proxy Statement to be mailed to its stockholders. The Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Merger (or as required or appropriate to facilitate the Merger) to (i) comply as to form with all applicable SEC requirements, and (ii) otherwise comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC or any other Governmental Entity, the Company shall provide Acquiror (which term shall in all instances in this Section 5.1 also include Acquiror's counsel) with reasonable opportunity to review and comment on each such filing in advance (and shall consider in good faith Acquiror's views with respect thereto).

          (b)   The Company will notify Acquiror promptly of the receipt of any comments from the SEC or its staff (or of notice of the SEC's intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Acquiror with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or other filing. The Company shall consult with Acquiror prior to responding to any comments or inquiries by the SEC or any other Governmental Entity with respect to any filings related to (or necessary or appropriate to facilitate) the Merger, shall provide Acquiror with reasonable opportunity to review and comment on any such written response in advance (and shall consider in good faith the views of Acquiror with respect to each such written or oral response). Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Acquiror of such occurrence, provide Acquiror with reasonable opportunity to review and comment on any such amendment or supplement in advance (and shall consider in good faith Acquiror's views with respect thereto), and shall cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the stockholders of the Company, such amendment or supplement.

        5.2    Meeting of Stockholders; Board Recommendation.

          (a)    Meeting of Stockholders.    Subject to Section 5.3, the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to obtain such approvals and to secure the vote or consent of its stockholders required by the rules of the Nasdaq Stock Market, Delaware Law and its Certificate of Incorporation and Bylaws. The Company (i) shall consult with Acquiror regarding the date of the Company Stockholders Meeting, and (ii) shall not postpone or adjourn the Company Stockholders Meeting without the prior written consent of Acquiror; provided, however, that the Company may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any necessary (which determination shall not be made before consulting with Acquiror) supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Stockholders Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting. The Company shall ensure that the Company Stockholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders Meeting are solicited, in compliance with the Delaware Law, its Certificate of Incorporation and Bylaws, the rules of the Nasdaq Stock Market and all other applicable legal requirements.

          (b)    Board Recommendation.    Subject to Section 5.3(d): (i) the Company Board shall recommend that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger at the Company Stockholders Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger at the Company Stockholders Meeting; and (iii) neither the Company Board nor any committee thereof shall withhold, withdraw, amend or modify, or propose or resolve to withhold, withdraw, amend or modify in a manner adverse to Acquiror, the recommendation of the Company Board that the Company's stockholders vote in favor of and approve and adopt this Agreement and approve the Merger.

        5.3    No Solicitation; Acquisition Proposals.

          (a)    No Solicitation Generally.    Except as specifically permitted by Sections 5.3(c) and 5.3(d), from and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, the Company and its Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them (all of the foregoing collectively being the "Company Representatives") to, directly or indirectly, (i) solicit, initiate, seek, entertain, encourage, facilitate, support or induce the making, submission or announcement of any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), (ii) enter into, participate in, maintain or continue any communications (except solely to provide written notice as to the existence of these provisions) or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (iii) agree to, accept, approve, endorse or recommend (or publicly propose or announce any intention or desire to agree to, accept, approve, endorse or recommend) any Acquisition Proposal, (iv) enter into any letter of intent or any other Contract contemplating or otherwise relating to any Acquisition Proposal, (v) submit any Acquisition Proposal to the vote of any securityholders of the Company or any Subsidiary, (vi) withhold, withdraw or modify (or publicly propose or announce any intention or desire to withhold, withdraw or modify), in a manner adverse to Acquiror, the approval of the Company Board of this Agreement and/or any of the transactions contemplated hereby, or (vii) take any action or position that is inconsistent with, or withdraw or modify (or publicly propose or announce any intention or desire to withdraw or modify), in a manner adverse to Acquiror, any determination or recommendation referred to in Section 5.2. The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the date of this Agreement with respect to any Acquisition Proposal. If any Company Representative, whether in his or her capacity as such or in any other capacity, takes any action that the Company is obligated pursuant to this Section 5.3 to cause such Company Representative not to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 5.3.

          "Acquisition Proposal" shall mean, with respect to Company, any agreement, offer, proposal or indication of interest (other than this Agreement, the Merger or any other offer, proposal or indication of interest by Acquiror), or any public announcement of intention to enter into any such agreement or of (or intention to make) any offer, proposal or indication of interest, relating to, or involving: (A) any acquisition or purchase from the Company or any of its Subsidiaries by any Person or Group of more than a 10% interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning 10% or more of the total outstanding voting securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries; (B) any sale, lease (other than in the ordinary course of business), mortgage, pledge, exchange, transfer, license (other than in the ordinary course of business), acquisition, or disposition of any significant portion of the assets of the Company and its Subsidiaries in any single transaction or series of related transactions; or (C) any liquidation or dissolution of the Company or any of its Subsidiaries, or any extraordinary dividend, whether of cash or other property.

          (b)    Notice.    The Company as promptly as practicable (but in no event more than 24 hours after receipt) shall advise Acquiror orally and in writing of (A) an Acquisition Proposal, (B) any inquiry, expression of interest, proposal, or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (C) any other notice that any Person is considering making an Acquisition Proposal, or (D) any request for non-public information which could reasonably be expected to lead to an Acquisition Proposal, as well as, in the event of any of (A)-(D) above, (1) the material terms and conditions of such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request, and (2) the identity of the Person or Group making any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company will (x) keep Acquiror informed as promptly as practicable of the status and details (including any amendments, modifications or proposed amendments or modifications) of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (y) provide to Acquiror as promptly as practicable a copy of all written and other materials and information provided to the Company in connection with any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request.    The Company shall provide Acquiror with at least three Business Days prior notice (or such lesser prior notice as provided to the members of Company Board but in no event less than twenty-four hours) of any meeting of the Company Board at which the Company Board is reasonably expected to consider any Acquisition Proposal to determine whether such Acquisition Proposal is a Superior Offer (as defined in Section 5.3(c)).

          (c)    Superior Offers.    In the event that any Person submits to the Company (and does not withdraw) an unsolicited, written, bona fide Acquisition Proposal that the Company Board reasonably concludes in good faith (after receipt of advice of its outside legal counsel and a financial advisor of national standing) is, or would reasonably be likely to become, a Superior Offer, then notwithstanding Section 5.3(a), the Company may, so long as the Company Stockholder Approvals have not yet been obtained, (i) enter into discussions with such Person regarding such Acquisition Proposal, and (ii) deliver or make available to such Person nonpublic information regarding the Company and its Subsidiaries, provided, in every case, that the Company, its Subsidiaries and the Company Representatives comply with each of the following: (A) neither the Company, any of its Subsidiaries nor any Company Representative shall have violated any of the restrictions set forth in this Section 5.3, (B) the Company Board first shall have concluded in good faith, after receipt of advice of its outside counsel, that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable law, (C) the Company first shall have provided Acquiror with written notice of the identity of such Person and all of the material terms and conditions of such Acquisition Proposal and of the Company's intention to take such actions, (D) the Company first shall have received from such Person an executed confidentiality agreement containing terms at least as restrictive with regard to Company's confidential information as the Confidentiality Agreement (as defined in Section 5.5), it being understood that such confidentiality agreement shall not include any provision calling for any exclusive right to negotiate with such Person or having the purported effect of restricting it from satisfying its obligations under this Agreement, (E) the Company first shall have given Acquiror at least three Business Days advance notice of its intent to take such actions, specifying what actions it intends to take, and (F) prior to or contemporaneously with delivering or making available any such nonpublic information to such Person, the Company shall deliver such nonpublic information to Acquiror (to the extent such nonpublic information has not been previously delivered by the Company to Acquiror and, to the extent previously delivered, the Company delivers to Acquiror a complete list identifying all such nonpublic information delivered to such Person).

          "Superior Offer" shall mean, with respect to the Company, an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination (including by means of a tender offer followed promptly by a back-end merger), all or substantially all of the assets of the Company or all of the total outstanding voting securities of the Company and as a result of which the stockholders of such party immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Company Board has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, to the Company's stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated.

          (d)    Changes of Recommendation.    Nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation to the

  Company's stockholders in favor of approval and adoption of this Agreement and approval of the Merger if:

              (i)  the Company Stockholder Approvals have not been obtained;

             (ii)  the Company shall not have violated any of the restrictions set forth in this Section 5.3;

            (iii)  a Superior Offer is made to the Company and is not withdrawn;

            (iv)  the Company shall have promptly provided written notice to Acquiror (a "Notice of Superior Offer") advising Acquiror that the Company has received a Superior Offer and that it intends (or may intend) to change its recommendation and the manner and timing in which it intends (or may intend) to do so, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer,

             (v)  the Company shall have provided to Acquiror a copy of all written materials delivered to the Person or Group making the Superior Offer and made available to Acquiror all other materials and information made available to the Person or Group making the Superior Offer together with a complete list identifying all such materials and information;

            (vi)  Acquiror shall not have, within five Business Days of Acquiror's receipt of the Notice of Superior Offer, made an offer that the Company Board by a majority vote determines in its good faith judgment (after consultation with a financial advisor of national standing) to be at least as favorable to the Company's stockholders as such Superior Offer (it being agreed that the Company Board shall convene a meeting to consider any such offer by Acquiror promptly following the receipt thereof, and that the Company Board will not withhold, withdraw, amend or modify its recommendation to the Company's stockholders in favor of approval and adoption of this Agreement and approval of the Merger for five Business Days after receipt by Acquiror of the Notice of Superior Offer); and

           (vii)  the Company Board concludes in good faith, after receipt of advice of its outside counsel, that, in light of such Superior Offer and any offer made by Acquiror pursuant to Section 5.3(d)(vi), the Company Board is required to withhold, withdraw, amend or modify such recommendation in order to comply with its fiduciary obligations to the Company's stockholders under applicable law.

          (e)    Company Stockholders Meeting.    Subject to the right of the Company to terminate this Agreement pursuant to Section 7.1(h), the Company's obligation to call, give notice of, convene and hold the Company Stockholders Meeting in accordance with Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or Superior Offer, or by any withdrawal, amendment or modification of the recommendation of the Company Board with respect to this Agreement or the Merger.

          (f)    Compliance with Tender Offer Rules.    Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that the Company Board shall not withhold, withdraw, amend or modify its recommendation to the Company's stockholders in favor of the approval and adoption of this Agreement and approval of the Merger unless specifically permitted to do so pursuant to Section 5.3(d).

        5.4    Access to Information.

          (a)   During the period commencing on the date hereof and continuing until the earlier of the termination of this Agreement and the Effective Time, (i) the Company shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during business hours to (A) all of the Company's and each Subsidiary's properties, books, Contracts and records and (B) all other information concerning the business, results of operations, product development efforts, properties (tangible and intangible, including Intellectual Property) and personnel of the Company or any Subsidiary as Acquiror may reasonably request, and (ii) the Company shall, promptly upon request, provide to Acquiror and its accountants, counsel and other representatives true, correct and complete copies of the Company's and each Subsidiary's (A) internal financial statements, (B) Tax Returns, Tax elections and all other records and workpapers relating to Taxes, (C) a schedule of any deferred intercompany gain with respect to transactions to which the Company or any Subsidiary has been a party, and (D) receipts for any Taxes paid to foreign Tax Authorities.

          (b)   Subject to compliance with applicable law, from the date hereof until the earlier of the termination of this Agreement and the Effective Time, the Company shall confer from time to time as requested by Acquiror with one or more representatives of Acquiror to discuss any material changes or developments in the operational matters of the Company and each Subsidiary and the general status of the ongoing operations of the Company and each Subsidiary.

          (c)   No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Merger.

        5.5    Confidentiality; Public Disclosure.

          (a)   The parties hereto acknowledge that Acquiror and the Company have previously executed a Confidentiality Agreement dated September 2, 2003 (as may be amended from time to time, the "Confidentiality Agreement"), which shall continue in full force and effect in accordance with its terms.

          (b)   Acquiror and the Company have agreed to the text of the Acquiror press release announcing the signing of this Agreement and the transactions contemplated hereby. Acquiror may make any other public disclosures as it deems necessary or desirable in its sole discretion. The Company shall consult with Acquiror before issuing or making, and shall provide Acquiror with reasonable opportunity to review and comment upon, and shall consider in good faith the views of Acquiror in connection with (and shall agree to the extent reasonably practicable) any other press release, public filing or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, in each case except as may be required by applicable law; provided that the Company shall not be required to consult, and shall only be required to give reasonable notice, of any public disclosure which is substantially similar in content to the joint press release. The Company shall cause its employees, officers and directors to comply with this Section 5.5.

        5.6    Regulatory Approvals.

          (a)   Each of Acquiror and the Company shall promptly after the execution of this Agreement apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Without limiting the generality or effect of the foregoing, each of Acquiror and the Company shall, as soon as practicable, and in any event no later than ten Business Days after the date hereof, make any initial filings required under the HSR Act. The parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any foreign or other Antitrust Law (as defined in Section 5.6(b)); provided, that with respect to any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals, each of Acquiror and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.

          (b)   Each of Acquiror and the Company shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). Each of Acquiror and the Company shall use its reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement. Acquiror and the Company shall take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable laws regarding the transactions contemplated hereby: (i) entering into negotiations; (ii) providing information required by law or governmental regulation; and (iii) substantially complying with any "second request" for information pursuant to the Antitrust Laws.

          (c)   Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, it is expressly understood and agreed that: (i) Acquiror and the Company shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) Acquiror shall be under no obligation to make proposals, execute or carry out agreements or submit to orders providing for (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Acquiror or any of its affiliates or the Company, (2) the imposition of any limitation or regulation on the ability of Acquiror or any of its affiliates to freely conduct their business or the Company's business or own such assets, or (3) the holding separate of the shares of Company Common Stock or any limitation or regulation on the ability of Acquiror or any of its affiliates to exercise full rights of ownership of the shares of Company Common Stock (any of the foregoing, a "Divestiture").

        5.7    Reasonable Efforts.    Subject to the limitations set forth in Section 5.6(c), each of the parties hereto agrees to use its reasonable best efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, appropriate or desirable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (a) taking all reasonable actions necessary to satisfy the respective conditions set forth in Article VI, (b) executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable to effect completely the consummation of the Merger and the other transactions contemplated hereby. If any takeover statute or similar law or regulation becomes applicable to the Merger, the Company shall use its reasonable best efforts to ensure that the Merger is consummated as promptly as practicable on the terms set forth in this Agreement, and otherwise to minimize the effects of such law or regulation on the Merger and the other transactions contemplated hereby.

        5.8    Third Party Consents; Notices.

          (a)   The Company shall use its reasonable best efforts to obtain prior to the Closing, and deliver to Acquiror at or prior to the Closing, all consents, waivers and approvals under each Contract listed or described on Schedule 2.22 (and any Contract entered into after the date hereof that would have been required to be listed or described on Schedule 2.22 if entered into prior to the date hereof), using a form reasonably acceptable to Acquiror. The Company shall use its reasonable best efforts to terminate prior to the Closing, and deliver evidence of such termination to Acquiror at or prior to the Closing, all of the Contracts listed or described on Schedule 5.8(a) -1. The Company shall use its reasonable best efforts to obtain, prior to the Closing, such other Contracts as described on Schedule 5.8(a)-2, and to deliver evidence of such Contracts at or prior to the Closing.

          (b)   The Company shall give all notices and other information required to be given to the employees of the Company or any Subsidiary, any collective bargaining unit representing any group of employees of the Company or any Subsidiary, and any applicable government authority under the Worker Adjustment and Retraining Notification Act of 1988, as amended, the National Labor Relations Act, as amended, the Code, COBRA and other applicable law in connection with the transactions contemplated by this Agreement.

        5.9    Notice of Certain Matters.    The Company will notify Acquiror in writing promptly after learning of (i) any notice or other communication from any Person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any action, suit, arbitration, mediation, proceeding, claim or investigation by or before any Governmental Entity or arbitrator initiated by or against it or any of its Subsidiaries, or known by the Company or any Subsidiary to be threatened against Company or any of its Subsidiaries or any of their respective directors, officers, employees or stockholders in their capacity as such, or of any verbal or written correspondence from any Person asserting or implying a claim against the Company or with respect to any of its assets or properties (including Intellectual Property); (iv) any change, occurrence or event not in the ordinary course of its or any Subsidiary's business, of any change, occurrence or event which, individually or in the aggregate with any other changes, occurrences and events, could reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary or which is reasonably likely to cause any of the conditions to closing set forth in Article VI not to be satisfied; or (v) any claim, or any verbal or written inquiry by any Taxing Authority, regarding Taxes payable by the Company. The Company shall give prompt notice to Acquiror of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        5.10    Employees.    The Company shall cooperate and work with Acquiror to help Acquiror identify employees of the Company whom Acquiror may elect to offer continued employment with the Surviving Corporation or with Acquiror. With respect to any employee of the Company with respect to who Acquiror makes an offer of employment: (i) Acquiror and the Company shall confer and work together in good faith to determine appropriate employment terms, and (ii) the Company shall assist Acquiror with its efforts to enter into an offer letter and a Proprietary Information and Inventions Agreement and an Arbitration Agreement (with respect to the latter two agreements, in the forms attached as Exhibit C hereto) as soon as practicable after the date hereof and in any event prior to the

Closing Date. With respect to any employee of the Company with respect to whom Acquiror does not make an offer of employment, Acquiror and the Company shall confer and work together in good faith to develop appropriate severance arrangements, taking into account the Company's existing termination benefits (provided, however, that acceleration of vesting of Company Options shall not exceed the Permitted Acceleration, as defined in Section 1.9(a)). Notwithstanding any of the foregoing, Acquiror shall have no obligation to make an offer of employment to any employee of the Company. With respect to matters described in this Section 5.10, the Company will consult with Acquiror (and will consider in good faith the advice of Acquiror) prior to sending any notices or other communication materials to its employees.

        5.11    Issuance of Replacement Options and Certain Other Matters.

          (a)   At the Effective Time, each Company Option under the Company Option Plans that is held by a Continuing Employee that is unexpired, unexercised and outstanding immediately prior to the Effective Time, whether vested or unvested, shall terminate at the Effective Time, and in substitution therefor, and contingent upon Acquiror's receipt of a Benefits/Acceleration Waiver as provided pursuant to Section 5.13 hereof from such holder, Acquiror shall issue to the holder of each such unexpired and unexercised Company Option a Replacement Option on the terms and subject to the conditions set forth in this Agreement. Each Replacement Option shall have, and be subject to, the same terms and conditions (including, if applicable, the terms and conditions set forth in the Company Option Plans and the applicable stock option agreement) as are in effect immediately prior to the Effective Time with respect to the corresponding Company Option, except that (i) such Replacement Option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product (rounded down to the next whole number of shares of Acquiror Common Stock) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time and the Option Exchange Ratio, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such Replacement Option shall be equal to the quotient (rounded up to the next whole cent) obtained by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio. Neither the Merger nor any subsequent event shall accelerate the exercisability or vesting of any of the outstanding Company Options under the Company Option Plans that are held by Continuing Employees or the shares of Acquiror Common Stock which shall be subject to the corresponding Replacement Options issued in the Merger. Within 20 Business Days after the later of (i) Acquiror's receipt of the Spreadsheet (as defined in Section 5.12), (ii) the Closing Date and (iii) Acquiror's receipt of an executed Benefits/Acceleration Waiver from such Person, Acquiror shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Company Option under the Company Option Plans a document evidencing the foregoing issuance of a Replacement Option. Each other Company Option shall terminate at the Effective Time, and the holder of each such option shall be entitled to receive the Cash-Out Amount pursuant to Section 1.9(a)(iv) hereof.

          (b)   Following the Closing, Continuing Employees shall be eligible to participate in Acquiror's Employee Stock Purchase Plan in accordance with the terms of such plan.

          (c)   Within a reasonable period of time after the last Business Day of each month after the date hereof and on or about the date which is five Business Days prior to the expected date on which the Closing will occur, the Company shall, as and to the extent necessary, deliver to Acquiror a revised Schedule 2.13(i) which sets forth each Person who the Company reasonably believes is, with respect to the Company or any ERISA Affiliate, a "disqualified individual" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), as of the date such revised Schedule 2.13(i) is delivered to Acquiror.

        The Company shall use its reasonable best efforts to cause the delivery to Acquiror at or prior to the Closing of a true, correct and complete copy of each election statement under Section 83(b) of the Code filed by each Person who acquired unvested shares of Company Common Stock, together with evidence of timely filing of such election statement with the appropriate Internal Revenue Service Center, for filing by Acquiror with the appropriate Internal Revenue Service Center on each such holder's behalf after the Effective Time.

        5.12    Spreadsheet.    The Company shall prepare and deliver to Acquiror, at the Closing, a spreadsheet in a form to be supplied by Acquiror to the Company, which spreadsheet shall be dated as of the Closing Date and shall set forth, as of the Closing Date and immediately prior to the Effective Time, (i) all factual information relating to holders of Company Options reasonably requested by Acquiror and the Exchange Agent, including (A) the names of all holders of Company Options and their respective addresses, (B) the number of shares of Company Common Stock subject to Company Options held by such Persons, (C) the exercise price per share in effect for each Company Option immediately prior to the Effective Time, and (D) the vesting schedule with respect to each Company Option, (iii) with respect to each Continuing Employee holding Company Options, the number of shares of Acquiror Common Stock issuable upon exercise of the Replacement Options issued by Acquiror in substitution of such Company Options and the per share exercise price thereof, and (iv) with respect to each other holder of Company Options, the amount of cash payable by Acquiror to such holder, if any, pursuant to Section 1.9(a)(iv) hereof (such spreadsheet is referred to throughout as the "Spreadsheet"). A draft of the Spreadsheet shall be provided by the Company to Acquiror not later than five Business Days prior to the proposed date of the Company Stockholders Meeting.

        5.13    Benefits/Acceleration Waivers.    The Company shall cooperate with Acquiror and assist Acquiror in its efforts to obtain, prior to the Closing, a Benefits/Acceleration Waiver, in substantially the form attached hereto as Exhibit D, executed by each Continuing Employee, who might otherwise have, receive or have the right or entitlement to receive (i) any accelerated vesting of any Company Options or any unvested shares of Company Common Stock in connection with the Merger and/or the termination of employment or service with the Company or with Acquiror or any Subsidiary following the Merger and/or (ii) any severance payments or other benefits or payments in connection with the Merger and/or the termination of employment or service with the Company or with Acquiror or any Subsidiary following the Merger, pursuant to which each such Person shall agree to waive any and all right or entitlement to the accelerated vesting, payments and benefits referred to in clauses (i) and (ii).

        5.14    Termination of Benefit Plans.    Effective as of the day immediately preceding the Closing Date, the Company shall terminate any and all Company Employee Plans intended to include a Code Section 401(k) arrangement (unless Acquiror provides written notice to the Company that such 401(k) plans shall not be terminated). Unless Acquiror provides such written notice to the Company, no later than five Business Days prior to the Closing Date, the Company shall provide Acquiror with evidence that such Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company Board. The form and substance of such resolutions shall be subject to review and approval of Acquiror. The Company also shall take such other actions in furtherance of terminating such other Company Employee Plan(s) as Acquiror may reasonably require. In the event that termination of the Company's 401(k) Plan would reasonably be anticipated to trigger liquidation charges, surrender charges or other fees then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Acquiror no later than 10 Business Days prior to the Closing Date.

        5.15    Indemnification.    From and after the Effective Time, Acquiror will assume, and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under the Company's Certificate of Incorporation or Bylaws as in effect on the date hereof, in each case, subject to applicable law. From and after the Effective Time, such obligations shall be the joint and several obligations of Acquiror and the Surviving Corporation. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law. This Section 5.15 shall survive the consummation of the Merger, is intended to benefit each of the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and Acquiror, shall be enforceable by each Indemnified Party and his or her heirs and representatives, and may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party (provided that any amendment, alteration or repeal prior the Effective Time shall be governed by Section 7.4).

        5.16    Section 16 Matters.    Provided that the Company delivers to Acquiror the Section 16 Information (as defined below) in a timely fashion, Acquiror and the Company shall take all such steps as may be required (to the extent permitted under applicable law) to cause any disposition of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each Company Insider to be exempt under Rule 16b-3 promulgated under the Exchange Act. "Section 16 Information" shall mean information regarding the Company Insiders, the number of shares of Company Common Stock held by each such Company Insider and expected to be exchanged for cash in connection with the Merger, and the number and description of the Company Options held by each such Company Insider and expected to be converted into cash or Replacement Options, as applicable, in connection with the Merger. "Company Insiders" shall mean those individuals who are subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to the Company.

        5.17    Termination of Financing Statements.    The Company shall take all actions necessary such that UCC-2 or UCC-3 termination statements, as applicable, have been filed with respect to each of the UCC-1 financing statements filed in order to perfect security interests in assets of the Company that have not yet expired, including those filed by Silicon Valley Bank and Norstan Financial Services, Inc.

ARTICLE VI

CONDITIONS TO THE MERGER

        6.1    Conditions to Obligations of Each Party to Effect the Merger.    The respective obligations of each party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto (it being understood that each such condition is solely for the benefit of the parties hereto and may be waived in writing by their mutual agreement without notice, liability or obligation to any Person):

          (a)    Stockholder Approval.    The Company Stockholder Approvals shall have been obtained.

          (b)    No Injunctions or Restraints; Illegality.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any action have been taken by any Governmental Entity, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (c)    Governmental Approvals.    Acquiror, Sub and the Company and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, (i) all applicable waiting periods under the HSR Act and under any applicable foreign or other Antitrust Laws shall have expired or been terminated, and (ii) if the SEC shall have reviewed and/or provided comments on the Proxy Statement or any other filings related to (or necessary or appropriate to facilitate) the Merger, such comments and any related issues or matters with the SEC shall have been resolved.

        6.2    Additional Conditions to Obligations of the Company.    The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company (it being understood that each such condition is solely for the benefit of the Company and may be waived in writing by the Company in its sole discretion without notice, liability or obligation to any Person):

          (a)    Representations, Warranties and Covenants.    The representations and warranties of Acquiror in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror. Acquiror and Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Acquiror and Sub at or prior to the Closing.

          (b)    Receipt of Closing Deliveries.    The Company shall have received each of the agreements, instruments and other documents set forth in Section 1.4(a).

        6.3    Additional Conditions to the Obligations of Acquiror and Sub.    The obligations of Acquiror and Sub to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Acquiror (it being understood that each such condition is solely for the benefit of Acquiror and may be waived by Acquiror in its sole discretion without notice, liability or obligation to any Person):

          (a)    Representations, Warranties and Covenants.    The representations and warranties of the Company in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect or any similar standard or qualification, shall be true and correct on and as of the date hereof and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct would not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; provided, that this condition shall be deemed to have not been met if the Company's actual fully-diluted capitalization (including outstanding Company Common Stock, Company Options and any other securities of the Company on an as-converted to Company Common Stock basis) is greater than the Company's fully-diluted capitalization as represented and warranted by the Company in Section 2.2 by an amount that exceeds two percent (2%) of the fully-diluted capitalization as represented and warranted by the Company in Section 2.2. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

          (b)    Receipt of Closing Deliveries.    Acquiror shall have received each of the agreements, instruments and other documents set forth in Section 1.4(b).

          (c)    Injunctions or Restraints on Conduct of Business.    No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's ownership, conduct or operation of the business of the Company and/or any Subsidiary following the Effective Time shall be in effect. There shall not be pending or threatened any suit, action or proceeding brought by any Governmental Entity seeking any Divestiture.

          (d)    No Material Adverse Changes.    There shall not have occurred after the date hereof any change, event or condition that, individually or in the aggregate with any other changes, events and conditions, has resulted in, or that would reasonably be expected to result in, a Material Adverse Effect on the Company.

          (e)    Appraisal Rights.    The number of shares of Company Common Stock for which statutory rights of appraisal have not been withdrawn or terminated shall not exceed five percent (5%) of the total number of shares of Company Common Stock outstanding.

          (f)    Employees.    Each individual set forth on Schedule 6.3(f)-1, and no fewer than the percentages of Company employees specified in Schedule 6.3(f)-2 to whom Acquiror makes an offer of employment, shall have (i) accepted employment with Acquiror pursuant to the terms of the offer letter delivered to such person and executed such offer letter, which shall be in full force and effect, (ii) executed a Proprietary Information and Inventions Agreement and an Arbitration Agreement, in each case in the form attached hereto as Exhibit C, (iii)  executed a Benefits/Acceleration Waiver in the form attached hereto as Exhibit D, and (iv) continue to be employed by the Company or its Subsidiaries.

          (g)    Third-Party Consents.    Acquiror shall have received satisfactory evidence that the Company shall have obtained the consents and approvals listed on Schedule 6.3(g) and all such approvals and consents shall have been obtained on terms that are not reasonably likely to adversely affect Acquiror's ownership or operations of the businesses of Acquiror and the Company.

          (h)    Non-Competition Agreements.    Each of the non-competition agreements executed by stockholders of the Company and delivered to Acquiror concurrently with the signing of this Agreement shall continue to be in full force and effect.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        7.1    Termination.    At any time prior to the Effective Time, whether before or after the Company Stockholder Approvals have been obtained, this Agreement may be terminated and the Merger abandoned:

          (a)   by mutual written consent duly authorized by the Company Board and the Board of Directors (or a duly authorized committee thereof) of Acquiror;

          (b)   by either Acquiror or the Company, if the Closing shall not have occurred on or before April 30, 2004 or any other date that Acquiror and the Company may agree upon in writing (the "Termination Date"); provided, however, that the right to terminate this Agreement under this clause (b) of Section 7.1 shall not be available to any party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

          (c)   by either Acquiror or the Company, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d)   by either Acquiror or the Company, if the Company Stockholder Approvals shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain such Company Stockholder Approval is caused by (i) any action or failure to act of the Company that constitutes a breach of this Agreement, or (ii) a breach of the applicable Voting Agreement by any party thereto other than Acquiror;

          (e)   by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the condition set forth in Section 6.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in Acquiror's representations and warranties or breach by Acquiror is curable prior to the Termination Date by Acquiror, then the Company may not terminate this Agreement under this Section 7.1(e) for 15 days after delivery of written notice from the Company to Acquiror of such breach (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Acquiror is cured during such 15-day period, or if the Company shall have materially breached this Agreement);

          (f)    by Acquiror, either (i) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 6.3(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, or (ii) if a Material Adverse Effect on the Company shall have occurred; provided that if such inaccuracy in the Company's representations and warranties or breach by the Company, or Material Adverse Effect on the Company, is curable prior to the Termination Date by the Company, then Acquiror may not terminate this Agreement under this Section 7.1(f) for 15 days after delivery of written notice from Acquiror to the Company of such breach (it being understood that Acquiror may not terminate this Agreement pursuant to this paragraph (f) if such breach by the Company or Material Adverse Effect on the Company is cured during such 15-day period, or if Acquiror shall have materially breached this Agreement);

          (g)   by Acquiror (at any time prior to obtaining the Company Stockholder Approvals) if a Triggering Event (as defined below) shall have occurred; or

          (h)   by the Company, if (i) the Company Board withholds or withdraws its recommendation to the Company's stockholders in favor of approval and adoption of this Agreement and approval of the Merger, in response to a Superior Offer following strict compliance with all provisions and requirements of Sections 5.2 and 5.3 of this Agreement, and (ii) concurrently with the termination of this Agreement pursuant to this Section 7.1(h), the Company pays, and Acquiror receives, the payment required pursuant to Section 7.3(b) of this Agreement.

        For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Company Board or any committee thereof shall for any reason have withheld, withdrawn, amended or modified in a manner adverse to Acquiror its recommendation to the Company's stockholders in favor of approval and adoption of this Agreement and approval of the Merger; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Company Board to the Company's stockholders in favor of approval and adoption of this Agreement and approval of the Merger; (iii) the Company Board fails to reaffirm its recommendation to the Company's stockholders in favor of approval and adoption of this Agreement and approval of the Merger within 10 Business Days after Acquiror requests in writing that such recommendation be reaffirmed; (iv) the Company Board or any committee thereof shall have approved or publicly recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or other Contract accepting any Acquisition Proposal; (vi) the Company shall have materially breached any of the provisions of Sections 5.2 or 5.3; or (vii) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with Acquiror, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 Business Days after such tender or exchange offer is first published sent or given, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

        7.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or the Company or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from a willful breach by a party hereto of any of its representations, warranties or covenants contained herein; provided, however, that (i) the provisions of Section 5.5(a) (Confidentiality), this Section 7.2 (Effect of Termination), Section 7.3 (Expenses and Termination Fees) and Article VIII (General Provisions) shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from liability in connection with any breach of any of such party's representations, warranties, covenants or agreements contained herein.

        7.3    Expenses and Termination Fees.

          (a)    General.    Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Acquiror and the Company shall share equally (i) all SEC filing fees with respect to the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto and (ii) the filing fee(s) for filings made pursuant to Antitrust Laws.

          (b)    Company Payment.    In the event that this Agreement is terminated (i) pursuant to either Section 7.1(g) or Section 7.1(h), or (ii) as a result of the failure of the Company to obtain the Company Stockholder Approvals if (A) prior to such termination, an Acquisition Proposal with respect to the Company was publicly disclosed and (B) within 12 months following the termination of this Agreement, either an Acquisition (as defined in Section 7.3(d)) with respect to the Company is consummated, or the Company enters into a Contract providing for an Acquisition, then the Company shall pay to Parent a fee equal to $3,400,000 in immediately available funds promptly but in no event later than: two Business Days after the date of such termination, if terminated pursuant to Section 7.1(g); concurrently with such termination, if terminated pursuant to Section 7.1(h); or two Business Days after the earlier of the entry into such Contract providing for an Acquisition or the consummation of such Acquisition, if terminated pursuant to clause (ii) above.

          (c)   The Company acknowledges that (i) the agreement contained in Section 7.3(b) is an integral part of the transactions contemplated by this Agreement, (ii) the amount of, and the basis for payment of, the termination fee described therein is reasonable and appropriate in all respects, and (iii) without this agreement, Acquiror would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the termination fee due pursuant to Section 7.3(b), and, in order to obtain such payment, Acquiror makes a claim that results in a judgment for the amounts set forth in Section 7.3(b), the Company shall pay to Acquiror its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount set forth in Section 7.3(b) at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made hereunder. Payment of the fee described in Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

          (d)   For the purposes of this Agreement, an "Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereto, (ii) a sale or other disposition by the Company or its Subsidiaries of assets (in a transaction or series of transactions) representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any Person or Group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of Company Common Stock.

        7.4    Amendment.    Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Stockholder Approvals have been obtained; provided, after the Company Stockholder Approvals have been obtained, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange or the Nasdaq Stock Market requires further approval by such stockholders without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Acquiror, Sub and the Company.

        7.5    Extension; Waiver.    At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, except that Acquiror may not extend for the benefit of Sub and vice versa, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The agreement of Acquiror to any extension or waiver shall be deemed to be the agreement of Sub to such extension or waiver. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

        8.1    Non-Survival of Representations and Warranties.    If the Merger is consummated, the representations and warranties of the Company and Acquiror contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall expire and be of no further force or effect as of the Effective Time, and only such covenants and agreements of the Company in this Agreement and the other agreements, certificates and documents contemplated hereby that by their terms survive the Effective Time shall survive the Effective Time.

        8.2    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or

(ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

      (i)
      if to Acquiror, to:
      Cisco Systems, Inc.
      170 West Tasman Drive
      San Jose, CA 95134-1706
      Attention: General Counsel
      Facsimile No.: (408) 525-4757
      Telephone No.: (408) 526-4000

      with a copy (which shall not constitute notice) to:

      Fenwick & West LLP
      275 Battery Street
      San Francisco, CA 94111
      Attention: Douglas N. Cogen
      Facsimile No.: (415) 281-1350
      Telephone No.: (415) 875-2300

      (ii)
      if to the Company, to:

      Latitude Communications, Inc.
      2121 Tasman Drive
      Santa Clara, CA 95054
      Attn: Chief Executive Officer
      Facsimile No.: (408) 988-6454
      Telephone No.: (408) 988-7200

      with a copy (which shall not constitute notice) to:

      Heller Ehrman White & McAuliffe LLP
      2775 Sand Hill Road
      Menlo Park, CA 94025
      Attention: Mark A. Medearis
      Steven Tonsfeldt
      Facsimile No.: (650) 324-0638
      Telephone No.: (650) 854-4488

        8.3    Interpretation.

          (a)   When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. When a reference is made to a Schedule, such reference shall be to a Schedule to the Company Disclosure Letter. Where a reference is made to a law, such reference is to such law as amended. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b)   The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "provided to," "furnished to," and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete paper copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender;

  (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms "hereof," "herein," "hereunder" and derivative or similar words refer to this entire Agreement.

          (c)   In this Agreement, "knowledge" means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter after reasonable inquiry of (a) an individual, if used in reference to an individual or (b) with respect to any Person that is not an individual, the officers, directors and legal or financial personnel of such Person (and, with respect to Section 2.10 (Intellectual Property), the persons engaged in technology development activity for the Company) (the persons specified in clause (b) are collectively referred to herein as the "Entity Representatives"). Any such individual or Entity Representative will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (a) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including electronic mails sent to or by such individual or Entity Representative) in, or that have been in, the possession of such individual or Entity Representative, including his or her personal files, (b) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of such Person that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual or Entity Representative in the customary performance of such duties and responsibilities, or (c) such knowledge could be obtained from reasonable inquiry of the persons employed by such Person charged with administrative or operational responsibility for such matters for such Person.

          (d)   The two percent (2%) threshold established by the parties with respect to the Company's capitalization in Section 6.3(a) hereof shall not, in and of itself, constitute an economic benchmark for determining whether any Effect shall be deemed to be material in relation to the Company and its business or shall be deemed to constitute a Material Adverse Effect on the Company. In addition, so long as the condition to Closing set forth in Section 6.3(f) is satisfied, any Effect that results from employee attrition experienced by the Company resulting from the announcement of the execution of this Agreement and the transactions contemplated hereby shall not, in and of itself, constitute a Material Adverse Effect on the Company.

        8.4    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

        8.5    Entire Agreement; Parties in Interest.    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, the Schedules, including the Company Disclosure Letter, (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement, in accordance with its terms, and (ii) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly set forth in Section 5.15.

        8.6    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Acquiror may assign this Agreement to any direct or indirect wholly owned subsidiary of Acquiror without the prior consent of the Company; provided, however, that Acquiror shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

        8.7    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use their reasonable best efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.8    Remedies Cumulative; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.9    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to such state's principles of conflicts of law; provided, however, that issues involving the consummation and effects of the Merger shall be governed by Delaware Law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the County of Santa Clara in the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in Santa Clara County, California.

        8.10    Rules of Construction.    The parties hereto have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement and each Exhibit attached hereto, the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

        8.11    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signature Page Follows]

        IN WITNESS WHEREOF, Acquiror, Sub and the Company have caused this Agreement and Plan of Merger to be executed and delivered by their respective officers thereunto duly authorized.

CISCO SYSTEMS, INC.
By:	/s/ DANIEL SCHEINMAN
Name: Daniel Scheinman Title: Senior Vice President, Corporate Development
LOS ANGELES ACQUISITION CORP.
By:	/s/ DANIEL SCHEINMAN
Name: Daniel Scheinman Title: Chief Executive Officer and President
LATITUDE COMMUNICATIONS, INC.
By:	/s/ RICK M. MCCONNELL
Name: Rick M. McConnell Title: President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

ANNEX B

FORM OF COMPANY VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is entered into as of November 11, 2003, by and between Cisco Systems, Inc., a California corporation ("Acquiror"), and the undersigned stockholder ("Stockholder") of Latitude Communications, Inc., a Delaware corporation (the "Company"). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

RECITALS

        A. The execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Acquiror to enter into that certain Agreement and Plan of Merger, dated as of November 11, 2003 (the "Merger Agreement"), by and among Acquiror, Los Angeles Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub") and the Company, pursuant to which Sub will merge with and into the Company (the "Merger"), and the Company will survive the Merger and become a wholly-owned subsidiary of Acquiror.

        B. Stockholder understands and acknowledges that the Company and Acquiror are entitled to rely on (i) the truth and accuracy of Stockholder's representations contained herein and (ii) Stockholder's performance of the obligations set forth herein.

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in the Merger Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Restrictions on Shares.

          (a)   Stockholder shall not, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or Encumber the Shares (as such term is defined in Section 4) or any New Shares (as such term is defined in Section 1(d) below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; provided, however, that nothing contained herein will be deemed to restrict the ability of Stockholder to exercise, prior to the Expiration Date, any Company Options held by Stockholder. As used herein, the term "Expiration Date" shall mean the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms.

          (b)   Except pursuant to the terms of this Agreement, Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement with respect to any of the Shares.

          (c)   Stockholder shall not, directly or indirectly, take any action that would make any representation or warranty contained herein untrue or incorrect or have the effect of impairing the ability of Stockholder to perform its obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

          (d)   Any shares of Company Common Stock or other securities of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including pursuant to the exercise of options to purchase Shares (collectively, the "New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

        2.    Agreement to Vote Shares.    Prior to the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written resolution or consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval of the Merger, the Merger Agreement and the Certificate of Merger and any matter that could reasonably be expected to facilitate the Merger and against any Acquisition Proposal (as such term is defined in Section 5.3(a) of the Merger Agreement) and any other matter that might reasonably be expected to impede, delay or materially and adversely affect the Merger, any of the transactions contemplated by the Merger Agreement. No agreement to vote or provide a written consent is hereby made with respect to any matter not enumerated above.

        3.    Irrevocable Proxy.    Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Acquiror a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), which proxy is coupled with an interest, and, until the Expiration Date, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of the Company or action or approval by written resolution or consent of stockholders of the Company with respect to the matters contemplated by Section 2 covering the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent. No proxy is hereby given with respect to any matters other than those enumerated in Section 2. Upon the execution of this Agreement by Stockholder, (i) Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by Section 2 and (ii) Stockholder shall not grant any subsequent proxies with respect to such subject matter until after the Expiration Date.

        4.    Representations, Warranties and Covenants of Stockholder.    Stockholder hereby represents, warrants and covenants to Acquiror as follows:

          (a)   Stockholder is the beneficial or record owner of, or exercises voting power over, that number of shares of Company Common Stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the "Shares"). The Shares constitute Stockholder's entire interest in the outstanding shares of Company Common Stock. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Stockholder is a partnership, the rights and interest of persons and entities that own partnership interests in Stockholder under the partnership agreement governing Stockholder and applicable partnership law). The Shares are and will be at all times up until the Expiration Date free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Stockholder's voting rights, charges and other encumbrances of any nature that would adversely affect the Merger or the exercise or fulfillment of the rights and obligations of the Company and the parties to this Agreement. Stockholder's principal residence or place of business is set forth on the signature page hereto.

          (b)   Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Acquiror, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          (c)   The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach or violation of or default (with or without notice or lapse of time or both) under, or require notice to or the consent of any person under, any agreement, law, rule, regulation, judgment, order or decree by which Stockholder is bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger and the transactions contemplated by the Merger Agreement and this Agreement or otherwise prevent or delay Stockholder from performing his, her or its obligations under this Agreement.

          (d)   Until the Expiration Date, Stockholder, in its capacity as a stockholder of the Company, shall not, and shall not authorize, encourage or permit any person or entity on Stockholder's behalf to, directly or indirectly, take any action that would, or could reasonably be expected to result in the violation by the Company of Section 5.3 of the Merger Agreement. No action or failure to take action by Stockholder in Stockholder's capacity as an officer or director of the Company shall be deemed to be an action taken by Stockholder in his or her capacity as a stockholder of the Company, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder solely in his or her capacity as an officer or director of the Company in exercising his or her rights or obligations under the Merger Agreement or applicable law.

        5.    Acknowledgement of Section 83(b) Filings.    Except as otherwise disclosed to Acquiror in writing, Stockholder has filed on a timely basis with the appropriate Internal Revenue Service Center an election under Section 83(b) of the Code with respect to any restricted stock awards or other restricted property Stockholder has received from the Company and/or any of its affiliates so that Stockholder shall not recognize any taxable income under Section 83 of the Code solely as a result of such restricted stock or other restricted property becoming vested or transferable.

        6.    Consent and Waiver; Termination of Existing Agreements.    Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which Stockholder is a party or subject or in respect of any rights Stockholder may have in connection with the Merger or the other transactions provided for in the Merger Agreement (whether such rights exist under the certificate of incorporation or bylaws of the Company, any Contract to which the Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise) other than waivers of any rights expressly provided for in the Merger Agreement or this Agreement. Without limiting the generality or effect of the foregoing, Stockholder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions provided for in the Merger Agreement, or to seek damages or other legal or equitable relief in connection therewith. From and after the Effective Time, Stockholder's right to receive cash on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Stockholder's sole and exclusive right against the Company and/or Acquiror in respect of Stockholder's ownership of the Shares or status as a stockholder of the Company or any agreement or instrument with the Company pertaining to the Shares or Stockholder's status as a stockholder of the Company.

        7.    Confidentiality.    Stockholder shall hold any information regarding this Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until the Acquiror has publicly disclosed the Merger. Neither the Stockholder, nor any of its affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated thereby without the prior written consent of the Acquiror, except as may be required by law or by any listing agreement with, or the policies of, the Nasdaq Stock Market or an applicable national securities exchange in which circumstance such announcing party shall make reasonable efforts to consult with the Acquiror to the extent practicable.

        8.    Appraisal Rights.    Stockholder agrees not to exercise any rights of appraisal or any dissenters' rights that Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with the Merger.

        9.    Miscellaneous.

          (a)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

      (i)
      if to Acquiror, to:

        Cisco Systems, Inc.
        170 West Tasman Drive
        San Jose, CA 95134-1706
        Attention: General Counsel
        Facsimile No.: (408) 525-4757
        Telephone No.: (408) 526-4000

        with a copy (which shall not constitute notice) to:

        Fenwick & West LLP
        275 Battery Street
        San Francisco, CA 94111
        Attention: Douglas N. Cogen
        Facsimile No.: (415) 281-1350
        Telephone No.:(415) 875-2300

      (ii)
      if to Stockholder, to the address set forth for the Stockholder on the signature page hereof.

          (b)    Interpretation.    When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or an Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written.

          (c)    Specific Performance; Injunctive Relief.    The parties hereto acknowledge that Acquiror will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquiror upon any such violation of this Agreement or the Proxy, Acquiror shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Acquiror at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

          (d)    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

          (e)    Entire Agreement; Nonassignability; Parties in Interest.    This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholder without the prior written consent of Acquiror, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Acquiror hereunder, may be assigned or delegated in whole or in part by Acquiror to any affiliate of Acquiror without the consent of or any action by Stockholder upon notice by Acquiror to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including, without limitation, any person to whom any Shares are sold, transferred or assigned).

          (f)    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          (g)    Remedies Cumulative.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

          (h)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of California without reference to such state's principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          (i)    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

          (j)    Additional Documents, Etc.    Stockholder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquiror, to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Stockholder hereunder, Stockholder hereby authorizes Acquiror to deliver a copy of this Agreement to the Company and hereby agrees that each of the Company and Acquiror may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Stockholder referred to in Section 6, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant.

          (k)    Termination.    This Agreement shall terminate and shall have not further force or effect as of the Expiration Date, provided, that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

          (l)    Legal Counsel.    Stockholder acknowledges that counsel to the Company has represented the Company in connection with the Merger Agreement and the transactions contemplated thereby, and further acknowledges and agrees as follows: (i) counsel to the Company is not representing the interests of Stockholder, and Stockholder is not relying on counsel to the Company in determining whether to enter into this Agreement; and (ii) Stockholder has been advised to seek independent counsel, to the extent Stockholder deems it appropriate, to protect Stockholder's interests in connection herewith and therewith.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

CISCO SYSTEMS, INC.
By:
Name:
Title:
STOCKHOLDER:
(Print Name of Stockholder)
(Signature)
(Print name and title if signing on behalf of an entity)
(Print Address)
(Print Address)
(Print Telephone Number)
(Social Security or Tax I.D. Number)
Shares beneficially owned on the date hereof:
shares of Common Stock

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY
TO VOTE STOCK OF
LATITUDE COMMUNICATIONS, INC.

        The undersigned stockholder of Latitude Communications, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by applicable law) appoints the members of the Board of Directors of Cisco Systems, Inc., a California corporation ("Acquiror"), and each of them, or any other designee of Acquiror, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest, including, but not limited to, that certain Voting Agreement dated as of even date herewith by and between Acquiror and the undersigned, and is granted in consideration of Acquiror entering into that certain Agreement and Plan of Merger, dated as of November 11, 2003, by and among Acquiror, Los Angeles Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub") and the Company (the "Merger Agreement"), pursuant to which Sub will merge with and into the Company (the "Merger"), and the Company will survive the Merger and become a wholly-owned subsidiary of Acquiror. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement in accordance with its terms.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: (i) in favor of approval of the Merger, the Merger Agreement and the Certificate of Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against any Acquisition Proposal (as such term is defined in Section 5.3(a) of the Merger Agreement) and any other matter that might reasonably be expected to impede, delay or materially and adversely affect the Merger, any of the transactions contemplated by the Merger Agreement.

        The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

        All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

        This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Acquiror. This

Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated:	, 2003
(Print Name of Stockholder)
(Signature of Stockholder)
(Print name and title if signing on behalf of an entity)
Shares beneficially owned on the date hereof:
shares of Common Stock

[SIGNATURE PAGE TO IRREVOCABLE PROXY]

Annex C

November 11, 2003

Board of Directors
Latitude Communications, Inc.
2121 Tasman Drive
Santa Clara, CA 95054

Members of the Board:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.001 per share ("Company Common Stock"), of Latitude Communications, Inc. (the "Company"), of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, dated as of November 11, 2003 (the "Merger Agreement"), by and among Cisco Systems, Inc. (the "Acquiror"), Los Angeles Acquisition Corp., a wholly owned subsidiary of the Acquiror ("Merger Sub"), and the Company. The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with the Company pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding share of Company Common Stock will be converted into the right to receive $3.95 per share in cash (the "Consideration").

        In arriving at our opinion, we have reviewed the Merger Agreement, as well as certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including financial forecasts, provided by or discussed with the Company, and have met with the management of the Company to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts for the Company that we have reviewed, we have been advised, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We also have assumed, with your consent, that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations of appraisals. Our opinion is necessarily based upon information made available to us as of the date hereof, and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.

        We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. We and our affiliates have in the past provided, and may in the future provide, financial and investment banking services to the Company and the Acquiror unrelated to the Merger for which we have received, and expect to receive, compensation.

C-1

In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both the Company and the Acquiror for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock in the Merger is fair to such holders, from a financial point of view.

Very truly yours,
CREDIT SUISSE FIRST BOSTON LLC
Title: Managing Director

C-2

Annex D

DELAWARE GENERAL CORPORATION LAW

SECTION 262

  §262. Appraisal Rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of §251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to §228 or §253 of this title, then, either constituent corporation, before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall also be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they asserted to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 82, L. '01, eff. 7-1-01.)

QuickLinks

SPECIAL MEETING OF STOCKHOLDERS
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS To Be Held on January , 2004
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
MARKET PRICE AND DIVIDEND DATA
THE SPECIAL MEETING
THE COMPANIES
PROPOSAL NO. 1—ACQUISITION OF LATITUDE BY CISCO
THE MERGER
THE MERGER AGREEMENT AND THE VOTING AGREEMENT
PROPOSAL NO. 2—ADJOURNMENT OF THE SPECIAL MEETING
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
  Annex A
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I THE MERGER
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB
ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS TO THE MERGER
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII GENERAL PROVISIONS
  ANNEX B
FORM OF COMPANY VOTING AGREEMENT
RECITALS
EXHIBIT A IRREVOCABLE PROXY TO VOTE STOCK OF LATITUDE COMMUNICATIONS, INC.
  Annex C
  Annex D
DELAWARE GENERAL CORPORATION LAW SECTION 262